As filed with the U.S. Securities and Exchange Commission on November 21, 2024.

Registration No. 333-281593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

AMENDMENT NO. 4

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

FACT II Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

14 Wall Street, 20th Floor
New York, NY 10005
United States of America
Telephone: +1 (212) 618-1798
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

_____________________________________

Adam Gishen
Chief Executive Officer
14 Wall Street, 20th Floor
New York, NY 10005
United States of America
Telephone: +1 (212) 618-1798
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

_____________________________________

Copies to:

Brandon J. Bortner, Esq. Amir A. Heyat, Esq. Paul Hastings LLP 2050 M Street NW, Washington, DC 20036 +1 (202) 551-1700	Alan I. Annex, Esq. Jason T. Simon, Esq. Tricia Branker, Esq. Adam S. Namoury, Esq. Greenberg Traurig, P.A. 333 SE 2nd Avenue, Suite 4400 Miami, FL 33131 +1 (305) 579-0500

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2024

PROSPECTUS

$175,000,000

FACT II Acquisition Corp.

17,500,000 Units

FACT II Acquisition Corp. is a blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search on high potential businesses.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals (as defined below)), divided by the number of then issued and outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. Except for franchise taxes and income taxes, the proceeds placed in the trust account and the interest earned thereon shall not be used to pay for possible excise tax or any other fees or taxes that may be levied on our company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 (“IRA”) on any redemptions or stock buybacks by our company. Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. In addition, our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001. If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period (as defined below), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein. For more information, see “Proposed Business — Redemption of Public Shares and Liquidation if No Initial Business Combination.”

Prior to this offering, there has been no public market for our units, Class A ordinary shares or public warrants. We have applied to list our units on The Nasdaq Global Market (“Nasdaq”) under the symbol “FACTU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A ordinary shares and public warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Cohen & Company Capital Markets, a division of J.V.B. Financial

Group, LLC (“CCM”), and Seaport Global Securities LLC (“Seaport”), the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the units begin separate trading, we expect that the Class A ordinary shares, units, and public warrants will be listed on Nasdaq under the symbols “FACT”, “FACTU”, and “FACTW”, respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 46. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
Per Unit	$10.00	$0.60	$9.40
Total	$175,000,000	$10,500,000	$164,500,000

____________

(1)      Including (A) $0.20 per unit sold in the offering, or $3,500,000 in the aggregate (or $4,025,000 if the overallotment option is exercised in full), is payable upon the closing of this offering, of which (i) $0.10 per unit, other than any units sold in connection with the over-allotment option, will be paid to the underwriters in cash, and (ii) $0.10 per unit, or $0.20 per unit sold in connection with the over-allotment option, will be used by the underwriters to purchase private placement units; and (B) up to $0.40 per unit sold in the offering, or up to $7,000,000 in the aggregate (or up to $8,050,000 if the overallotment option is exercised in full) is payable to the underwriters in this offering based on the percentage of funds remaining in the trust account after redemptions of public shares, for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriters only upon the completion of an initial business combination. See “Underwriting” for additional information regarding underwriting compensation.

Of the proceeds we receive from this offering and the sale of the private placement units and restricted Class A shares described in this prospectus, $175,875,000 or $202,256,250 if the underwriters’ over-allotment option is exercised in full ($10.05 per unit), will be deposited into a U.S.-based trust account maintained with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes, if any (the “permitted withdrawals”), the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any extended time that we have to consummate a business combination beyond 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) as a result of a shareholder vote to amend our amended and restated memorandum and articles of association (an “Extension Period”), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. Please see “Proposed Business — Redemption of Public Shares and Liquidation if No Initial Business Combination” for more information.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about            , 2024.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities. We are not licensed to conduct investment business in the Cayman Islands by the Cayman Islands Monetary Authority and this prospectus does not constitute an offer to members of the public of our units, whether by way of sale or subscription, in the Cayman Islands. Our units have not been offered or sold, will not be offered or sold and no invitation to subscribe for our units will be made, directly or indirectly, to members of the public in the Cayman Islands.

On June 19, 2024, FACT II Acquisition Parent LLC, a Cayman Islands limited liability company (which we refer to as our “sponsor” or the “FACT Sponsor” throughout this prospectus), formed FACT II Acquisition LLC, a Cayman Islands limited liability company (which we refer to throughout this prospectus as “Sponsor HoldCo”), through which our sponsor (i) holds its founder shares (as defined below) and (ii) will commit to purchase private placement units, as further described below.

Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A ordinary shares, par value $0.0001 per share, of our company, which shares would vest only upon the consummation of the initial business combination (each, a “restricted Class A share”, such restricted shares collectively, the “restricted Class A shares”, the restricted Class A shares together with the private placement units collectively, the “private placement securities”, and two restricted Class A shares together with a private placement unit, each a “private placement security”), at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price.

CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Certain investors (none of which are affiliated with any member of our management, our sponsor or any other investor, except for Robert Rackind, our Executive Chairman, who has expressed an interest to commit $50,000), which we refer to as the “non-managing HoldCo investors” throughout this prospectus, have expressed to us an interest in purchasing (A) up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering, reflecting the issuance of restricted Class A shares at no additional price; of such aggregate amount, expressions of interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, of 260,000 private placement units (at an aggregate price of $2,600,000) were from investors identified by, and from among the extensive professional network of, our leadership team and the team members of our sponsor. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to sell and transfer to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor to our company in connection with the initial business combination.

We refer collectively to the aforementioned units throughout this prospectus as the “private placement units.” The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus; each private placement unit consists of one private Class A ordinary share and one-half of one private placement warrant. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. The private placement units shall be subject to the transfer restrictions as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”.

The interests of the members of Sponsor HoldCo are denominated in three classes of membership interest units: (i) class A membership units representing interests in the founder shares, (ii) class B membership units that will represent an interest in the private placement units, and (iii) class C membership units that will represent an interest in the restricted Class A shares. The class B membership units are further subdivided into two series: (i) class B-1 membership units that will represent an interest in the private placement units and which will be subject to forfeiture and amendment, and (ii) class B-2 membership units that will represent an interest in the private placement units and which will not be subject to forfeiture and amendment. Our sponsor, as managing member, will hold membership units representing its proportional interest in the founder shares. Any non-managing HoldCo investor that may join Sponsor HoldCo concurrently with this offering will hold membership units representing their proportional interest in the founder shares and private placement units, and certain members of Sponsor HoldCo will also hold membership units representing their proportional interest in the restricted Class A shares. While the non-managing HoldCo investors would have an interest in our completion of an initial business combination, pursuant to an agreement of all members of Sponsor HoldCo, the management and control of Sponsor HoldCo is vested exclusively to the sponsor, as the managing member of Sponsor HoldCo, without any voting, veto, consent or other participation rights by any non-managing HoldCo investors regardless of their unit ownership. All matters submitted to a vote by the sponsor as the managing member of Sponsor HoldCo will require the affirmative vote of 51.0% of the class A membership units held only by the sponsor, without regard to any membership interests held by any non-managing HoldCo investors. As a result of this management structure, non-managing HoldCo investors will have no right to control Sponsor HoldCo, or participate in any decision regarding the disposal of any security held by Sponsor HoldCo, or otherwise.

Seven non-managing HoldCo investors have expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering at the offering price (assuming the exercise in full of the underwriters’ over-allotment option). While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. Units sold in this offering purchased by the non-managing HoldCo investors would not be subject to contractual lock-up limitations. There can be no assurance regarding whether the non-managing HoldCo investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing HoldCo investors will retain, if any, prior to or upon the consummation of our initial business combination. Non-managing HoldCo investors may determine to purchase any number, including above 9.9% (subject to satisfying the applicable Nasdaq listing requirements), or no units in this offering. In addition, the underwriters have full discretion to allocate the units to investors and may determine to sell a different number or no units to the non-managing HoldCo investors, including above 9.9% (subject to satisfying the applicable Nasdaq listing requirements) or none at all. If a majority of the units sold in this offering is purchased by the non-managing HoldCo investors then it may have a material impact on other public shareholders given the potential conflict of interest for the non-managing HoldCo investors. Please see the sections titled “Summary — The Offering — Conflicts of interest”, “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team”, “Proposed Business — Sourcing of Potential Business Combination Targets”, and “Management — Conflicts of Interest” for more information. The underwriters will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing HoldCo investors, if any, as it will on the other units sold to the public in this offering. In addition, none of the non-managing HoldCo investors has any obligation to vote any of its public shares in favor of our initial business combination. For a discussion of certain additional arrangements with the non-managing HoldCo investors, see “Summary — The Offering — Non-Managing HoldCo Investors.” In the event that the non-managing HoldCo investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing HoldCo investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing HoldCo investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing HoldCo investors will vote on any business combination.

Sponsor HoldCo and our three independent director nominees, who we refer to as our independent directors, and our Executive Chairman who will hold our founder shares prior to this offering (which we collectively refer to as our “initial shareholders” as further described herein) currently hold 6,708,333 Class B ordinary shares (which we refer to as “founder shares” as further described herein), up to 875,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering (not including (i) any Class A ordinary shares, whether or not subject to vesting or other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). Prior to our initial business combination, holders of the Class B ordinary shares will have the right to vote to appoint all of our directors and may remove members of the board of directors for any reason. On any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, with each share entitling the holder to one vote. In a vote to transfer our company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our Sponsor will be able to approve any such proposal without the vote of any other shareholder. Please see “Summary — Our Sponsor”, “Summary — The Offering — Founder shares”, “Summary — The Offering — Transfer restrictions on founder shares”, “Summary — The Offering — Founder shares conversion and anti-dilution rights” and “Summary — The Offering — Appointment of directors; Voting rights” and “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team — The nominal purchase price paid by Sponsor HoldCo and certain of our independent directors for the founder shares and the vesting of the restricted Class A shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination”, “— Risks Relating to our Securities — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks”, “— Our initial shareholders paid an aggregate of $25,000, or approximately $0.0037 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares” and “— Unlike some other similarly structured blank check companies, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares” for more information.

Because Sponsor HoldCo acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the section titled “Risk Factors — Risks Relating to Our Securities — The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share,” “— Risks Relating to our Securities — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks”, “— Our initial shareholders paid an aggregate of $25,000, or approximately $0.0037 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares” and “— Unlike some other similarly structured blank check companies, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares” for more information.

The following table illustrates the difference between the public offering price and our net tangible book value (NTBV), as adjusted to give effect to this offering and to redemptions of our public shares at varying levels, assuming the full exercise and no exercise of the over-allotment option. The following table gives effect to the limitation under our amended and restated memorandum and articles of association that will prohibit redemptions in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001. See the section titled “Dilution” for more information.

As of July 12, 2024
Offering Price of $10.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.02	$6.40	$3.60	$5.46	$4.54	$3.86	$6.14	$0.56	$9.44
Assuming No Exercise of Over-Allotment Option
$7.00	$6.38	$3.62	$5.44	$4.56	$3.86	$6.14	$0.63	$9.37

Our sponsor, members of our management team and our independent directors will directly or indirectly own our ordinary shares and warrants to purchase our ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares were purchased at a purchase price of approximately $0.0037 per share (for an aggregate of $25,000), the holders of our founder shares (including certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Upon consummation of this offering, we may repay any loans made to us by our sponsor, if any, to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. Additionally, we may reimburse our sponsor and Sponsor HoldCo for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

As described herein, (a) our sponsor is expected to commit to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (b) our sponsor is expected to commit to purchase, through Sponsor Holdco, an aggregate of (i) 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security

($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering. Further, Sponsor HoldCo has purchased 6,708,333 founder shares for an aggregate purchase price of $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs (of which an aggregate of 220,000 founder shares were subsequently transferred to our independent directors and Executive Chairman). In addition, we may reimburse our sponsor and Sponsor HoldCo for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. See “Summary — The Offering” and “Proposed Business — Our Sponsor” for more information regarding the compensation to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Lead Book-Running Manager

Cohen & Company Capital Markets

Joint Book Runner

Seaport Global Securities

, 2024

Until         , 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” starting on page 46 and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “amended and restated memorandum and articles of association” are to our amended and restated articles of association to be in effect upon completion of this offering;

•        “CCM” are to Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, a representative of the underwriters in this offering;

•        “non-managing HoldCo investors” means certain investors (none of which are affiliated with any member of our management, our sponsor or any other investor, except for Robert Rackind, our Executive Chairman) that (A) have expressed an interest to purchase up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) have expressed an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares, which shares would vest only upon the consummation of the initial business combination, at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price; subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors at the closing of this offering reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering;

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “directors” are to our directors named in this prospectus;

•        “founder shares” are to our Class B ordinary shares initially purchased by Sponsor Holdco, a portion of which were transferred to our three independent directors and our Executive Chairman prior to the effectiveness of the registration statement of which this prospectus forms a part, and our Class A ordinary shares that will be issued upon conversion thereof as provided herein;

•        “initial shareholders” are to Sponsor Holdco and the three independent directors and our Executive Chairman who will hold our founder shares prior to this offering;

•        “letter agreement” refer to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” are to our directors and officers;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “permitted withdrawals” means amounts withdrawn from the trust account to pay our franchise and income tax obligations, provided that permitted withdrawals can only be made from interest earned and not from the principal held in the trust account;

•        “private placement securities” are to the private placement units and the restricted class A shares, collectively;

•        “private placement shares” are to the Class A ordinary shares sold as part of the private placement units;

•        “private placement units” are to the units issued to Sponsor HoldCo, CCM and Seaport in private placements simultaneously with the closing of this offering, which private placement units are identical to the units sold in this offering, subject to certain limited exceptions described in this prospectus;

•        “private placement warrants” are to the warrants sold as part of the private placement units;

•        “public shareholders” are to the holders of our public shares, including Sponsor HoldCo, our sponsor, any non-managing HoldCo investors, directors and officers to the extent such persons purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

•        “public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “restricted Class A shares” are to 325,000 class A ordinary shares, par value $0.0001 per share, which would vest only upon the consummation of our initial business combination;

•        “Seaport” are to Seaport Global Securities LLC, a representative of the underwriters in this offering;

•        “Senior Advisor” are to Rachelle du Rocher, a senior advisor of our company;

•        “sponsor” and “FACT Sponsor” are to FACT II Acquisition Parent LLC, a Cayman Islands limited liability company;

•        “Sponsor HoldCo” are to FACT II Acquisition LLC, a Cayman Islands limited liability company, formed by our sponsor on June 19, 2024, which directly holds (i) all of the founder shares (other than the founder shares held by our three independent directors and our Executive Chairman) and (ii) upon consummation of the private placement that will close simultaneously with the closing of this offering, 422,500 private placement units and 325,000 restricted Class A shares;

•        “warrants” are, collectively, to the public warrants and the private placement warrants;

•        “warrant agreement” are, together, to our warrant agreement governing the warrants;

•        “we,” “us,” “our,” “Company” or our “company” are to FACT II Acquisition Corp., a Cayman Islands exempted company.

•        “$,” “US$” and “U.S. dollar” each refer to the United States dollar; and

•        “£” and “British pound” each refer to British pound sterling.

All references in this prospectus to shares of our company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. All references to the conversion of our Class B ordinary shares shall take effect as a redemption of such Class B ordinary shares and issuance of the corresponding Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus shall take effect as share capitalizations as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and assumes the forfeiture by Sponsor HoldCo (and the other holders thereof as applicable) of an aggregate of 875,000 founder shares.

Overview

We are a blank check company, incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination, at the earliest.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships, sector expertise and active management and operating experience. Our focus will be on identifying a target business with a management team who has demonstrated clear operating expertise over the past two years, with a focus on growing revenues, while operating with demonstrated control over operating costs and preservation of cash.

Our Sponsor

Our sponsor is FACT II Acquisition Parent LLC, a Cayman Islands limited liability company. Our sponsor was established by Adam Gishen, Min Lee, Richard Nespola, Jr. and Joseph Wagman to leverage their extensive experience in acquiring, building, operating and scaling global financial services and complex operations businesses in constantly evolving environments. Mr. Gishen has over 25 years of experience in financial services and has held senior leadership responsibilities in recent years as the Chief Executive Officer of Freedom Acquisition I Corp., a director of Complete Solaria, Inc. (Nasdaq: CSLR), and at Credit Suisse running its Global Investor Relations and Corporate Communications functions.

Mr. Lee has approximately 20 years of financial experience and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. Mr. Lee is a Co-Founder of BFY Capital, a specialty private credit investment platform focused on consumer brands in the natural and organic food, beverage, beauty and pet industries. Prior to BFY, Mr. Lee was the CFO of Patch of Land, a Director in Credit Suisse’s Investment Banking division, and worked at The Walt Disney Company as a Senior Analyst in the company’s Corporate Treasury group.

Mr. Nespola has over 24 years of experience as an operator and private investor and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. He is Co-Founder of Working Lab Capital, BFY Capital and Victura Capital, which are diversified private investment platforms focused on venture, specialty private credit and real estate respectively. Previously, Mr. Nespola was a member of the leadership team of Liquidity Services (Nasdaq: LQDT); as Director, he led Global Sales, FP&A, and Channel Revenue Optimization functions and was part of the Corporate Development team focused on acquisitions. Prior to LQDT, Mr. Nespola worked at Freddie Mac, leading structured transactions for the Security Sales & Trading Group. Mr. Nespola is also a Partner in Quimby Ventures where he oversees alternative fund investments. Mr. Nespola has his MBA from the NYU Stern School of Business and holds his BA from Washington University in St Louis.

Mr. Wagman is a member of the investment team of our sponsor, and he was previously a member of the investment team of Freedom Acquisition I Corp., where he held responsibilities in connection with Freedom Acquisition I Corp.’s business combination transaction with Complete Solaria, Inc., valuation and capital structuring, fundraising and investor relations. Mr. Wagman previously was a member of the J. Safra Group’s Private Equity investment team, where he was engaged in financial modeling, company valuations, portfolio management and transaction sourcing, and at SOSV, an early stage venture capital firm, where he worked closely with portfolio companies on their growth strategies and produced due diligence reports for the firm’s investment committee. Mr. Wagman holds a Bachelor of Science in Economics from the University of Birmingham and a Master of Science in Finance and Private Equity from the London School of Economics and Political Science.

We believe that the collective experience of the team members of our sponsor, in combination with their deep and broad global network of relationships across public and private sectors in both mature as well as emerging markets, provides us with a competitive advantage to identify, structure, finance and acquire the operations of a compelling target business. In pursuing our strategy of creating a strong operating company, capable of scaling up and generating free cash flow, we intend to add value to the target business through active engagement with its management team, and enabling that company to leverage the benefits of scale to grow and increase profitability.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FACT II Acquisition Parent LLC	17,500 private placement units to be purchased simultaneously with the closing of this offering	$175,000
FACT II Acquisition LLC	6,708,333 Class B ordinary shares (of which an aggregate of 220,000 Class B ordinary shares were transferred to our independent directors and Executive Chairman on August 6, 2024)(1)	$25,000

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination
	422,500 private placement units and 325,000 restricted Class A shares to be purchased simultaneously with the closing of this offering(2)(3)	$4,225,000

Up to $2,000,000 in working capital loans, which loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender

		Working capital loans to finance transaction costs in connection with an initial business combination

____________

(1)      The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to the adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering, (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The anti-dilution provisions in our Class B ordinary shares may result in material dilution to the public shareholders.

(2)      Certain non-managing HoldCo investors have expressed to us (A) an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering.

(3)      Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Because Sponsor HoldCo acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the section titled “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team — The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share” for more information.

Pursuant to a letter agreement to be entered with us, each of our sponsor, initial shareholders, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares, private placement units (and the underlying securities), and restricted Class A shares as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	180 days after completion of our initial business combination	FACT II Acquisition LLC FACT II Acquisition Parent LLC Adam Gishen Min Lee Robert Rackind Nell Cady-Kruse James Rallo Hella Alashkar

Transfers permitted to (a) (i) Sponsor HoldCo’s members, (ii) the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members or CCM or Seaport, (iii) any affiliates or family members of the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members or CCM or Seaport, (iv) any members or partners of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport or their respective affiliates, or any affiliates of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport, or any employees of such affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust by distribution to one or more permissible beneficiaries of such trust; (f) by private sales or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) to us for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to our completion of our initial business combination; (i) by virtue of the laws of the Cayman Islands, by virtue of Sponsor HoldCo’s memorandum and articles of association or other constitutional, organizational

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions

or formational documents, as amended, upon dissolution of Sponsor HoldCo, or by virtue of the constitutional, organization or formational documents of a subsidiary of Sponsor HoldCo that holds the relevant securities, upon liquidation or dissolution of such subsidiary, or the organizational documents of CCM or Seaport upon dissolution of CCM or Seaport, as applicable; or (j) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Private Placement Units (and Underlying Securities)	Same as above	Same as above	Same as above
Restricted Class A Shares	90 days after completion of our initial business combination	FACT II Acquisition LLC	Same as above

Management Team

Robert Rackind is our Executive Chairman. Mr. Rackind is a global real estate investment, management, and development professional with over 30 years of top-down investment and finance experience, combined with bottom-up development and asset management expertise. He has managed and invested over €50 billion across various jurisdictions, including the UK, France, Switzerland, Germany, Spain, Italy, Luxembourg, the Nordics, Asia-Pacific, and North America. His expertise spans a wide range of asset classes, such as office, logistics, industrial, residential, care homes, student accommodation, build-to-rent, and hotels. Mr. Rackind recently served in Zurich as the Global Head of Real Estate at Credit Suisse Asset Management (CSAM) from June 2022 to November 2023, managing approximately CHF 43 billion in assets under management (AUM). His responsibilities included investments through direct, indirect, close-ended, open-ended, co-investment, joint ventures, and listed vehicles. Notably, Mr. Rackind identified and helped close the $830 million acquisition of the Diplomat Hotel and Convention Centre in Hollywood Beach, Florida. Prior to his tenure at CSAM, Mr. Rackind founded and grew the EQT AB Real Estate platform to €11.5 billion AUM from January 2015 to December 2021. This growth was achieved through a mix of organic close-ended pan-European funds and inorganic corporate M&A, including the $1.8 billion acquisition of Exeter Property Group, a leading North American logistics real estate investment management platform. Mr. Rackind’s career also includes senior roles at Wainbridge from December 2009 to December 2014 as founding partner, Cambridge Place Investment Management from April 2006 to August 2009, Meyer Bergman from November 2004 to March 2006, Hines from June 1999 to

November 2004, HRO from July 1998 to June 1999, Baltic Plc from August 1996 to July 1998, and Weatherall Green & Smith from January 1994 to July 1996. He holds a B.Sc. (Hons) in Valuation & Estate Management from the University of the West of England, Bristol.

Adam Gishen is our Chief Executive Officer and a director. Mr. Gishen previously served as the Chief Executive Officer of Freedom Acquisition I Corp. from December 2020 to July 2023, prior to its business combination with Complete Solaria, Inc., a leading solar technology, services and installation company, and has since served as a director of Complete Solaria, Inc. Mr. Gishen has over 20 years of experience in financial services. Mr. Gishen served in several senior roles at Credit Suisse from 2015 to 2020, including Head of Investor Relations, Corporate Communications, Marketing and Branding from 2019 to 2020 and Head of Investor Relations and Corporate Communications from 2017 to 2019. Prior to 2015, Mr. Gishen was a Partner at Ondra Partners, a financial advisory firm, and prior to that, a Managing Director at Nomura in London and Lehman Brothers from 1999 to 2008 where he specialized in Equity Capital Markets. He graduated from University of Leeds.

Min Lee is our Chief Financial Officer. Mr. Lee has approximately 20 years of financial experience and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. In 2019, Mr. Lee co-founded BFY Capital, a specialty private credit investment platform focused on consumer brands in the natural and organic food, beverage, beauty and pet industries. Prior to BFY, from 2016 to 2018, Mr. Lee was the CFO of Patch of Land, a Series A funded real estate marketplace lending and fintech start-up, where he led all capital markets, fundraising, finance, accounting and investor relations activities for the company. From 2008 to 2016, Mr. Lee was a director in Credit Suisse’s Investment Banking division in Los Angeles, where he advised gaming, lodging & leisure, financial sponsors and media entertainment clients. He has executed over 25 M&A, equity and leveraged finance transactions, totaling over $15 billion in transaction value. Prior to 2006, Mr. Lee worked at The Walt Disney Company as a Senior Analyst in the Corporate Treasury group for five years where he oversaw pension fund allocations for a $1 billion alternatives portfolio and managed the company’s foreign exchange risks. Mr. Lee holds an MBA from the New York University Stern School of Business and a B.A. from the University of California, Los Angeles.

Independent Directors

We have chosen our independent board members for the purposes of assisting our sponsor with sourcing and evaluating business combination opportunities and developing plans and strategies to optimize any business that we acquire.

Nell Cady-Kruse is expected to serve on our board of directors. Since April 2022, Ms. Cady-Kruse has served as an independent director for Varagon Capital Corp., a BDC, and has chaired the governance committee. Since 2020, she has also served on the Senior Advisory Board for No One Left Behind, a charitable organization focusing on supporting former interpreters and U.S. government employees eligible for the Iraqi and Afghan Special Immigrant Visa. From May 2022 to July 2023, Ms. Cady-Kruse served as an independent director on the board of Freedom Acquisition I Corp. She also served on the board and chaired the board risk committees for Barclays US from September 2017 to December 2023 and Barclays Bank Delaware from September 2016 to December 2023. Prior to board service, Ms. Cady-Kruse was a senior global executive at Standard Chartered Bank, as global Chief Risk Officer, Wholesale Banking, retiring in 2014. Over her career, Ms. Cady-Kruse specialized in leveraged finance, corporate credit and structured finance, portfolio management, private equity, and risk management & strategy, and worked at Bankers Trust (August 1985 to December 2000), Credit Suisse (February 2022 to December 2010), and Standard Chartered Bank (January 2011 to August 2014), in the U.S., Europe and Asia. Ms. Cady-Kruse is a CFA Charterholder and holds a CIPM (Certificate in Investment Performance Measurement). She is a Leadership Fellow of the National Association of Corporate Directors and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon Software Engineering Institute. Ms. Cady-Kruse has served on numerous boards, including Futurebank, Bankers Trust of California, the Risk Management Institute of the National University of Singapore and Young Enterprise London. Ms. Cady-Kruse holds a B.Sc. with Honors in Agricultural Economics from Cornell University and an MBA from Cornell University.

James Rallo is expected to serve on our board of directors. Mr. Rallo has over 33 years of financial experience assisting public and privately held companies to grow worldwide. He has worked with global enterprises in technology, healthcare, retail and government agencies to strategically increase their corporate value, to identify and manage risks, and to communicate effectively with internal and external stakeholders on topics of cross functional business transformation. Most recently, between 2020 and 2024, Mr. Rallo served as Chief Financial Officer of Xometry (Nasdaq: XMTR), a leading technology company in the advanced manufacturing industry. As Chief Financial Officer, Mr. Rallo played a key role in Xometry’s initial public offering and was responsible for driving investments, global expansion and acquisitions. Prior to joining Xometry, between 2005 and 2019, Mr. Rallo served in various capacities, most recently as Chief Financial Officer and President of Liquidity Services, at Liquidity Services (Nasdaq: LQDT), a large provider of reverse logistics infrastructure for government entities and Fortune 500 retailers, where he played a key role in the company’s initial public offering. Prior to Liquidity Services, Mr. Rallo served as the Chief Financial Officer of Sleep Service of America, a nationwide outsourcer of sleep labs to the largest hospital chains in the country. Prior to that, Mr. Rallo was an investment banker for five years focused on IPOs, mergers and acquisitions, and debt and equity fundraising. Mr. Rallo started his career at Deloitte and spent 5 years as a public accountant. Mr. Rallo holds an MBA from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Business and Accounting from Washington and Lee University.

Hella Alashkar is expected to serve on our board of directors. Ms. Alashkar has 20 years of experience in underwriting, negotiating, and structuring private transactions across various sectors. She has built and led high-growth investment platforms for global asset managers, universal banking groups, and boutique investment houses. She has demonstrable expertise in navigating large-scale, capital-intensive growth propositions; and, more recently, she has focused on investments in high-impact companies catalyzing transformative change in hard-to-abate industries, such as Northvolt, H2 Green Steel, and Solar Mosaic. In 2013, Ms. Alashkar co-founded the Swiss-based private investment firm, 1648 Capital, where she currently heads global direct private investments, complementing the corporate and family office advisory business. Ad interim, Ms. Alashkar has also held various roles at Deutsche Bank, ultimately serving as Global Head of Private Markets for institutional wealth clients. At Deutsche Bank, she spearheaded the private placements business, combining origination with distribution and primarily focusing on pre-IPO equity rounds and private credit syndications. She played a key leadership role in capital raising, marketing complex investment opportunities, and negotiating sophisticated financing structures. More recently, Ms. Alashkar served as Head of Direct Private Investments at J. Safra Sarasin, where she created a buy-side platform for private capital investors, leading origination, due diligence, and active management of investments in several private companies.

Ms. Alashkar is a Chartered Financial Analyst® charterholder. She holds a Master of Finance from London Business School and a Bachelor of Laws from King’s College London. Committed to the energy transition, Ms. Alashkar recently engaged in Cambridge University’s program on Climate Change for Decision-Makers. Ms. Alashkar has board experience and a strong background in corporate governance and risk management. Recognized for her leadership, she has received numerous industry awards, including Deutsche Bank’s Global Leadership Award for Innovative Investment Solutions in 2019 and Women in Finance Investment Banking Director of the Year (Europe) in 2017. Her insights are regularly featured in industry discussions, reflecting her commitment to advancing private markets and sustainable investments.

Market Opportunity

We will seek to acquire one or more businesses which currently or may in the future have the potential to grow and scale their business in the real economy, benefitting from secular tailwinds, available market share growth and meeting the needs of their customers through product or service innovation. In particular, we intend to focus on partnering with a management team that has demonstrated a focus on generating bottom line profitability, generating positive free cash flow and conserving capital which has become more scarce and expensive over the past two to three years.

Business Strategy

Our business strategy is to identify opportunities where a combination of capital, talent and network will improve the customer experience and drive value for all stakeholders. Our business strategy focuses on leveraging our proven management team to execute our business strategy, improve profitability and demonstrate growth across mature and emerging markets.

Our management team, has an extensive network of relationships that supports our capability to partner with public and private companies, as well as with large financial sponsors. This network includes senior executives, investment bankers, private equity funds, venture capital firms, various investment professionals and owners of private businesses.

Our independent board members have been selected for their extensive sector and geographic expertise, operating experience, access to proprietary deal flow, strong relationships with business leaders and entrepreneurs and their ability to source attractive targets and assist us in implementing our business combination strategy. They have held senior leadership positions with companies where they have a strong track record of creating shareholder value, organically and through transformational acquisitions or corporate restructurings, as well as extensive relationships with owners and operators of companies within their respective industries.

We believe that the networks and experience of our management team and independent board members provide us with specific competitive advantages over other blank check companies in sourcing attractive targets for the following reasons:

World-class leadership team fueled by the combination of proven management team and Board of Directors.

Our leadership team has extensive expertise across the target regions and sectors, with private and public board experience as well as a proven track record of generating value for investors across macroeconomic and industry cycles.

Diverse global network drives sourcing of unique opportunities.

The leadership team has a broad network of relationships in both the public and private sectors, with access to both mature (U.S. and Europe) and emerging markets (Asia, Latin America and Africa), which we believe will provide us with a range of attractive potential business combinations.

Proven track record of deploying technology in regulated businesses.

Our management team has substantial experience in managing change and leveraging technology to drive improved business performance across a broad range of sectors, including insurance, banking, logistics, wealth/asset management and real estate. Their experience covers a diverse range of technology strategies, including both in-house development and joint-venture creation, and have a track-record of successfully deploying these strategies in the past.

Demonstrated track-record of attracting talent and business scale-up.

Our experienced leadership team has experience fostering a company culture which both attracts and retains talent. Our team has a strong track record of achieving sustained business growth as well as significant value creation for investors, with experience in leadership roles at prominent companies.

Extensive experience of disciplined M&A.

Our management team and independent board members have significant background in executing competitive, sizeable and complex transactions. The rigorous and disciplined criteria we intend to use to assess potential acquisitions derives from our leadership team’s collective industry experience across a range of leading companies, which has provided them with a deep understanding of the market as well as expertise in scaling businesses.

Competitive Strengths

We believe that we possess several competitive strengths to successfully source, evaluate and execute an initial business combination. We believe that the background, operating history and experience of our management team provides us not only with access to a broad spectrum of investment opportunities, but also with the ability to significantly improve upon the operational and financial performance of a target business. Our management team has previously successfully funded a special purpose acquisition company (“SPAC”) and subsequently completed an initial business combination with a high-quality target. Our management team’s previous SPAC experience includes the founding of Freedom Acquisition I Corp., which raised $345 million in March 2021 and subsequently completed its initial business combination with Complete Solaria, Inc. (Nasdaq: CSLR) in July 2023. In connection with that business combination, $13.4 million in trust non-redemptions, $33.3 million in convertible debt financing, $16.3 million in equity and $67.2 million by way of committed financing through a forward purchase agreements were raised.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating business combination opportunities, although we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

Large addressable market underpinning long term growth prospects.

We will seek to acquire one or more businesses with significant runway to capture market share in a large addressable market, with attractive long-term growth prospects, favorable secular trends and superior unit economics that can be further enhanced through diverse revenue drivers. We will evaluate companies with significant potential to grow both organically and through strategic mergers and acquisitions.

Business with significant revenue and earnings growth potential.

We will seek to acquire one or more businesses with a leading market position in an attractive industry. We believe scale and technological differentiation can provide a basis for superior competitive performance relative to industry peers. Our team’s deep understanding of the industry as well as our experience in managing businesses and achieving sustainable growth is unparalleled when compared to other sources of equity and growth capital.

Management team with a focus on generating profitable, long term growth and operating free cash flow.

We will seek to acquire one or more businesses with a management team that is focused on driving shareholder value through not only increasing revenues but by also demonstrating the ability to control operating costs and delivering positive free cash flow in the future.

Distinct business strengths driving competitive differentiation and attractive unit economics.

We will seek to acquire one or more businesses that has long-term, sustainable competitive differentiation coupled with superior unit economics. We are focused on companies with strong business models and favorable sector tailwinds which we believe can lead to durable and profitable growth.

Scalable operations.

We will seek to acquire one or more businesses that will be able to significantly scale its operations to take advantage of its opportunities. We intend to leverage our management team’s experience in scaling businesses in order to help accelerate growth.

Uncorrelated returns with minimal cyclicality risk.

We will seek to acquire one or more businesses with limited susceptibility to cyclical risk and shifts in the macroeconomic environment.

Reputable management team with well-defined vision and credible track record.

We will seek to acquire one or more businesses with a professional management team which has a clear and compelling vision for the company, with skills that complement the expertise of our founders and whose interests are aligned with those of our investors. Where necessary, we may also look to complement and enhance the capabilities of the target business’ management team by recruiting additional talent through our deep network of contacts.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, and large business enterprises seeking to divest non-core assets or divisions.

Additional Disclosures

Initial Business Combination

We will have up to 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) to consummate an initial business combination. We may also hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity). As described herein, our sponsor, Sponsor HoldCo, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, divided by the number of then outstanding public shares, subject to the limitations described herein. Our initial shareholders will lose their entire investment in us if our initial business combination is not completed within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our amended and restated memorandum and articles of association. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares, our private placement units and restricted Class A shares will be worthless.

If we do not complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

The Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and permitted withdrawals on the income earned on the funds held in the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies, venture capital firms, private equity firms and family offices will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our management team have developed contacts from serving on the boards of directors of several companies.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors, or making the acquisition through a joint venture or other form of shared ownership with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

Members of our management team and our independent directors will directly or indirectly own our ordinary shares and warrants to purchase our ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares were purchased at a purchase price of approximately $0.0037 per share, the holders of our founder shares (including certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, any backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness could have rights that are senior to our equity issuances and could contain covenants that restrict our operations. Further, as described under “Founder Shares conversion and anti-dilution rights”, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received a tax exemption undertaking from the Cayman Islands government that, in accordance with the Tax Concessions Law of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Law of the Cayman Islands.

We are a Cayman Islands exempted company incorporated on June 19, 2024. Our executive offices are located at 14 Wall Street, 20th Floor, New York, NY 10005 and our telephone number is +1 (212) 618-1798. Upon completion of this offering, our corporate website address will be https://freedomac2.com/. Our website and the information contained on, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered

17,500,000 units (or 20,125,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•   one Class A ordinary share; and

•   one-half of one redeemable public warrant.

Proposed Nasdaq symbols	Units: “FACTU” Class A ordinary shares: “FACT” Public warrants: “FACTW”
Trading commencement and separation of Class A ordinary shares and public warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and public warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless CCM and Seaport, as the representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and public warrants. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole public warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and public warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and public warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number issued and outstanding before this offering	0
Number issued and outstanding after this offering	18,163,125(1)
Ordinary shares:
Number issued and outstanding before this offering	6,708,333(2),(3),(6)
Number issued and outstanding after this offering	23,996,458(1),(3),(4),(6)
Warrants:
Number of warrants outstanding before this offering	0
Number of warrants to be outstanding after this offering and the sale of private placement units	9,081,563(1),(5)
Exercisability

Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one redeemable public warrant, with each whole public warrant exercisable for one Class A ordinary share, in order to reduce the dilutive effect of the public warrants upon completion of our initial business combination, which we believe will make us a more attractive business combination partner for target businesses.

Exercise price

$11.50 per share, subject to adjustment as described herein.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to either Sponsor HoldCo or its affiliates, without taking into account any founder shares held by Sponsor HoldCo or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 875,000 founder shares by the holders thereof and includes 663,125 shares included in the private placement units.

(2)      Our initial shareholders currently hold 6,708,333 Class B ordinary shares (which we refer to as “founder shares” as further described herein), up to 875,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised.

(3)      Founder shares are currently classified as Class B ordinary shares, which shares will convert into Class A ordinary shares on a one-for-one basis at the time of our initial business combination, or earlier at the option of the holder, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)      Includes 17,500,000 public shares, 6,708,333 founder shares and 663,125 private placement shares, which assume no exercise of the underwriters’ over-allotment option and the forfeiture of 875,000 founder shares by the holders thereof.

(5)      Includes 8,750,000 public warrants and 331,563 private placement warrants underlying the private placement units.

(6)      Does not include 325,000 restricted Class A shares, which would vest only upon the consummation of the initial business combination.

gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and, in the case of the public warrants only, the $18.00 per share redemption trigger prices described below under “Redemption of public warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable on the later of:

•   30 days after the completion of our initial business combination; and

•   12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants does not become effective within 60 business days after the closing of our initial business combination, holders of public warrants will have the right, during any period thereafter when there is no such effective, registration statement, to exercise the public warrants on a cashless basis. Additionally, if, at the time that a public warrant is exercised, our Class A ordinary shares are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

In the event of a cashless exercise pursuant to this paragraph, the number of Class A ordinary shares that holders of public warrants will receive will be based on the formula described under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.”

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of Warrants

Once the warrants become exercisable, we may redeem the outstanding warrants:

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon not less than 30 days’ prior written notice of redemption to each warrant holder, which we refer to as the “30-day redemption period;” and

•   if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders has been at least $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described elsewhere in this prospectus”).

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or we have elected to require the exercise of the warrants on a cashless basis as described below. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If we call the warrants for redemption as described in this paragraph, our management will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the event of such a cashless exercise, the number of Class A ordinary shares that holders of warrants will receive will be based on the formula described elsewhere in this prospectus. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Redemption procedures and cashless exercise — Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Founder shares

On July 12, 2024, Sponsor HoldCo paid $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 6,708,333 founder shares. Prior to this initial investment in us by the Sponsor HoldCo, we had no assets, tangible or intangible.

On June 19, 2024, our sponsor formed Sponsor HoldCo, through which our sponsor (i) holds its founder shares and (ii) is expected to commit to purchase private placement units.

On August 6, 2024, Sponsor HoldCo transferred 30,000 founder shares to each of our independent directors and 130,000 founder shares to our Executive Chairman (an aggregate of 220,000 founder shares), in each case at their original purchase price.

Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Prior to the initial investment in the company of $25,000 by Sponsor HoldCo, the company had no assets, tangible or intangible. The purchase price of these founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our initial shareholders and their permitted transferees will collectively beneficially own 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). Up to 875,000 founder shares are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•   prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•   the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (1) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor, initial shareholders, directors and officers have agreed to vote any founder shares and public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 5,520,835 additional shares, or 31.5% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised), or only one additional share (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised), of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved;

•   our sponsor is the managing member of, and controls, Sponsor HoldCo. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares, the private placement units and the restricted Class A shares held by Sponsor HoldCo. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders;

•   the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•   the founder shares are entitled to registration rights as described under “Principal Shareholders — Registration Rights.”

Transfer restrictions on founder shares

Our sponsor, initial shareholders and non-managing Holdco investors have agreed not to transfer, assign or sell any of their founder shares until 180 days after completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”). Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Except in certain limited circumstances, no member of Sponsor HoldCo (including the non-managing HoldCo investors) may sell, transfer, assign, pledge, mortgage, charge, hypothecate, exchange or otherwise dispose, directly or indirectly, (a “Transfer”) of all or any portion of its membership interests in Sponsor HoldCo. For more information, see “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares.”

Founder shares conversion and anti-dilution rights

We have 6,708,333 Class B ordinary shares, $0.0001 par value per share, issued and outstanding (up to 875,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares, including but not limited to a private placement of equity or debt. Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

Appointment of directors; Voting rights

Prior to our initial business combination, only holders of founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In a vote to transfer the Company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our Sponsor will be able to approve any such proposal without the vote of any other shareholder.

Private placement units and underlying securities; restricted Class A shares

On June 19, 2024, our sponsor formed Sponsor HoldCo, through which our sponsor (i) holds its respective founder shares and (ii) is expected to commit to purchase private placement units.

Our sponsor is expected to commit to purchase, through Sponsor HoldCo, an aggregate of (i) 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering.

Our sponsor is additionally expected to commit to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering.

CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

The private placement units are identical to the units sold in this offering except that private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 180 days after the completion of our initial business combination and will be entitled to registration rights. The restricted Class A shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 90 days after the completion of our initial business combination and will be entitled to registration rights. If we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units will expire worthless.

Sponsor HoldCo has agreed to (i) waive its redemption rights with respect to its private placement shares in connection with the completion of our initial business combination, (ii) waive its redemption rights with respect to its private placement shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive its rights to liquidating distributions from the trust account with respect to its private placement shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. In addition, Sponsor HoldCo has agreed to vote any private placement shares held by it in favor of our initial business combination.

Transfer restrictions on (i) private placement units and underlying securities and (ii) restricted Class A shares

The private placement units (including the underlying private placement warrants, the private placement shares and the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 180 days after the completion of our initial business combination, and the restricted Class A shares will not be transferable assignable or salable until 90 days after the completion of our initial business combination, in each case except as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares.”

In addition, for as long as any private placement units (including the underlying private placement warrants, the private placement shares and the Class A ordinary shares issuable upon exercise of the private placement warrants) are held by CCM, Seaport and/or their permitted designees, such private placement units will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five (5) years from the commencement of sales of this offering.

Except in certain limited circumstances, no member of Sponsor HoldCo (including the non-managing HoldCo investors) may Transfer all or any portion of its membership interests in Sponsor HoldCo. For more information, see “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares.”

Proceeds to be held in trust account

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units and restricted Class A shares be deposited in a trust account. Of the $181,631,250 in proceeds we will receive from this offering and the sale of the private placement units and restricted Class A shares described in this prospectus, or $208,478,440 if the underwriters’ over-allotment option is exercised in full, $175,875,000 ($10.05 per unit), or $202,256,250 ($10.05 per unit) if the underwriters’ over-allotment option is exercised in full (including $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account maintained by Odyssey Transfer and Trust Company acting as trustee, and $10,500,000 (including $1,575,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full) in underwriting discounts and commissions payable upon the closing of this offering) will be used to pay expenses in connection with the closing of this offering and $1,634,250 for working capital following this offering. The funds in the trust account will be invested or held only in either (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries, (ii) uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.”

Except with respect to interest earned on the funds held in the trust account that may be released to us for permitted withdrawals, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Expression of Interest

Seven non-managing HoldCo investors have expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering at the offering price (assuming the exercise in full of the underwriter’s over-allotment option). While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. Units sold in this offering purchased by the non-managing HoldCo investors would not be subject to contractual lock-up limitations. There can be no assurance regarding whether the non-managing HoldCo investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing HoldCo investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, the non-managing HoldCo investors may determine to purchase a different number, including above 9.9% (subject to satisfying applicable Nasdaq listing requirements), or no units in this offering. In addition, the underwriters have full discretion to allocate the units to investors and may determine to sell a different number, including above 9.9% (subject to satisfying applicable Nasdaq listing requirements), or no units to the non-managing HoldCo investors. If a majority of the units sold in this offering are purchased by the non-managing HoldCo investors then it may have a material impact on other public shareholders given the potential conflict of interest for the non-managing HoldCo investors. Please see the section titled

“Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team” for more information. The underwriters will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing HoldCo investors, if any, as it will on the other units sold to the public in this offering. In addition, none of the non-managing HoldCo investors has any obligation to vote any of its public shares in favor of our initial business combination. In the event that the non-managing HoldCo investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing HoldCo investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing HoldCo investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing HoldCo investors will vote on any business combination.

The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares and the private placement units held by Sponsor HoldCo. The interests of the members of Sponsor HoldCo are denominated in three classes of membership interest units: (i) class A membership units representing interests in the founder shares, (ii) class B membership units that will represent an interest in the private placement units, and (iii) class C membership units that will represent an interest in the restricted Class A shares. The class B membership units are further subdivided into two series: (i) class B-1 membership units that will represent an interest in the private placement units and which will be subject to forfeiture and amendment, and (ii) class B-2 membership units that will represent an interest in the private placement units and which will not be subject to forfeiture and amendment. Our sponsor, as managing member, will hold membership units representing its proportional interest in the founder shares. Any non-managing HoldCo investor that may join Sponsor HoldCo concurrently with this offering will hold membership units representing their proportional interest in the founder shares and private placement units, and certain members of Sponsor HoldCo will also hold membership units representing their proportional interest in the restricted Class A shares. While the non-managing HoldCo investors would have an interest in our completion of an initial business combination, pursuant to an agreement of all members of Sponsor HoldCo, the management and control of Sponsor HoldCo is vested exclusively with the sponsor, as the managing member of Sponsor HoldCo, without any voting, veto, consent or other participation rights by any non-managing HoldCo investors regardless of their unit ownership. All matters submitted to a vote by the sponsor as the managing member of Sponsor HoldCo will require the affirmative vote of 51.0% of the class A membership units held only by the sponsor, without regard to any membership interests held by any non-managing HoldCo investors. As a result of this management structure, non-managing HoldCo investors will have no right to control Sponsor HoldCo, or participate in any decision regarding the disposal of any security held by Sponsor HoldCo, or otherwise. Further, unlike certain arrangements of other blank check companies, the non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

The underwriters will receive the same underwriting discount on any units purchased by these entities as it will on any other units sold to the public in this offering. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. CCM’s and Seaport’s affiliates will not receive any economic or other interest in any of our sponsor or Sponsor HoldCo.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except permitted withdrawals or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. Based upon current interest rates, we expect the trust account to generate approximately $7,474,688 of interest annually (assuming an interest rate of 4.25% per year). Unless and until we complete our initial business combination, we may pay our expenses only from:

•   permitted withdrawals;

•   the net proceeds of this offering and the sale of the private placement units and restricted Class A shares not held in the trust account, which will be approximately $1,634,250 in working capital after the payment of approximately $622,000 in expenses (other than underwriting commissions) relating to this offering; and

•   any loans or additional investments from our sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq listing rules require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the funds held in the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of our satisfaction of the 80% fair market value test, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test; provided that in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders with whom to enter into private transactions.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.05 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our public warrants. Our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval under stock exchange listing requirements while, under certain exchange listing requirements, direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we, Sponsor HoldCo and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than we are permitted to redeem, as may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

Our initial business combination must be approved by a majority of our board of directors and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, initial shareholders, directors and officers have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 25% of our issued and outstanding ordinary shares entitled to vote thereon. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to any public shares acquired by them. These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us, Sponsor HoldCo or our sponsor or their respective affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, Sponsor HoldCo or our sponsor or their respective affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated memorandum and articles of association provide that any of its provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company), including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement units and restricted Class A shares into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend (in person or by proxy) and vote at a general meeting, or by way of a unanimous written member resolution, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares.

Our initial shareholders, who will beneficially own 25% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Sponsor HoldCo, our officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares. Our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provide that we will have only 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) to complete our initial business combination. If we have not completed our initial business combination within such 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period or during any Extension Period.

Our sponsor, initial shareholders, directors and officers, as applicable, have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. However, if our sponsor or initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame. The underwriters have agreed to waive their rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

If we are unable to complete an initial business combination within the 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering). Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote at a shareholder meeting of the company, or by way of a unanimous written member resolution.

Sponsor HoldCo, our officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their public ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by us to Sponsor HoldCo, our sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units and restricted Class A shares held in the trust account (other than any permitted withdrawals) prior to the completion of our initial business combination:

•   payment of customary fees for financial advisory services;

•   payment of consulting, success or finder fees to our officers, independent directors, advisors, or their respective affiliates in connection with the consummation of our initial business combination;

•   any other payment to Sponsor, Sponsor HoldCo, or an affiliate of Sponsor or Sponsor HoldCo as an advisor or otherwise in connection with our initial business combination and certain other transactions;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   repayment of loans which may be made by the Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units and restricted Class A shares not held in the trust account (other than any permitted withdrawals) or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to Sponsor HoldCo, our sponsor, directors or officers, or our or any of their respective affiliates.

Audit committee

Prior to the consummation of this offering, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest

Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of Sponsor HoldCo, our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Sponsor Holdco paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0037 per share. Accordingly, our management team, which owns interest in Sponsor Holdco, through our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if Sponsor Holdco had paid the same per share price for the founder shares as our public shareholders paid for their public shares. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, our founder shares and/or private placement units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, Sponsor HoldCo, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for our public shareholders.

As described above, certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, Sponsor Holdco, our directors or members of our management team; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

Because the other entities to which our directors and officers owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.

Indemnity

Sponsor HoldCo has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.05 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn for permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor HoldCo will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether Sponsor HoldCo has sufficient funds to satisfy its indemnity obligations and believe that Sponsor HoldCo’s only assets are securities of our company and, therefore, Sponsor HoldCo may not be able to satisfy those obligations. We have not asked Sponsor HoldCo to reserve for such obligations.

Risks

We are a blank check company that has conducted no operations and has generated no revenues to date. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to, the following.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•        We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•        Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

•        If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•        The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting commissions may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

•        We may not be able to complete our initial business combination within the prescribed time frame or during any Extension Period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.05 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

•        Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

•        Holders of our founder shares will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

•        Since Sponsor HoldCo, our sponsor, officers and directors and any other holder of our founder shares, including any non-managing HoldCo investors, CCM and Seaport will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), because Sponsor HoldCo, our sponsor, officers and directors and any other holder of our founder shares, including any non-managing HoldCo investors, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, and because Sponsor Holdco will be issued restricted Class A shares (which would vest only upon the consummation of our initial business combination) at no additional cost (i.e., as a “sweetener”), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto.

•        If we seek shareholder approval of our initial business combination, Sponsor HoldCo, our sponsor, initial shareholders directors, officers, advisors or any of their affiliates may elect to purchase shares or public warrants from public shareholders, which may increase the likelihood of closing our initial business combination and reduce the public “float” of our securities.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        The nominal purchase price paid by Sponsor HoldCo and certain of our independent directors for the founder shares and the vesting of the restricted Class A shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

•        The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

•        As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consummate a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination within the required time period. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

•        If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

•        We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination and such reincorporation or transfer by way of continuation may result in taxes imposed on shareholders or warrant holders.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of July 12, 2024
	Actual	As Adjusted(1)
Balance Sheet Data
Working (deficit) capital(2)	$(286,495)	$1,272,051
Total assets(3)	$305,396	$177,503,151
Total liabilities(4)	$311,495	$7,356,100
Value of Class A ordinary shares subject to possible redemption(5)	$—	$175,875,000
Shareholders’ deficit(6)	$(6,099)	$(5,727,949)

____________

(1)      Includes $6,631,250 we will receive from the sale of the private placement units.

(2)      The “as adjusted” calculation equals actual shareholders’ deficit of $6,099 as of July 12, 2024 plus $1,634,250 in cash held outside the trust account less over-allotment liability of $356,100.

(3)      The “as adjusted” calculation equals actual shareholders’ deficit of $6,099 as of July 12, 2024, plus $175,875,000 in cash held in trust from the proceeds of this offering and the sale of the private placement units, and plus $1,634,250 in cash held outside the trust account.

(4)      The “as adjusted” calculation includes $7,000,000 of deferred underwriting commissions and $356,100 of over-allotment option liability.

(5)      The “as adjusted” calculation equals the 17,500,000 Class A ordinary shares purchased in the public offering multiplied by the redemption value of $10.05 per share/unit.

(6)      Excludes 17,500,000 Class A ordinary shares purchased in the public offering, which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted total assets,” less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination ($10.05 per share/unit).

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement units, and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The underwriters will not be entitled to any interest accrued on the deferred underwriting commissions.

If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will distribute the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive, among other things, their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
RISK FACTOR SUMMARY

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements and risk factors include, but are not limited to, statements and risk factors regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements and risk factors in this prospectus may include, for example, statements and risk factors about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination, which is impacted by various factors;

•        our expectations around the performance of a prospective target business or businesses or of markets or industries;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our directors and officers allocating their time to other businesses and potentially having conflicts of interest with or otherwise conflicting contractual obligations in connection with our business or in approving or consummating our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our directors and officers to generate a number of potential business combination opportunities;

•        the potential liquidity and trading of our public securities;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict, the recent escalation of the Israel-Hamas conflict and the upcoming elections in the United States in 2024;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements and risk factors contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange rules or if we decide to hold a shareholder vote for business or other reasons. For instance, Nasdaq listing rules currently allow us to engage in a tender offer in lieu of a general meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our sponsor, initial shareholders, directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 5,520,835 additional shares, or 31.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or only one additional share (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. We expect that our initial shareholders and their permitted transferees will own at least 25% of our issued and outstanding ordinary shares at the time of any such shareholder vote. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will be based on the percentage of funds remaining in the trust account after redemptions of public shares and will be released to the underwriters only upon the completion of an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the corresponding deferred underwriting commissions. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting commissions may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party private financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party private financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares in connection with the consummation of our initial business combination, or earlier at the option of the holders thereof. In addition, the amount of the deferred underwriting commissions payable to the underwriters will be based on the percentage of funds remaining in the trust account after redemptions of public shares and will be released to the underwriters only upon the completion of an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the corresponding deferred underwriting commissions. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure and may result in substantial dilution from your purchase of our class A ordinary shares.

The effect of this dilution will be greater for public shareholders who do not redeem. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “— Risks Relating to Sponsor HoldCo, our Sponsor and Management — The nominal purchase price paid by Sponsor HoldCo and certain of our independent directors for the founder shares and the vesting of the restricted Class A shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.”

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate the trust account or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame or during any Extension Period may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of such time period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.

We may not be able to complete our initial business combination within the prescribed time frame or during any Extension Period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.05 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated memorandum and articles of association provide that we must complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or such later time as may be agreed by our shareholders. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, geopolitical instability emanating from the ongoing conflict between Russia and the Ukraine as well as the recent escalation of the Israel-Hamas conflict in the Middle East, could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, geopolitical stability may negatively impact businesses we may seek to acquire.

If we are unable to complete an initial business combination within the 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within

18 months from the closing of this offering). Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote at a shareholder meeting of the company, or by way of a unanimous written member resolution. If we seek shareholder approval to extend the initial 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) in which to complete an initial business combination to a later date, we will offer our public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

If we have not completed our initial business combination within such 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.05 per share, or less than $10.05 per share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

We may engage our underwriters or one of their affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriters or one of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or their respective affiliates and no fees or other compensation for such services will be paid to the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriters are under no obligation to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by events that are outside of our control, such as increased geopolitical unrest, pandemic outbreaks (such as COVID-19), and volatility in the debt and equity markets.

Our ability to find a potential target business and the business of any potential business with which we may consummate a business combination could be materially and adversely affected by events that are outside of our control. For example, the United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Similarly other events outside of our control, including natural disasters, climate-related events pandemic or heal crises (such as the COVID-19 pandemic) may arise from time to time, any such events may cause significant volatility and declines in the global markets, disproportionate impacts to certain industries or sectors, disruptions to commerce (including to economic activity, travel and supply chain), loss of life and property damage, and may adversely affect the global economy or capital markets, and the business of any potential target business with which we may ultimately consummate a business combination and could be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable or at all.

Military or other conflicts in Ukraine, the Middle East or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, the Middle East or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to consummate a business combination.

Recent increases in inflation in the United Stated and elsewhere may be leading to increased price volatility in publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could make it more difficult for us to consummate a business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors’ and officers’ liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If we seek shareholder approval of our initial business combination, Sponsor HoldCo, our sponsor, initial shareholders directors, officers, advisors or any of their affiliates may elect to purchase shares or public warrants from public shareholders, which may increase the likelihood of closing our initial business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor HoldCo, our sponsor, directors, officers, advisors and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by Sponsor HoldCo, our sponsor, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

The purpose of such transactions could be to (i) vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (ii) reduce the number of public warrants outstanding or vote such public warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination, or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Additionally, in the event Sponsor HoldCo, our sponsor, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Please see “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders with whom to enter into private transactions.

We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Our sponsor is a Cayman Islands limited liability company, which has the following four members: our Chief Executive Officer, Adam Gishen, our Chief Financial Officer, Min Lee, Richard Nespola, Jr. and Joseph Wagman. Messrs. Lee and Nespola are U.S. citizens, and Messrs. Gishen and Wagman are British citizens. Investment and voting decisions of the sponsor are made by a board of managers, which is currently comprised of the four members. Each manager has one vote on all matters submitted to the board of managers and with respect to any matter before the board of managers, the act of a majority of the managers present shall be the act of the board of managers. With respect to any action taken by the board of manages without a meeting, such action requires the written consent of all the managers. Neither Mr. Gishen nor Mr. Wagman individually or collectively control our sponsor.

Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our warrants will be worthless.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination within the required time period. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources or more local industry knowledge in comparison to us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units and restricted Class A shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consummate a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of this offering (or 24 months following the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 18 months following the closing of this offering (or 24 months following the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)

or during any Extension Period, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 18 months following the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement units and restricted Class A shares not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we may depend on additional capital from Sponsor HoldCo, our sponsor, members of our management team, any of their affiliates, or third parties to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units and restricted Class A shares, only approximately $1,634,250 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $622,000 (excluding underwriting commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $622,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we could seek additional capital through loans or additional investments from Sponsor HoldCo, our sponsor, members of our management team, any of their affiliates, or other third parties, to operate or may be forced to liquidate. Neither Sponsor HoldCo, our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only an estimated $10.05 per share, or less in certain circumstances, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present in connection with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.05 per share.

The proceeds held in the trust account will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “— If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in the recent past. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of permitted withdrawals (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.05 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator or bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other financial institutions and will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “— If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, we may have to register as an investment company under the Investment Company Act. Our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs. The SEC’s adopted rules do not provide a safe harbor for SPACs from the definition of “investment company” under the Investment Company Act. Instead, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

In addition, if we are deemed to be an investment company under the Investment Company Act, we may have to change or wind down our operations. In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account.

Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, there is a risk that we could be deemed an investment company and subject to the Investment Company Act based on the length of time such funds are invested in such assets.

We are aware of litigation against certain special purpose acquisition companies asserting that notwithstanding the foregoing, those special purpose acquisition companies should be considered investment companies. We cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be an unregistered investment company and subject to compliance with and regulation under the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds, may require us to otherwise change our operations and may hinder our ability to complete an initial business combination or may result in our liquidation and the winding up of our operations. If we are unable to complete our initial business combination and are required to liquidate, our public shareholders would lose their opportunity to invest in a target business or businesses through our initial business combination, including any price appreciation of the combined company’s securities following such initial business combination, and may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account as well as our warrants will expire worthless.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, as holders of our Class A ordinary shares, our public shareholders will not have any say in the management of our company prior to the consummation of an initial business combination.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geography. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify and acquire a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. In recent years, a number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may have limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information.

Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement units and restricted Class A shares, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The gross proceeds from this offering and the sale of the private placement units and restricted Class A shares will provide us with $181,631,250 (or $208,478,440 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions being held in the trust account, and excludes estimated offering expenses of $622,000).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that our amended and restated memorandum and articles of association provide that we will only consummate an initial business combination if our net tangible assets will be at least $5,000,001 following redemptions immediately prior to or upon consummation of our initial business combination, after payment of deferred underwriting commissions, or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Subject to any requirement in our initial business combination agreement for a closing condition that we have a minimum net worth or a certain amount of cash, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association requires at least a special resolution of our shareholders as a matter of Cayman Islands law. A resolution is deemed to be a special resolution as a matter of Cayman Islands law where it has been approved by either (i) holders of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote on the matter at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting (i.e. the lowest threshold permissible under Cayman Islands law) (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company), or by a unanimous written resolution of all of our shareholders. In a vote to transfer the Company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the Company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our sponsor will be able to approve any such proposal without the vote of any other shareholder. The warrant agreement provides that (a) the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants underlying the private placement units or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants under the warrant agreement in any material respect, (b) the terms of the warrants may be amended with the vote or written consent of at least 50% of the then outstanding public warrants and the private placement warrants underlying the private placement units, voting together as a single class, to allow for the warrants to be, or continue to be, as applicable, classified as equity in our financial statements and (c) all other modifications or amendments to our warrant agreement with respect to (i) the public warrants require the vote or written consent of holders of at least 50% of the then outstanding public warrants, and (ii) the private placement warrants underlying the private placement units require the vote or written consent of holders of at least 50% of the then outstanding private placement warrants underlying the private placement units. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, including the warrant agreement, or extend the time to consummate an initial business combination in order to effectuate our initial business combination. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement units and restricted Class A shares into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote on the matter at a general meeting of the company, or by way of unanimous written member resolution, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company). Our initial shareholders, who will collectively beneficially own 25% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement units and restricted Class A shares will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units and restricted Class A shares prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, which may only be approximately $10.05 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders and/or warrant holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or warrants received. In addition, shareholders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2025. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for so long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to Our Securities

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. In the event that a shareholder fails to comply with these or any other procedures disclosed in the tender or proxy materials, as applicable, its shares may not be redeemed. See “Proposed Business — Tendering Share Certificates in Connection With a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date that the Class A ordinary shares and public warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and public warrants will be separately listed on Nasdaq. Although after giving effect to this offering we expect to meet, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. In general, we must maintain a minimum market value of listed securities (generally $50,000,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, unless we decide to list on a different Nasdaq tier such as the Nasdaq Capital Market which has different initial listing requirements, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $5.0 million, and we would be required to have a minimum of 400 round lot holders of our unrestricted securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities with the potential for higher volatility than more liquid securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and public warrants will be listed on Nasdaq, our units, Class A ordinary shares and public warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and public warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include three-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary share and the one-half of one redeemable public warrant to purchase one Class A ordinary share included in each unit could be challenged by the IRS or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law, and the adjustment to the exercise price and/or redemption price of the warrants could give rise to a dividend income to investors without a corresponding payment of cash. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Income Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Income Tax Considerations — U.S. Federal Income Tax Considerations” for a summary of the material U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you may lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior written consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Our independent registered accounting firm and the underwriters will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. Our independent registered accounting firm and the underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per public share initially held in the trust account, due to claims of such creditors.

Sponsor HoldCo has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn for permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor HoldCo will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether Sponsor HoldCo has sufficient funds to satisfy their respective indemnity obligations and believe that Sponsor HoldCo’s only assets are securities of our company. Sponsor HoldCo may not have sufficient funds available to satisfy those obligations. We have not asked Sponsor HoldCo to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of Sponsor HoldCo, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn for permitted withdrawals, and Sponsor HoldCo asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Sponsor HoldCo to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Sponsor HoldCo to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per share.

If we have not completed our initial business combination within 18 months of the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, our public shareholders may be forced to wait beyond such 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or any such Extension Period before redemption from our trust account.

If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will distribute the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected as required by our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or any Extension Period before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.

If we are unable to complete an initial business combination within the 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering). Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote on the matter at a shareholder meeting of the company, or by way of a unanimous written member resolution. If we seek shareholder approval to extend the initial 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) in which to complete an initial business combination to a later date, we will offer our public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of up to approximately $18,300 and to imprisonment for five years in the Cayman Islands.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units.

However, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating thereto until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Additionally, if, at the time that a public warrant is exercised, our Class A ordinary shares are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the event of a cashless exercise pursuant to the preceding paragraph, the number of Class A ordinary shares that you will receive upon cashless exercise of a public warrant will be based on the formula described under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.”

There may be a circumstance where an exemption from registration exists for holders of our private placement units to exercise the private placement warrants underlying their private placement units while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, Sponsor HoldCo, CCM and Seaport and their respective permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the ordinary shares underlying their private placement warrants underlying the private placement warrants, while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

The grant of registration rights to our sponsor, initial shareholders, CCM, Seaport and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our sponsor, initial shareholders, CCM, Seaport and their permitted transferees can demand that we register the resale of their founder shares after those shares convert to our Class A ordinary shares. In addition, our sponsor, Sponsor HoldCo, CCM, Seaport and their respective permitted transferees can demand that we register the resale of the Class A ordinary shares underlying the private placement units, the private placement warrants underlying private placement units, the Class A ordinary shares underlying such private placement warrants, and the restricted Class A shares, as applicable, and holders of private placement units that may be issued upon conversion of working capital loans may demand that we register the resale the Class A ordinary shares underlying such private placement units, the private placement warrants underlying such private placement units and the Class A ordinary shares underlying such private placement warrants.

We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders or their permitted transferees, holders of our private placement units or holders of our private placement units issued in connection with working capital loans are registered for resale.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 Class A ordinary shares, $0.0001 par value per share, 20,000,000 Class B ordinary shares, $0.0001 par value per share, and 1,000,000 undesignated preference shares, $0.0001 par value per share. Immediately after this offering, there will be 172,430,312 and 14,166,667 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount takes into account 325,000 restricted Class A shares (which would vest only upon the consummation of the initial business combination) and shares reserved for issuance upon exercise of outstanding warrants, but does not take into account the shares reserved for issuance upon conversion of the Class B ordinary shares. Class B ordinary shares are convertible into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares to redeem the warrants as described in “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants — Redemption of Public Warrants” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares on any initial business combination. The issuance of additional ordinary shares or preference shares:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, ordinary shares and/or public warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.0037 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the share of Class A ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Sponsor HoldCo and our other initial shareholders acquired the founder shares at a final price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 93.70% (or $9.37 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $0.63 and the initial offering price of $10.00 per unit (assuming maximum redemption). This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares in connection with the consummation of our initial business combination, or earlier at the option of the holders thereof, and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Holders of our founder shares will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). In addition, prior to our initial business combination, holders of the founder shares will have the right to vote to appoint all of our directors and may remove members of the board of directors for any reason. To the extent that any non-managing HoldCo investors participate in this offering, they will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our directors or officers, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any Class A ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions.

In addition, our board of directors, whose members were appointed by Sponsor HoldCo, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our sponsor, because of their ownership position and control of Sponsor HoldCo, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination.

Accordingly, holders of our founder shares will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants.

Our public warrants will be issued in registered form under a warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants underlying the private placement units or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants under the warrant agreement in any material respect, (b) the terms of the warrants may be amended with the vote or written consent of at least 50% of the then outstanding public warrants and private placement warrants underlying the private placement units, voting together as a single class, to allow for the warrants to be or continue to be, as applicable, classified as equity in our financial statements and (c) all other modifications or amendments to our warrant agreement with respect to (i) the public warrants require the vote or written consent of holders of at least 50% of the then outstanding public warrants and (ii) the private placement warrants underlying the private placement units require the vote or written consent of holders of at least 50% of the then outstanding private placement units. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Unlike some other similarly structured blank check companies, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares.

Upon the closing of this offering, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). This is different from some other similarly situated blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your public warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant if, among other things, the last reported sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “Description of Securities — Redeemable Warrants — Redemption procedures and cashless exercise — Anti-dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or we have elected to require the exercise of the warrants on a cashless basis as described under the heading “Description of Securities — Redeemable Warrants — Redemption procedures and cashless exercise.” As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the issued and outstanding public warrants could force you to: (i) exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants; or (iii) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your public warrants.

Our management’s ability to require holders of our public warrants to exercise such public warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the public warrants than they would have received had they been able to exercise their public warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus has been satisfied, our management will have the option to require any holder that wishes to exercise its public warrants (including any public warrants held by Sponsor HoldCo, our sponsor, officers, directors or their permitted transferees) to do so on a cashless basis. If our management chooses to require holders to exercise their public warrants on a cashless basis in accordance with the provisions of the warrant agreement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised their public warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

Our warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 8,750,000 Class A ordinary shares (or up to 10,062,500 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in private placements an aggregate of 663,125 private placement units, each private placement warrant thereunder exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. Our initial shareholders currently hold 6,708,333 Class B ordinary shares (up to 875,000 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares are convertible into Class A ordinary shares on a one-for-one basis at the time of our initial business combination, or earlier at the option of the holder, subject to adjustment as set forth herein. In addition, if either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers make any working capital loans, up to $2,000,000 of such loans for each such person may be converted into Class A ordinary shares or units upon the consummation of our initial business combination at the price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. To the extent we issue Class A ordinary shares to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants underlying the private placement units are identical to the public warrants sold as part of the units in this offering except that: (i) they will not be redeemable by us; (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 180 days after the completion of our initial business combination; (iii) they may be exercised by the holders on a cashless basis and (iv) they (including the Class A ordinary shares issuable upon exercise of these warrants) are entitled to registration rights. With respect to any private placement units held by CCM, Seaport and/or their designees, such private placement units will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and the private placement warrants underlying such private placement units will not be exercisable more than five (5) years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). Notwithstanding the foregoing, CCM or Seaport may not exercise their demand and “piggy-back” registration rights after five (5) and seven (7) years after the commencement of sales of this offering and may not exercise their demand rights on more than one occasion.

Because each unit contains one-half of one redeemable public warrant and only a whole public warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one redeemable public warrant. Pursuant to the warrant agreement, no fractional public warrants will be issued upon separation of the units, and only whole public warrants will trade. This is different from other offerings similar to ours whose units include one ordinary share and one whole public warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the public warrants upon completion of a business combination since the public warrants will be exercisable in the aggregate for a third of the number of shares compared to units that each contain a whole public warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a public warrant to purchase one whole share.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time, upon exercise of the warrants in such situations. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within fifteen business days of the closing of an initial business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If:

•        we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share;

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions); and

•        the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and, in the case of the public warrants only, the $18.00 per share redemption trigger prices described below under “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants — Redemption of Public Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Risks Relating to Sponsor HoldCo, our Sponsor and Management Team

Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Our officers are engaged in several other business endeavors for which they may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. Because the other entities to which our directors and officers owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Officers.”

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and in particular, Adam Gishen, our Chief Executive Officer and a director, Min Lee, our Chief Financial Officer, and Robert Rackind, our Executive Chairman. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Sponsor HoldCo, our sponsor and directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business. Sponsor HoldCo, our sponsor and directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination.

Our directors and officers also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

In addition, Sponsor HoldCo, our sponsor and our directors and officers may sponsor or form other special purpose acquisition companies with acquisition objectives that are similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. Because the other entities to which our directors and officers owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. Because the other entities to which our directors and officers owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

In particular, affiliates of our sponsor have invested in a diverse set of industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with Sponsor HoldCo, our sponsor, directors or officers which may raise potential conflicts of interest.

In light of the involvement of our sponsor, directors and officers with other entities, we may decide to acquire one or more businesses affiliated with Sponsor HoldCo, our sponsor, directors or officers. Certain of our directors and officers also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Sponsor HoldCo, our sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or valuation or appraisal firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with Sponsor HoldCo, our sponsor, directors, or officers, non-managing HoldCo investors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Our letter agreement with Sponsor HoldCo, our sponsor, directors and officers may be amended without shareholder approval.

Our letter agreement with Sponsor HoldCo, our sponsor, directors and officers contains provisions relating to transfer restrictions of our founder shares, private placement units and restricted Class A shares, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 180 days following the date of this prospectus will require the prior written consent of the underwriters). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

If the non-managing HoldCo investors purchase units in this offering, it could reduce the trading volume, volatility and liquidity for our shares, and adversely affect the trading price of our shares.

Seven non-managing HoldCo investors have expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering at the offering price (assuming the exercise in full of the underwriters’ over-allotment option). While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. Units sold in this offering purchased by the non-managing HoldCo investors would not be subject to contractual lock-up limitations. Because these expressions of interest are not binding agreements or commitments to purchase, each of the non-managing HoldCo investors may determine to purchase fewer or no units in this offering or the underwriters may determine to sell fewer or no units to the non-managing HoldCo investors. Depending on how many units are purchased by the non-managing HoldCo investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. We do not expect a purchase of units by the non-managing HoldCo investors to negatively impact our ability to meet Nasdaq listing eligibility requirements.

Although we have no knowledge of any affiliation or other agreement or arrangement, as to voting of our securities or otherwise, among the non-managing HoldCo investors, if such investors all elect to purchase the full amount of our units described herein and so long as they hold a substantial portion of the units purchased, Sponsor HoldCo and the non-managing HoldCo investors would collectively own a significant number of our shares. Therefore, in the event that the non-managing HoldCo investors purchase the full amount of units described herein, continue to hold the shares included in the units and individually decide to vote such shares in favor of our initial business combination, we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved.

Potential participation in this offering by our non-managing HoldCo investors could reduce the public float for our securities.

Seven non-managing HoldCo investors have indicated an interest to purchase up to an aggregate of approximately $115 million of the units offered in this offering at the initial public offering price (assuming the exercise in full of the underwriters’ over-allotment option). These indications of interest are not binding agreements or commitments to purchase. As a result, such parties could determine to purchase less or no units in this offering, and the underwriters could determine to sell less or no units to them. If our non-managing HoldCo investors are not allocated all or a portion of the units in which they have indicated an interest in this offering, and they purchase any such units, such purchase or purchases could reduce the available public float for our securities if such parties hold these securities long-term.

Since Sponsor HoldCo, our sponsor, officers and directors and any other holder of our founder shares, including any non-managing HoldCo investors, CCM and Seaport will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), because Sponsor HoldCo, our sponsor, officers and directors and any other holder of our founder shares, including any non-managing HoldCo investors, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, and because Sponsor Holdco will be issued restricted Class A shares (which would vest only upon the consummation of our initial business combination) at no additional cost (i.e., as a “sweetener”), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto.

On July 12, 2024, Sponsor HoldCo paid $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 6,708,333 founder shares. Prior to this initial investment in us by the Sponsor HoldCo, we had no assets, tangible or intangible. On August 6, 2024, the Sponsor HoldCo transferred 30,000 founder shares to each of our independent directors and 130,000 founder shares to our Executive Chairman (an aggregate of 220,000 founder shares), in each case at their original purchase price. Our sponsor holds founder shares through the Sponsor HoldCo, which has committed to purchase our private placement units and restricted Class A shares. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo.

Up to 875,000 of the founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Our initial shareholders and their permitted transferees will collectively beneficially own 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans).

Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price. CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Certain non-managing HoldCo investors have expressed to us (A) an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering; of such aggregate amount, expressions of interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, of 260,000 private placement units (at an aggregate price of $2,600,000) were from investors identified by, and from among the extensive professional network of, our leadership team and the team members of our sponsor. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Each private placement unit consists of one Class A ordinary share and one-half of one private placement warrant. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. If we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless.

Given the differential in the purchase price paid for the founder shares as compared to the initial public offering price of the public shares and the substantial number of Class A ordinary shares that holders of our founder shares would receive upon conversion of the founder shares upon a business combination, the founder shares may have significant value after the business combination even if our Class A ordinary shares trade below the initial public offering price and holders of our public shares have a substantial loss on their investment. Our sponsor and initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders. If the non-managing HoldCo investors hold a substantial number of our units and restricted Class A shares, then the non-managing HoldCo investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their indirect ownership of founder shares and the restricted Class A shares as further discussed in this prospectus. The non-managing HoldCo investors will share in any appreciation of the founder shares and the vesting of restricted Class A shares through their membership interests in Sponsor HoldCo if we successfully complete a business combination. Accordingly, non-managing HoldCo investors’ interests in the founder shares and restricted Class A shares owned by them indirectly through their membership interests in Sponsor HoldCo may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.

The personal and financial interests of Sponsor HoldCo, our sponsor, directors and officers and any holders of our founder shares, our private placement units, or our restricted Class A shares may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination and may result in a misalignment of interests between the holders of our founder shares, including any non-managing HoldCo investors, and our officers and directors, on the one hand, and our public shareholders, on the other. These risks may become more acute as the deadline to complete our initial business combination nears. In particular, because the founder shares were purchased at a purchase price of approximately $0.0037 per share, the holders of our founder shares (including any non-managing HoldCo investors and certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). For example, a holder of 1,000 founder shares would have paid approximately $3.70 to purchase such shares. At the time of an initial business combination, such holder would be able to convert such founder shares into 1,000 Class A ordinary shares, and would receive the same consideration in connection with our initial business combination as a public shareholder for the same number of Class A ordinary shares. If the trading price of our Class A ordinary shares on a post-combination basis (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination) were to decrease to $5.00 per Class A ordinary share, such holder of our founder shares would obtain a profit of approximately $4,996.30 on account of the 1,000 founder shares that the holder had converted into Class A ordinary shares in connection with the initial business combination. By contrast, a public shareholder holding 1,000 Class A ordinary shares acquired in this offering would lose approximately $5,000 in connection with the same transaction.

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Additionally, we are not prohibited from pursuing an initial business combination with a company that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors, or making the acquisition through a joint venture or other form of shared ownership with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

On October 14, 2024, a member of our sponsor (the “Borrower”), issued a promissory note in the principal amount of up to £200,000 (the “Note”) to Robert Rackind, our Executive Chairman. Pursuant to the Note, in the event that we liquidate and dissolve without having consummated an initial business combination, the Borrower shall have no obligation to repay the principal amount outstanding under the Note or any accrued interest. For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

The nominal purchase price paid by Sponsor HoldCo and certain of our independent directors for the founder shares and the vesting of the restricted Class A shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.05 per public share, implying an initial value of $10.05 per public share. However, prior to this offering, Sponsor HoldCo and certain of our independent directors paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0037 per share. In addition, the restricted Class A shares to be held by Sponsor HoldCo would vest only upon the consummation of the initial business combination. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares and the restricted Class A shares vest. For example, the following table shows the dilutive effect of the founder shares and the vesting of the restricted Class A shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $168,875,000 which is the amount we would have for our initial business combination in the trust account after payment of $7,000,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private placement warrants. At such valuation, each of our ordinary shares would have an implied value of $7.04 per share upon consummation of our initial business combination, which would be an approximate 30.0% decrease as compared to the initial implied value per public share of $10.05.

Public shares	17,500,000
Private placement units	663,125
Founder shares	5,833,333
Total shares	23,996,458	(1)
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$168,875,000
Public shareholders’ investment per Class A ordinary share	$10.00
Sponsor HoldCo’s investment per Class B ordinary share	$0.0037
Initial implied value per public share	$10.05
Implied value per share upon consummation of initial business combination	$7.04

____________

(1)      Does not include 325,000 restricted Class A shares, which would vest only upon the consummation of the initial business combination.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, our sponsor, certain of our independent directors, CCM and Seaport, and the non-managing HoldCo investors (if any) will have invested in us an aggregate of $6,656,250, comprised of the $25,000 purchase price for the founder shares and the $6,631,250 purchase price for the private placement units and restricted Class A shares, as applicable. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 5,833,333 founder shares (assuming the underwriters’ over-allotment option was not exercised) would have an aggregate value of $58,333,333. Even if the trading price of our ordinary shares was as low as approximately $1.00 per share, and the private placement units and restricted Class A shares, as applicable, were worthless, the value of the founder shares would be equal to our sponsor’s, non-managing HoldCo investors’ (if any) and directors’ initial investment in us. As a result, our sponsor, the non-managing HoldCo investors (if any) and certain of our independent directors are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor or Sponsor HoldCo, as applicable, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. In addition, our non-managing HoldCo investors (if any) may have different interests than other public shareholders due to their additional upfront investment in the company and their membership interests in Sponsor HoldCo. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination, which may deprive us of key personnel.

While there is no current intention to do so, and the members of our management team and sponsor have not done so with any previously formed special purpose acquisition companies, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement units in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Adam Gishen, Min Lee, Richard Nespola, Jr. and Joseph Wagman. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Our initial business combination will require approval of a majority of our board of directors and a majority of our independent directors.

Pursuant to our amended and restated memorandum and articles of association and under Nasdaq rules, our initial business combination will require the approval of a majority of our board of directors and a majority of our independent directors. Unless we receive the requisite board member approvals, we will not be able to enter into a definitive merger or similar agreement relating to our initial business combination.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•        deterioration of political relations with the United States;

•        obligatory military service by personnel; and

•        government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination and such reincorporation or transfer by way of continuation may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our business combination or otherwise and, to the extent applicable, subject to requisite shareholder approval by special resolution under the Companies Act (with respect to which holders of Class B ordinary shares will be entitled to ten votes for every Class B ordinary share of which such person is the holder and a holder of Class A ordinary shares will be entitled to one vote for every Class A ordinary share of which such person is the holder), transfer by way of continuation and reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. Such transaction may result in tax liability for a shareholder or warrant holder in the jurisdiction in which the shareholder or warrant holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. In the event of a reincorporation pursuant to our initial business combination, such tax liability may attach prior to the consummation of redemptions of any of our public shares properly submitted to us for redemption in connection with such business combination. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation or continuation.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may, subject to applicable law and the requisite shareholder approval by special resolution under the Companies Act (with respect to which holders of Class B ordinary shares will be entitled to ten votes for every Class B ordinary share of which such person is the holder and a holder of Class A ordinary shares will be entitled to one vote for every Class A ordinary share of which such person is the holder) relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in certain of our target regions may fluctuate and may be affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to Our Status as a Foreign Entity

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

We have been advised by Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the company and received at its registered office will be forwarded unopened to the forwarding address supplied by company to be dealt with. None of the company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

General Risk Factors

We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are an exempted company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

We have a working capital deficiency and a weak cash position.

As of July 12, 2024, we had $25,000 in cash and a working capital deficiency of $286,495. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, increase the risk that our independent registered public accounting firm could raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the company.

Information regarding performance by our management team and their affiliates is presented for informational purposes only. Past performance by our management team and their affiliates is not a guarantee that (1) we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units and restricted Class A shares are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets of at least $5,000,001 immediately prior to or upon the successful completion of this offering and the sale of the private placement units and restricted Class A shares and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and SPAC initial business combinations; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC transaction registration statements. In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals. Compliance with such rules and related guidance may increase the costs and the time needed to negotiate and complete an initial business combination, may constrain the circumstances under which we could complete an initial business combination or otherwise impair our ability to complete a business combination.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors until after the consummation of our initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are treated as a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or warrants (regardless of whether we remain a PFIC for subsequent taxable years), the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend upon, among others, the status of an acquired company pursuant to a business combination, the amount of our passive income and assets in the year of the business combination, the amount of passive income and assets of the acquired business and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. For a more detailed explanation of the tax consequences of PFIC classification and certain elections that may be available to U.S. Holders, see “Income Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

The 1% U.S. federal excise tax on stock buybacks could be imposed on redemptions of our stock if we were to become a “covered corporation” in the future.

The IRA provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “stock buyback tax”), subject to certain exceptions. If applicable, the amount of the stock buyback tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the stock buyback tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect. In addition, the U.S. Treasury Department and IRS have released preliminary guidance and proposed regulations on the stock buyback tax that would potentially cause a non-U.S. corporation’s U.S. subsidiaries to be subject to the stock buyback tax with respect to any share repurchases made by the non-U.S. corporation under certain circumstances.

As an entity incorporated as a Cayman Islands exempted company, the stock buyback tax is currently not expected to apply to redemptions of our Class A ordinary shares (absent any regulations or other additional guidance that may be issued in the future). However, in connection with an initial business combination involving a company organized under the laws of the United States (or any subdivision thereof), it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on Nasdaq, in such a case we could be subject to the stock buyback tax with respect to any subsequent redemptions (including redemptions in connection with the initial business combination) that are treated as repurchases for this purpose. In all cases, whether and to what extent we would be subject to the stock buyback tax will depend on a number of factors, including (i) the structure of the initial business combination, including the extent to which the initial business combination involves a U.S. corporation and the extent to which we issue shares in the initial business combination or otherwise during the same taxable year that are eligible to offset any redemptions or other repurchases, (ii) the fair market value of the shares redeemed and (iii) the extent such redemptions could be treated as dividends and not as repurchases. The applicability of the stock buyback tax to us could be further affected by the content of any final regulations, clarifications or other additional guidance from the U.S. Treasury Department that may be issued and applicable to the redemptions.

Any stock buyback tax that becomes payable as a result of any redemptions of our Class A ordinary shares (or other shares into which such Class A ordinary shares may be converted) in connection with our initial business combination or otherwise would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such stock buyback tax.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Since only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the Nasdaq, the Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board that includes a majority of “independent directors,” as defined under the rules of the Nasdaq;

•        we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        a majority of the independent directors recommend director nominees for selection by the board of directors.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

USE OF PROCEEDS

We are offering 17,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$175,000,000	$201,250,000
Gross proceeds from private placement units offered to the sponsor in the private placement	4,400,000	4,400,000
Gross proceeds from private placement units offered to CCM and Seaport in the private placement(5)	2,231,250	2,828,440
Total gross proceeds	$181,631,250	$208,478,440
Estimated offering expenses(4)
Underwriting (2.0% of gross proceeds from units offered to public, excluding deferred portion)(2)	$3,500,000	$4,025,000
Legal fees and expenses	300,000	300,000
Accounting fees and expenses	90,000	90,000
Printing and engraving expenses	27,000	27,000
SEC and FINRA expenses	70,000	70,000
Roadshow expenses	5,000	5,000
Exchange listing fees	80,000	80,000
Miscellaneous expenses(3)	50,000	50,000
Total estimated offering expenses (other than underwriting commissions)	$622,000	$622,000
Proceeds after estimated offering expenses	$177,509,250	$203,831,440
Held in trust account(2)	$175,875,000	$202,256,250
% of public offering size	100.50%	100.50%
Not held in trust account	$1,634,250	$1,575,190

The following table shows the use of the approximately $1,634,250 of net proceeds not held in the trust account (excluding permitted withdrawals).(4)

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$500,000	30.6%
Legal and accounting fees related to regulatory reporting obligations	375,000	22.9%
Directors and officers insurance premiums	250,000	15.3%
Continued exchange listing fees	160,000	9.8%
Other miscellaneous expenses	349,250	21.4%
Total	$1,634,250	100.0%

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(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      The underwriters have agreed to defer underwriting commissions of up to (i) 4.0% of the gross proceeds of the units sold in the offering including pursuant to the over-allotment option. Accordingly, upon and concurrently with the completion of our initial business combination, up to $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) which constitutes the underwriters’ deferred commissions on the base offering and the overallotment option, if applicable, will be paid to the underwriters based on the percentage of funds remaining in the trust account after redemptions of public shares from the funds held in the trust account. The deferred commissions will be released to the underwriters only upon completion of an initial business combination. The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)      These expenses are estimates only. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account, which we may access for permitted withdrawals. In addition, in order to finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

(5)      CCM and Seaport will each fund the purchase of the private placement units with $0.10 per unit, or $0.20 per unit sold in connection with the over-allotment option, of its upfront underwriting fee.

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $175,875,000 (or $202,256,250 if the underwriters’ over-allotment option is exercised in full), including $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be deposited in a U.S.-based trust account maintained by Odyssey Transfer and Trust Company acting as trustee. The funds in the trust account will be invested or held only in either (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Based on current interest rates, we estimate that the interest earned on the funds held in the trust account will be approximately $7,474,688 per year, assuming an interest rate of 4.25% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for permitted withdrawals, if any. The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law. Based on current interest rates, we expect that interest earned on the funds held in the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the corresponding deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting commissions. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from Sponsor HoldCo, our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different from the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our sponsor, initial shareholders, directors and officers, as applicable, have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. In addition, our sponsor, initial shareholders, directors and officers, as applicable, have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. However, if our sponsor or initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, subject always to applicable Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase or decrease the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the public warrants we are offering pursuant to this prospectus or the warrants included in the private placement units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with (i) the sale and exercise of warrants, including the warrants included in the private placement units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized, (ii) the issuance of additional Class A ordinary shares or preference shares in connection with a third-party private financing in order to complete our initial business combination, or under an employee incentive plan after completion of our initial business combination, and (iii) the vesting of the restricted Class A shares upon the consummation of our initial business combination. Such issuances may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares in connection with the consummation of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure and may result in substantial dilution for public shareholders. The effect of this dilution will be greater for public shareholders who do not redeem. See “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting commissions may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us” and “Risk Factors — Risks Relating to Our Securities — We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.”

Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

At July 12, 2024, our net tangible book value was a deficiency of $(286,495) or approximately $(0.04) per Class B ordinary share. After giving effect to the sale of 17,500,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at July 12, 2024 would have been $5,000,001 or $0.63 per share, representing an immediate decrease in net tangible book value (as decreased by the value of the 17,500,000 Class A ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.67 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $9.37 per share or 93.70% to our public shareholders not exercising their redemption rights (assuming maximum redemption). The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $9.44 per share or 94.40% (assuming maximum redemption).

Assuming various redemption scenarios and after giving effect to the sale of 17,500,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at July 12, 2024 would have been the following to the public shareholders on a per-share basis immediately after this offering:

As of July 12, 2024
Offering Price of $10.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.02	$6.40	$3.60	$5.46	$4.54	$3.86	$6.14	$0.56	$9.44

Assuming No Exercise of Over-Allotment Option
$7.00	$6.38	$3.62	$5.44	$4.56	$3.86	$6.14	$0.63	$9.37

For purposes of presenting the Maximum Redemption scenario, we have reduced our NTBV after this offering (assuming no exercise of the underwriters’ option to purchase additional units) by $175,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest, divided by the number of Class A ordinary shares sold in this offering).

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)
Increase attributable to public shareholders	7.04	7.06	6.42	6.44	5.48	5.50	3.90	3.90	0.67	0.60
Pro forms net tangible book value after this offering and the sale of the private placement shares	7.00	7.02	6.38	6.40	5.44	5.46	3.86	3.86	0.63	0.56
Dilution to public shareholders	$3.00	$2.98	$3.62	$3.60	$4.56	$4.54	$6.14	$6.14	$9.37	$9.44
Percentage of dilution to public shareholders	30.00%	29.80%	36.20%	36.00%	45.60%	45.40%	61.40%	61.40%	93.70%	94.40%
Numerator:
Net tangible book deficit before this offering	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)	$(286,495)
Net proceeds from this offering and the sale of the private placement warrants(1)	177,509,250	208,831,440	177,509,250	208,831,440	177,509,250	208,831,440	177,509,250	208,831,440	177,509,250	208,831,440
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	280,396	280,396	280,396	280,396	280,396	280,396	280,396	280,396	280,396	280,396
Less: Deferred underwriting commissions	(7,000,000)	(8,050,000)	(7,000,000)	(8,050,000)	(7,000,000)	(8,050,000)	(7,000,000)	(8,050,000)	(7,000,000)	(8,050,000)
Less: overallotment liability	(356,100)	—	(356,100)	—	(356,100)	—	(356,100)	—	(356,100)	—
Less: Amounts paid for redemptions(2)	—	—	(41,286,757)	(47,693,833)	(82,573,524)	(95,387,666)	(123,860,280)	(143,081,498)	(165,147,050)	(190,775,340)
	$170,147,051	$195,775,341	$128,860,294	$148,081,508	$87,573,527	$100,387,675	$46,286,771	$52,693,843	$5,000,001	$5,000,001
Denominator:
Ordinary shares outstanding prior to this offering	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333	6,708,333
Ordinary shares forfeited if over-allotment is not exercised	(875,000)	—	(875,000)	—	(875,000)	—	(875,000)	—	(875,000)	—
Ordinary shares offered	17,500,000	20,125,000	17,500,000	20,125,000	17,500,000	20,125,000	17,500,000	20,125,000	17,500,000	20,125,000
Less Ordinary shares redeemed	—	—	(4,108,135)	(4,745,655)	(8,216,271)	(9,491,310)	(12,324,406)	(14,236,965)	(16,432,542)	(18,982,621)
Private Placement Shares	663,125	722,844	663,125	722,844	663,125	722,844	663,125	722,844	663,125	722,844
Restricted shares	325,000	325,000	325,000	325,000	325,000	325,000	325,000	325,000	325,000	325,000
	24,321,458	27,881,177	20,213,323	23,135,522	16,105,187	18,389,867	11,997,052	13,644,212	7,888,916	8,898,556

____________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $622,000 and underwriting commissions of $3,500,000 (excluding deferred underwriting commissions). See “Use of Proceeds.”

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases and Other Transactions With Respect to our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at July 12, 2024 and as adjusted to give effect to the sale of our 17,500,000 units in this offering for $175,000,000 (or $10.00 per unit) and the sale of 663,125 private placement units for $6,631,250 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:

	July 12, 2024
	Actual	As Adjusted
Deferred underwriting commissions	$—	$7,000,000
Advances from related party	19,795	—
Over-allotment option liability(7)		356,100
Class A ordinary shares, subject to possible redemption; 0 shares actual and 17,500,000 shares as adjusted(1)(3)(4)	—	175,875,000
Shareholders’ equity:
Preference shares, $0.0001 par value, 1,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)	—	—
Ordinary shares, $0.0001 par value, 220,000,000 shares authorized (actual and adjusted)
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual); 0 and 1,051,875 shares issued and outstanding (excluding 17,500,000 shares subject to redemption) (as adjusted)	—	99
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized (actual and as adjusted); 6,708,333 issued and outstanding (actual) 5,833,333 issued and outstanding (as adjusted)(2)(5)	671	583
Additional paid-in capital(6)	24,329	—
Accumulated deficit(6)	(31,099)	(5,728,631)
Total shareholders’ deficit	(6,099)	(5,727,949)
Total capitalization	$13,696	$177,503,151

____________

(1)      Upon the consummation of our initial business combination, we will provide our shareholders (but not our sponsor, initial shareholders, officers, or directors) with the opportunity to redeem or sell their public shares, regardless of whether they abstain, vote for, or against, our initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(2)      Assumes the full forfeiture of 875,000 shares that are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(3)      All of the 17,500,000 Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC 480-10S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 17,500,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e. public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (1) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable), or if later, to the earliest redemption date of the instrument, or (2) recognize changes in the redemption value immediately as they occur and adjust the carrying amounts of the instruments to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e. a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(4)      The “as adjusted” amount of ordinary shares, subject to redemption equals the “as adjusted” total assets of $177,503,151, less the “as adjusted” total liabilities of $7,356,100, less the “as adjusted” total shareholders’ deficit of $5,727,949. The value of Class A ordinary shares that may be redeemed is equal to $10.05 per share (which is the assumed redemption price) multiplied by 17,500,000 Class A ordinary shares, which is the maximum number of Class A ordinary shares that may be redeemed for a $10.05 purchase price per share. The “as adjusted” amount is immediately accreted to redemption value and treated as a deemed dividend (i.e. a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(5)      Actual share amount is prior to any forfeiture of founder shares by the holders thereof (which depends on the extent to which the underwriters’ over-allotment option is exercised) and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.

(6)      The “as adjusted” additional paid-in capital and accumulated deficit includes the immediate accretion of the carrying value of Class A ordinary shares subject to possible redemption to redemption value to reduce the additional paid-in capital to zero.

(7)      Represents the value of 45-day over-allotment option from the date of this offering granted to the underwriters to purchase an aggregate of up to 2,625,000 additional units at the initial public offering price less the underwriting commissions. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units and restricted Class A shares, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares or preference shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, ordinary shares and/or warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of July 12, 2024, we had $25,000 in cash, a working capital deficit of $286,495 and deferred offering costs of $280,396. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our unaudited interim financial statements contained elsewhere in this prospectus. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $25,000 paid by Sponsor HoldCo to cover certain of our offering and formation costs in exchange for the issuance of the founder shares to Sponsor HoldCo (a portion of which will be transferred to our independent directors and Executive Chairman).

We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $622,000 and cash underwriting discounts of $3,500,000 (excluding deferred underwriting commissions of $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full)), and (2) the sale of the private placement units and restricted Class A shares, as applicable, for a purchase price of $6,631,250 will be $177,509,250 (or $203,831,440 if the underwriters’ over-allotment option is exercised in full). Of this amount, $175,875,000 or $202,256,250 if the underwriters’ over-allotment option is exercised in full, including $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested or held only in either (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” The remaining $1,634,250 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $622,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $622,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us approximately $1,634,250 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the funds held in the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $375,000 for legal and accounting fees related to regulatory reporting requirements; $250,000 for payment of directors and officers insurance premiums; $160,000 for continued exchange listing fees; and $349,250 for other miscellaneous expenses.

These amounts are estimates and may differ materially from our actual expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness could have rights that are senior to our equity issuances and could contain covenants that restrict our operations. Further, as described under “Founder shares conversion and anti-dilution rights”, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, any backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to evaluate and report on an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2025. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units and restricted Class A shares held in the trust account will be invested or held either (i) in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “Risk Factors — Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On July 12, 2024, Sponsor HoldCo paid $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 6,708,333 founder shares. Prior to this initial investment in us by the Sponsor HoldCo, we had no assets, tangible or intangible. On August 6, 2024, the Sponsor HoldCo transferred 30,000 founder shares to each of our independent directors and 130,000 founder shares to our Executive Chairman (an aggregate of 220,000 founder shares), in each case at their original purchase price. Our sponsor holds founder shares through the Sponsor HoldCo, which is expected to commit to purchase our private placement units and restricted Class A shares. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Up to 875,000 of the founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Our initial shareholders and their permitted transferees will collectively beneficially own 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans).

On October 14, 2024, a member of our sponsor (the “Borrower”), issued a promissory note in the principal amount of up to £200,000 (the “Note”) to Robert Rackind, our Executive Chairman. Pursuant to the Note, Mr. Rackind agreed to lend to the Borrower, (i) an aggregate of £40,000, which Mr. Rackind disbursed to the Borrower in two disbursements of £20,000 each on July 1, 2024 and August 5, 2024, respectively, and (ii) £160,000 upon the consummation of this offering. For purposes of the Cash Method (as defined below) only, the Note bears interest on the principal amount outstanding thereunder at a rate of eight percent per annum, and the Note is due and payable in full upon the consummation of the initial business combination either, at the payment method election of the Borrower, (i) in cash in an amount equal to the sum of (A) the aggregate principal amount outstanding under the Note and (B) accrued interest, which amount shall not be greater than the sum of £200,000 and accrued interest (such payment method, the “Cash Method”), or (ii) in kind by transferring to Mr. Rackind or his designee 25% of the aggregate amount of membership interests of our sponsor held directly or indirectly by the Borrower. In the event that we liquidate and dissolve without having consummated an initial business combination, the Borrower shall have no obligation to repay the principal amount outstanding under the Note or any accrued interest. The Note contains certain customary events of default and related remedies and acceleration provisions.

Mr. Rackind has expressed an interest to commit to purchase, from Sponsor Holdco, Class B membership units in Sponsor HoldCo for an aggregate principal amount of $50,000, and is expected to be a non-managing HoldCo investor.

Sponsor HoldCo, our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to Sponsor HoldCo, our sponsor, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. See “— Liquidity and Capital Resources.”

Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price. CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Certain non-managing HoldCo investors have (A) expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) expressed an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering; of such aggregate amount, expressions of interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, of 260,000 private placement units (at an aggregate price of $2,600,000) were from investors identified by, and from among the extensive professional network of, our leadership team and the team members of our sponsor. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Each private placement unit consists of one Class A ordinary share and one-half of one private placement warrant. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. If we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless.

The private placement units are identical to the units sold in this offering except that the private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 180 days after the completion of our initial business combination and will be entitled to registration rights. The restricted Class A shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 90 days after the completion of our initial business combination and will be entitled to registration rights. In addition, pursuant to FINRA Rule 5110(e), any private placement units purchased by CCM, Seaport and/or their respective designees may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any member participating in the offering and the officers or partners, registered persons or affiliates thereof or as permitted by FINRA Rule 5110(e)(2). In addition, for as long as the warrants underlying the private placement units are held by CCM, Seaport and/or their respective designees, they may not be exercised after five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8).

Pursuant to a registration rights agreement that we will enter into with our sponsor, initial shareholders, CCM and Seaport and/or their respective designees on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of private placement units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. The registration rights agreement provides that we will use our commercially reasonable efforts to effect the registration of the applicable securities after the completion of the initial business combination and prior to the expiration of the applicable lock-up period, as described herein. Notwithstanding the foregoing, CCM, Seaport and/or their respective designees may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years, respectively after the commencement of sales of this offering and may not exercise their demand rights on more than one occasion. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders — Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 12, 2024, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Overview

We are a blank check company, incorporated as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships, sector expertise and active management and operating experience. Our focus will be on identifying a target business with a management team that has demonstrated clear operating expertise over the past two years, with a focus on growing revenues, while operating with demonstrated control over operating costs and preservation of cash.

Our Sponsor

Our sponsor is FACT II Acquisition Parent LLC, a Cayman Islands limited liability company. Our sponsor was established by Adam Gishen, Min Lee, Richard Nespola, Jr. and Joseph Wagman to leverage their extensive experience in acquiring, building, operating and scaling global financial services and complex operations businesses in constantly evolving environments. Mr. Gishen has over 25 years of experience in financial services and has held senior leadership responsibilities in recent years as the Chief Executive Officer of Freedom Acquisition I Corp., a director of Complete Solaria, Inc. (Nasdaq: CSLR), and at Credit Suisse running its Global Investor Relations and Corporate Communications functions.

Mr. Lee has approximately 20 years of financial experience and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. Mr. Lee is a Co-Founder of BFY Capital, a specialty private credit investment platform focused on consumer brands in the natural and organic food, beverage, beauty and pet industries. Prior to BFY, Mr. Lee was the CFO of Patch of Land, a Director in Credit Suisse’s Investment Banking division, and worked at The Walt Disney Company as a Senior Analyst in the company’s Corporate Treasury group.

Mr. Nespola has over 24 years of experience as an operator and private investor and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. He is Co-Founder of Working Lab Capital, BFY Capital and Victura Capital, which are diversified private investment platforms focused on venture, specialty private credit and real estate respectively. Previously, Mr. Nespola was a member of the leadership team of Liquidity Services (Nasdaq: LQDT); as Director, he led Global Sales, FP&A, and Channel Revenue Optimization functions and was part of the Corporate Development team focused on acquisitions. Prior to LQDT, Mr. Nespola worked at Freddie Mac, leading structured transactions for the Security Sales & Trading Group. Mr. Nespola is also a Partner in Quimby Ventures where he oversees alternative fund investments. Mr. Nespola has his MBA from the NYU Stern School of Business and holds his BA from Washington University in St Louis.

Mr. Wagman is a member of the investment team of our sponsor, and he was previously a member of the investment team of Freedom Acquisition I Corp., where he held responsibilities in connection with Freedom Acquisition I Corp.’s business combination transaction with Complete Solaria, Inc., valuation and capital structuring, fundraising and investor relations. Mr. Wagman previously was a member of the J. Safra Group’s Private Equity investment team, where he was engaged in financial modeling, company valuations, portfolio management and transaction sourcing, and at SOSV, an early stage venture capital firm, where he worked closely with portfolio companies on their growth strategies and produced due diligence reports for the firm’s investment committee. Mr. Wagman holds a Bachelor of Science in Economics from the University of Birmingham and a Master of Science in Finance and Private Equity from the London School of Economics and Political Science.

We believe that the collective experience of the team members of our sponsor, in combination with their deep and broad global network of relationships across public and private sectors in both mature as well as emerging markets, provides us with a competitive advantage to identify, structure, finance and acquire the operations of a compelling target business. In pursuing our strategy of creating a strong operating company, capable of scaling up and generating free cash flow, we intend to add value to the target business through active engagement with its management team, and enabling that company to leverage the benefits of scale to grow and increase profitability.

Although our sponsor may undertake any activities permitted under Cayman Islands law and other applicable law, our sponsor’s business is focused on investing in our company. The managing members of our sponsor are Adam Gishen, our Chief Executive Officer, Min Lee, our Chief Financial Officer, Richard Nespola, Jr. and Joseph Wagman. Messrs. Gishen, Lee, Nespola and Wagman control the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date hereof, other than Messrs. Gishen, Lee, Nespola and Wagman, no other person has a direct or indirect material interest in our sponsor. Messrs. Gishen, Lee, Nespola and Wagman own membership interests in our sponsor, which represent approximately 100% of the economic rights attributable to the assets of our sponsor.

Our sponsor is the managing member of FACT II Acquisition LLC, a Cayman Islands limited liability company, our Sponsor HoldCo, through which our sponsor (i) holds its founder shares (as defined below) and (ii) will commit to purchase private placement units and restricted Class A shares, as applicable, as further described herein. Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price. Certain non-managing HoldCo investors have (A) expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) expressed an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price; subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors at the closing of this offering reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares held by Sponsor HoldCo. See “Summary — The Offering.” In addition, an aggregate of 220,000 founder shares were transferred to our independent directors, Nell Cady-Kruse, James Rallo and Hella Alashkar, and our Executive Chairman, Robert Rackind, for their services as a director. Because (i) none of the non-managing HoldCo investors will hold voting interests in our sponsor nor have any rights to control our sponsor or to vote or dispose of any securities held by our sponsor and (ii) no individual non-managing HoldCo investor would indirectly own a significant percentage of any of the securities held by our sponsor, none of the non-managing HoldCo investors will have a direct or indirect material economic interest in our sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FACT II Acquisition Parent LLC	17,500 private placement units to be purchased simultaneously with the closing of this offering	$175,000
FACT II Acquisition LLC	6,708,333 Class B ordinary shares (of which an aggregate of 220,000 Class B ordinary shares were transferred to our independent directors and Executive Chairman on August 6, 2024)(1)	$25,000

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination
	422,500 private placement units and 325,000 restricted Class A shares to be purchased simultaneously with the closing of this offering(2)(3)	$4,225,000

Up to $2,000,000 in working capital loans, which loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender

		Working capital loans to finance transaction costs in connection with an initial business combination

____________

(1)      The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to the adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering, (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The anti-dilution provisions in our Class B ordinary shares may result in material dilution to the public shareholders.

(2)      Certain non-managing HoldCo investors have expressed to us (A) an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares, which shares would vest only upon the consummation of the initial business combination, at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering.

(3)      Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to sell and transfer to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor to the Company in connection with the initial business combination.

Because Sponsor HoldCo acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the section titled “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team — The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share” for more information.

The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all ordinary shares issued and outstanding upon the completion of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares, including but not limited to a private placement of equity or debt. Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

In addition, in order to facilitate our initial business combination, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units (other than private placement units indirectly owned by the non-managing Holdco investors) or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, the cashless exercise of the private placement warrants would further increase the dilution to our public shareholders.

Pursuant to a letter agreement to be entered with us, each of our sponsor, initial shareholders, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares, private placement units (and the underlying securities), and restricted Class A shares as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	180 days after completion of our initial business combination	FACT II Acquisition LLC FACT II Acquisition Parent LLC Adam Gishen Min Lee Robert Rackind Nell Cady-Kruse James Rallo Hella Alashkar

Transfers permitted to (a) (i) Sponsor HoldCo’s members, (ii) the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (iii) any affiliates or family members of the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (iv) any members or partners of Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport or their respective affiliates, or any affiliates of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport or any employees of such affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions

order; (e) in the case of a trust by distribution to one or more permissible beneficiaries of such trust; (f) by private sales or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) to us for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to our completion of our initial business combination; (i) by virtue of the laws of the Cayman Islands, by virtue of Sponsor HoldCo’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of Sponsor HoldCo, or by virtue of the constitutional, organization or formational documents of a subsidiary of
Sponsor HoldCo that holds the relevant securities, upon liquidation or dissolution of such subsidiary, or the organizational documents of CCM or Seaport upon dissolution of CCM or Seaport, as applicable; or (j) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Private Placement Units (and Underlying Securities)	Same as above	Same as above	Same as above
Restricted Class A Shares	90 days after completion of our initial business combination	FACT II Acquisition LLC	Same as above

In addition, pursuant to such letter agreement, we, our sponsor, Sponsor Holdco, our three independent directors and our Executive Chairman have agreed that, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of CCM and Seaport, offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (2) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the Class A ordinary shares issuable upon exercise of the warrants and the founder shares; (3) issue and sell private placement warrants; (4) issue and sell Class A Ordinary shares that shall not initially be registered under the Securities Act; and (5) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). CCM and Seaport in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The founder shares, the private placement shares, the private placement warrants underlying the private placement units, and the restricted Class A shares, as applicable, held by Sponsor Holdco will only be distributed to the members of Sponsor Holdco (including the non-managing Holdco investors) after consummation of our initial business combination, at which time such non-managing Holdco investors would become subject to the applicable transfer restrictions with respect to such securities.

Management Team

Robert Rackind is our Executive Chairman. Mr. Rackind is a global real estate investment, management, and development professional with over 30 years of top-down investment and finance experience, combined with bottom-up development and asset management expertise. He has managed and invested over €50 billion across various jurisdictions, including the UK, France, Switzerland, Germany, Spain, Italy, Luxembourg, the Nordics, Asia-Pacific, and North America. His expertise spans a wide range of asset classes, such as office, logistics, industrial, residential, care homes, student accommodation, build-to-rent, and hotels. Mr. Rackind recently served in Zurich as the Global Head of Real Estate at Credit Suisse Asset Management (CSAM) from June 2022 to November 2023, managing approximately CHF 43 billion in assets under management (AUM). His responsibilities included investments through direct, indirect, close-ended, open-ended, co-investment, joint ventures, and listed vehicles. Notably, Mr. Rackind identified and helped close the $830 million acquisition of the Diplomat Hotel and Convention Centre in Hollywood Beach, Florida. Prior to his tenure at CSAM, Mr. Rackind founded and grew the EQT AB Real Estate platform to €11.5 billion AUM from January 2015 to December 2021. This growth was achieved through a mix of organic close-ended pan-European funds and inorganic corporate M&A, including the $1.8 billion acquisition of Exeter Property Group, a leading North American logistics real estate investment management platform. Mr. Rackind’s career also includes senior roles at Wainbridge from December 2009 to December 2014 as founding partner, Cambridge Place Investment Management from April 2006 to August 2009, Meyer Bergman from November 2004 to March 2006, Hines from June 1999 to November 2004, HRO from July 1998 to June 1999, Baltic Plc from August 1996 to July 1998, and Weatherall Green & Smith from January 1994 to July 1996. He holds a B.Sc. (Hons) in Valuation & Estate Management from the University of the West of England, Bristol. Given Mr. Rackind’s extensive experience in investment and finance across various jurisdictions and wide range of assets as well as his executive management positions with global institutions, we believe Mr. Rackind will provide valuable advice as we consider potential merger candidates.

Adam Gishen is our Chief Executive Officer and a director. Mr. Gishen previously served as the Chief Executive Officer of Freedom Acquisition I Corp. from December 2020 to July 2023, prior to its business combination with Complete Solaria, Inc., a leading solar technology, services and installation company, and has since served as a director of Complete Solaria, Inc. Mr. Gishen has over 20 years of experience in financial services. Mr. Gishen served in several senior roles at Credit Suisse from 2015 to 2020, including Head of Investor Relations, Corporate Communications, Marketing and Branding from 2019 to 2020 and Head of Investor Relations and Corporate Communications from 2017 to 2019. Prior to 2015, Mr. Gishen was a Partner at Ondra Partners, a financial advisory firm, and prior to that, a Managing Director at Nomura in London and Lehman Brothers from 1999 to 2008 where he specialized in Equity Capital Markets. He graduated from University of Leeds. Given his extensive experience in leadership positions and prior work with a special purpose acquisition company, we believe Mr. Gishen will provide valuable perspectives and advice as we consider potential merger candidates.

Min Lee is our Chief Financial Officer. Mr. Lee has approximately 20 years of financial experience and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. In 2019, Mr. Lee co-founded BFY Capital, a specialty private credit investment platform focused on consumer brands in the natural and organic food, beverage, beauty and pet industries. Prior to BFY, from 2016 to 2018, Mr. Lee was the CFO of Patch of Land, a Series A funded real estate marketplace lending and fintech start-up, where he led all capital markets, fundraising, finance, accounting and investor relations activities for the company. From 2008 to 2016, Mr. Lee was a director in Credit Suisse’s Investment Banking division in Los Angeles, where he advised gaming, lodging & leisure, financial sponsors and media entertainment clients. He has executed over 25 M&A, equity and leveraged finance transactions, totaling over $15 billion in transaction value. Prior to 2006, Mr. Lee worked at The Walt Disney Company as a Senior Analyst in the Corporate Treasury group for five years where he oversaw pension fund allocations for a $1 billion alternatives portfolio and managed the company’s foreign exchange risks. Mr. Lee holds an MBA from the New York University Stern School of Business and a B.A. from the University of California, Los Angeles.

Independent Directors

We have chosen our independent board members for the purposes of assisting our sponsor with sourcing and evaluating business combination opportunities and developing plans and strategies to optimize any business that we acquire.

Nell Cady-Kruse is expected to serve on our board of directors. Since April 2022, Ms. Cady-Kruse has served as an independent director for Varagon Capital Corp., a BDC, and has chaired the governance committee. Since 2020, she has also served on the Senior Advisory Board for No One Left Behind, a charitable organization focusing on supporting former interpreters and U.S. government employees eligible for the Iraqi and Afghan Special Immigrant Visa. From May 2022 to July 2023, Ms. Cady-Kruse served as an independent director on the board of Freedom Acquisition I Corp. She also served on the board and chaired the board risk committees for Barclays US from September 2017 to December 2023 and Barclays Bank Delaware from September 2016 to December 2023. Prior to board service, Ms. Cady-Kruse was a senior global executive at Standard Chartered Bank, as global Chief Risk Officer, Wholesale Banking, retiring in 2014. Over her career, Ms. Cady-Kruse specialized in leveraged finance, corporate credit and structured finance, portfolio management, private equity, and risk management & strategy, and worked at Bankers Trust (August 1985 to December 2000), Credit Suisse (February 2022 to December 2010), and Standard Chartered Bank (January 2011 to August 2014), in the U.S., Europe and Asia. Ms. Cady-Kruse is a CFA Charterholder and holds a CIPM (Certificate in Investment Performance Measurement). She is a Leadership Fellow of the National Association of Corporate Directors and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon Software Engineering Institute. Ms. Cady-Kruse has served on numerous boards, including Futurebank, Bankers Trust of California, the Risk Management Institute of the National University of Singapore and Young Enterprise London. Ms. Cady-Kruse holds a B.Sc. with Honors in Agricultural Economics from Cornell University and an MBA from Cornell University. Given her extensive experience in finance and her numerous directorships across various entities, we believe Ms. Cady-Kruse will provide valuable perspectives to executing our strategy, driving profitability and enhancing value for our shareholders.

James Rallo is expected to serve on our board of directors. Mr. Rallo has over 33 years of financial experience assisting public and privately held companies to grow worldwide. He has worked with global enterprises in technology, healthcare, retail and government agencies to strategically increase their corporate value, to identify and manage risks, and to communicate effectively with internal and external stakeholders on topics of cross functional business transformation. Most recently, between 2020 and 2024, Mr. Rallo served as Chief Financial Officer of Xometry (Nasdaq: XMTR), a leading technology company in the advanced manufacturing industry. As Chief Financial Officer, Mr. Rallo played a key role in Xometry’s initial public offering and was responsible for driving investments, global expansion and acquisitions. Prior to joining Xometry, between 2005 and 2019, Mr. Rallo served in various capacities, most recently as Chief Financial Officer and President of Liquidity Services, at Liquidity Services (Nasdaq: LQDT), a large provider of reverse logistics infrastructure for government entities and Fortune 500 retailers, where he played a key role in the company’s initial public offering. Prior to Liquidity Services, Mr. Rallo served as the Chief Financial Officer of Sleep Service of America, a nationwide outsourcer of sleep labs to the largest hospital chains in the country. Prior to that, Mr. Rallo was an investment banker for five years focused on IPOs, mergers and acquisitions, and debt and equity fundraising. Mr. Rallo started his career at Deloitte and spent 5 years as a public accountant. Mr. Rallo holds an MBA from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Business and Accounting from Washington and Lee University. Given his financial expertise and successful career as a Chief Financial Officer, we believe Mr. Rallo will provide valuable perspectives to executing our strategy and evaluating potential merger candidates.

Hella Alashkar is expected to serve on our board of directors. Ms. Alashkar has 20 years of experience in underwriting, negotiating, and structuring private transactions across various sectors. She has built and led high-growth investment platforms for global asset managers, universal banking groups, and boutique investment houses. She has demonstrable expertise in navigating large-scale, capital-intensive growth propositions; and, more recently, she has focused on investments in high-impact companies catalyzing transformative change in hard-to-abate industries, such as Northvolt, H2 Green Steel, and Solar Mosaic. In 2013, Ms. Alashkar co-founded the Swiss-based private investment firm, 1648 Capital, where she currently heads global direct private investments, complementing the corporate and family office advisory business. Ad interim, Ms. Alashkar has also held various roles at Deutsche Bank, ultimately serving as Global Head of Private Markets for institutional wealth clients. At Deutsche Bank, she spearheaded the private placements business, combining origination with distribution and primarily focusing on pre-IPO equity rounds and private credit syndications. She played a key leadership role in capital raising, marketing complex investment opportunities, and negotiating sophisticated financing structures. More recently, Ms. Alashkar served as Head of Direct Private Investments at J. Safra Sarasin, where she created a buy-side platform for private capital investors, leading origination, due diligence, and active management of investments in several private companies.

Ms. Alashkar is a Chartered Financial Analyst® charterholder. She holds a Master of Finance from London Business School and a Bachelor of Laws from King’s College London. Committed to the energy transition, Ms. Alashkar recently engaged in Cambridge University’s program on Climate Change for Decision-Makers. Ms. Alashkar has board experience and a strong background in corporate governance and risk management. Recognized for her leadership, she has received numerous industry awards, including Deutsche Bank’s Global Leadership Award for Innovative Investment Solutions in 2019 and Women in Finance Investment Banking Director of the Year (Europe) in 2017. Her insights are regularly featured in industry discussions, reflecting her commitment to advancing private markets and sustainable investments. Given her extensive experience in investment and finance and leadership positions, we believe Ms. Alashkar will provide valuable advice as we consider potential merger candidates.

Market Opportunity

We will seek to acquire one or more businesses which currently or may in the future have the potential to grow and scale their business in the real economy, benefitting from secular tailwinds, available market share growth and meeting the needs of their customers through product or service innovation. In particular, we will focus on partnering with a management team that has demonstrated a focus on generating bottom line profitability, generating positive free cash flow and conserving capital which has become more scarce and expensive over the past two — three years.

Business Strategy

Our business strategy is to identify opportunities where a combination of capital, talent and network will improve the customer experience and drive value for all stakeholders. Our business strategy focuses on leveraging our proven management team to execute our business strategy, improve profitability and demonstrate growth across mature and emerging markets.

Our management team, has an extensive network of relationships that supports our capability to partner with public and private companies, as well as with large financial sponsors. This network includes senior executives, investment bankers, private equity funds, venture capital firms, various investment professionals and owners of private businesses.

Our independent board members have been selected for their extensive sector and geographic expertise, operating experience, access to proprietary deal flow, strong relationships with business leaders and entrepreneurs and their ability to source attractive targets and assist us in implementing our business combination strategy. They have held senior leadership positions with companies where they have a strong track record of creating shareholder value, organically and through transformational acquisitions or corporate restructurings, as well as extensive relationships with owners and operators of companies within their respective industries.

We believe that the networks and experience of our management team and independent board members provide us with specific competitive advantages over other blank check companies in sourcing attractive targets for the following reasons:

World-class leadership team fueled by the combination of proven management team and Board of Directors.

Our leadership team has extensive expertise across the target regions and sectors, with private and public board experience as well as a proven track record of generating value for investors across macroeconomic and industry cycles.

Diverse global network drives sourcing of unique opportunities.

The leadership team has a broad network of relationships in both the public and private sectors, with access to both mature (U.S. and Europe) and emerging markets (Asia, Latin America and Africa), which we believe will provide us with a range of attractive potential business combinations.

Proven track record of deploying technology in regulated businesses.

Our management team has substantial experience in managing change and leveraging technology to drive improved business performance across a broad range of sectors, including insurance, banking, logistics, wealth/asset management and real estate. Their experience covers a diverse range of technology strategies, including both in-house development and joint-venture creation, and have a track-record of successfully deploying these strategies in the past.

Demonstrated track-record of attracting talent and business scale-up.

Our experienced leadership team has experience fostering a company culture which both attracts and retains talent. Our team has a strong track record of achieving sustained business growth as well as significant value creation for investors, with experience in leadership roles at prominent companies.

Extensive experience of disciplined M&A.

Our management team and independent board members have a significant background in executing competitive, sizeable and complex transactions. The rigorous and disciplined criteria we intend to use to assess potential acquisitions derives from our leadership team’s collective industry experience across a range of leading companies, which has provided them with a deep understanding of the market as well as expertise in scaling businesses.

Competitive Strengths

We believe that we possess several competitive strengths to successfully source, evaluate and execute an initial business combination. We believe that the background, operating history and experience of our management team provides us not only with access to a broad spectrum of investment opportunities, but also with the ability to significantly improve upon the operational and financial performance of a target business. Our management team has previously successfully funded a special purpose acquisition company (“SPAC”) and subsequently completed an initial business combination with a high-quality target. Our management team’s previous SPAC experience includes the founding of Freedom Acquisition I Corp., which raised $345 million in March 2021 and subsequently completed its initial business combination with Complete Solaria, Inc. (Nasdaq: CSLR) in July 2023. In connection with that business combination, $13.4 million in trust non-redemptions, $33.3 million in convertible financing, $16.3 million in equity and $67.2 million by way of committed financing through forward purchase agreements were raised.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating business combination opportunities, although we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

Large addressable market underpinning long term growth prospects.

We will seek to acquire one or more businesses with significant runway to capture market share in a large addressable market, with attractive long-term growth prospects, favorable secular trends and superior unit economics that can be further enhanced through diverse revenue drivers. We will evaluate companies with significant potential to grow both organically and through strategic mergers and acquisitions.

Business with significant revenue and earnings growth potential.

We will seek to acquire one or more businesses with a leading market position in an attractive industry. We believe scale and technological differentiation can provide a basis for superior competitive performance relative to industry peers. Our team’s deep understanding of the industry as well as our experience in managing businesses and achieving sustainable growth is unparalleled when compared to other sources of equity and growth capital.

Management team with a focus on generating profitable, long term growth and operating free cash flow.

We will seek to acquire one or more businesses with a management team that is focused on driving shareholder value through not only increasing revenues but by also demonstrating the ability to control operating costs and delivering positive free cash flow in the future.

Distinct business strengths driving competitive differentiation and attractive unit economics.

We will seek to acquire one or more businesses that has long-term, sustainable competitive differentiation coupled with superior unit economics. We are focused on companies with strong business models and favorable sector tailwinds which we believe can lead to durable and profitable growth.

Scalable operations.

We will seek to acquire one or more businesses that will be able to significantly scale its operations to take advantage of its opportunities. We intend to leverage our management team’s experience in scaling businesses in order to help accelerate growth.

Uncorrelated returns with minimal cyclicality risk.

We will seek to acquire one or more businesses with limited susceptibility to cyclical risk and shifts in the macroeconomic environment.

Reputable management team with well-defined vision and credible track record.

We will seek to acquire one or more businesses with a professional management team which has a clear and compelling vision for the company, with skills that complement the expertise of our founders and whose interests are aligned with those of our investors. Where necessary, we may also look to complement and enhance the capabilities of the target business’ management team by recruiting additional talent through our deep network of contacts.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, and large business enterprises seeking to divest non-core assets or divisions.

Additional Disclosures

Initial Business Combination

We will have up to 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) to consummate an initial business combination. We may also hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity). As described herein, our sponsor, Sponsor HoldCo, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, divided by the number of then outstanding public shares, subject to the limitations described herein. Our initial shareholders will lose their entire investment in us if our initial business combination is not completed within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our amended and restated memorandum and articles of association. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our founder shares, our private placement units and restricted Class A shares will be worthless.

If we do not complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

The Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and permitted withdrawals on the income earned on the funds held in the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies, venture capital firms, private equity firms and family offices will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, our management team have developed contacts from serving on the boards of directors of several companies.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors, or making the acquisition through a joint venture or other form of shared ownership with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

Members of our management team and our independent directors will directly or indirectly own our ordinary shares and warrants to purchase our ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares were purchased at a purchase price of approximately $$0.0037 per share, the holders of our founder shares (including certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Executive Office and Registered Office

Our executive offices are located at 14 Wall Street, 20th Floor, New York, New York 10005, United States of America and our telephone number is +1 (212) 618-1798. Our registered office is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by the Company to be dealt with. None of the Company or its directors, officers, advisors or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused with regards to mail reaching the forwarding address.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their capital stock, shares or other equity securities in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination from this offering and the sale of the private placement units and restricted Class A shares, as applicable, initially in the amount of $168,875,000 (or $194,206,250 if the underwriters’ over-allotment option is exercised in full) assuming no redemptions and after payment of $7,000,000 of deferred underwriting fees (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), in each case, after estimated offering expenses of $622,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placement units and restricted Class A shares, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or we decide to do so for business or other reasons, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters’ fees and permitted withdrawals on the income earned on the funds held in the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information, which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then outstanding (other than in a public offering);

•        any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination. However, depending on the chosen transaction structure for our initial business combination, shareholder approval may be required under Cayman Islands law to effect the business combination.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a shareholder vote;

•        the risk that the shareholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions With Respect to our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (2) reduce the number of public warrants outstanding or vote such public warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Sponsor HoldCo, our sponsor, directors, officers, advisors and/or any of their affiliates anticipate that they may identify the shareholders with whom Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of public shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by Sponsor HoldCo, our sponsor, directors, officers and/or any of their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be restricted unless such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Sponsor HoldCo, our sponsor, directors, officers and/or any of their affiliates will be restricted from making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Shareholders Upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any ordinary shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.05 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares. There will be no redemption rights upon the completion of our initial business combination with respect to our public warrants. Our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval under stock exchange listing requirements while, under certain exchange listing requirements, direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we, Sponsor HoldCo and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than we are permitted to redeem, as may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of at least a majority of the votes cast by the shareholders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, initial shareholders, directors and officers have agreed to vote their founder shares and any public shares held by them in favor of our initial business combination. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 25% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a business combination. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Limitation on Redemption Upon Completion of our Initial Business Combination If we Seek Shareholder Approval

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us, Sponsor HoldCo or our sponsor or their respective affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, Sponsor HoldCo or our sponsor or their respective affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection With a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may not be withdrawn unless the Directors determine (in their sole discretion) to permit such withdrawal (which they may do in whole or in part) at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination. If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering).

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have only 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) to complete our initial business combination. If we have not completed our initial business combination within such 18-month period (or 24-month period from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period.

Our sponsor, initial shareholders, directors and officers, as applicable, have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Sponsor HoldCo, our directors and officers have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,634,250 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required for permitted withdrawals, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units and restricted Class A shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the funds held in the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.05. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.05. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption.

Sponsor HoldCo has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn for permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Sponsor HoldCo will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether Sponsor HoldCo has sufficient funds to satisfy its indemnity obligations and believe that Sponsor HoldCo’s only assets are securities of our company and, therefore, Sponsor HoldCo may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn for permitted withdrawals, and Sponsor HoldCo asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Sponsor HoldCo to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Sponsor HoldCo to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.05 per share.

We will seek to reduce the possibility that Sponsor HoldCo will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Sponsor HoldCo will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $177,509,250 from the proceeds of this offering and the sale of the private placement units and restricted Class A shares, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $622,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $622,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.05 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated memorandum and articles of association contain a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction, into their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), or (2) provide our public shareholders with the opportunity to tender their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), in each case subject to the limitations described herein;

•        our initial business combination must be approved by a majority of our board of directors and a majority of our independent directors;

•        if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of at least a majority of the votes cast by the holders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company;

•        if our initial business combination is not consummated within 18  months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote on the matter at a general meeting of the company, or by way of unanimous written member resolution. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held shareholders meeting.

Additionally, our amended and restated memorandum and articles of association provide that, prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and that holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In a vote to transfer the Company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our Sponsor will be able to approve any such proposal without the vote of any other shareholder.

Comparison of Redemption or Purchase Prices in Connection With our Initial Business Combination and if we Fail to Complete our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.05 per share), including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, as promptly as reasonably possible but not more than ten (10) business days thereafter, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.05 per share), including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the corresponding deferred underwriting commissions and interest withdrawn in connection with permitted withdrawals (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$175,875,000 of the net proceeds of this offering and the sale of the private placement units and restricted Class A shares will be deposited into a U.S.-based trust account maintained by Odyssey Transfer and Trust Company acting as trustee.

Approximately $148,050,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$175,875,000 of the net offering proceeds and the sale of the private placement units and restricted Class A shares held in trust will be invested or held only in either (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (and will no later than 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering)) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any permitted withdrawals and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

We must complete one or more business combinations having an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters’ fees and permitted withdrawals on the income earned on the funds held in the trust account).

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and public warrants will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless CCM and Seaport, as representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying ordinary shares and public warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The public warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or against, our initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of at least a majority of the votes cast by the holders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Business combination deadline

If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us for permitted withdrawals, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, subject to applicable law.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote on our initial business combination

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources or more local industry knowledge in comparison to us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units and restricted Class A shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of Sponsor HoldCo, our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For more information, see the section entitled “Management — Conflicts of Interest.”

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Sponsor Holdco paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0037 per share. Accordingly, our management team, which owns interests in Sponsor Holdco, through our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if Sponsor Holdco had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

As described above, certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, Sponsor Holdco, our directors or members of our management team; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

Because the other entities to which our directors and officers owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.

Indemnity

Sponsor HoldCo has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.05 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn for permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor HoldCo will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether Sponsor HoldCo has sufficient funds to satisfy their respective indemnity obligations and believe that Sponsor HoldCo’s only assets are securities of our company and, therefore, Sponsor HoldCo may not be able to satisfy those obligations. We have not asked Sponsor HoldCo to reserve for such obligations.

Facilities

We currently maintain our executive offices at 14 Wall Street, 20th Floor, New York, NY 10005, United States of America. We consider our current office space adequate for our current operations.

Employees

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and public warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2025 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Available Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are filed with the SEC. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at https://freedomac2.com/ when such reports are available on the SEC’s website.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Officers

Name	Age	Title
Robert Rackind	53	Executive Chairman and Director
Adam Gishen	49	Chief Executive Officer and Director
Min Lee	45	Chief Financial Officer
Nell Cady-Kruse	63	Director Nominee
James Rallo	58	Director Nominee
Hella Alashkar	42	Director Nominee

Our directors and officers are as follows:

Robert Rackind, Executive Chairman

Robert Rackind is our Executive Chairman. Mr. Rackind is a global real estate investment, management, and development professional with over 30 years of top-down investment and finance experience, combined with bottom-up development and asset management expertise. He has managed and invested over €50 billion across various jurisdictions, including the UK, France, Switzerland, Germany, Spain, Italy, Luxembourg, the Nordics, Asia-Pacific, and North America. His expertise spans a wide range of asset classes, such as office, logistics, industrial, residential, care homes, student accommodation, build-to-rent, and hotels. Mr. Rackind recently served in Zurich as the Global Head of Real Estate at Credit Suisse Asset Management (CSAM) from June 2022 to November 2023, managing approximately CHF 43 billion in assets under management (AUM). His responsibilities included investments through direct, indirect, close-ended, open-ended, co-investment, joint ventures, and listed vehicles. Notably, Mr. Rackind identified and helped close the $830 million acquisition of the Diplomat Hotel and Convention Centre in Hollywood Beach, Florida. Prior to his tenure at CSAM, Mr. Rackind founded and grew the EQT AB Real Estate platform to €11.5 billion AUM from January 2015 to December 2021. This growth was achieved through a mix of organic close-ended pan-European funds and inorganic corporate M&A, including the $1.8 billion acquisition of Exeter Property Group, a leading North American logistics real estate investment management platform. Mr. Rackind’s career also includes senior roles at Wainbridge from December 2009 to December 2014 as founding partner, Cambridge Place Investment Management from April 2006 to August 2009, Meyer Bergman from November 2004 to March 2006, Hines from June 1999 to November 2004, HRO from July 1998 to June 1999, Baltic Plc from August 1996 to July 1998, and Weatherall Green & Smith from January 1994 to July 1996. He holds a B.Sc. (Hons) in Valuation & Estate Management from the University of the West of England, Bristol. Given Mr. Rackind’s extensive experience in investment and finance across various jurisdictions and wide range of assets as well as his executive management positions with global institutions, we believe Mr. Rackind will provide valuable advice as we consider potential merger candidates.

Adam Gishen, Chief Executive Officer

Adam Gishen is our Chief Executive Officer and a director. Mr. Gishen previously served as the Chief Executive Officer of Freedom Acquisition I Corp. from December 2020 to July 2023, prior to its business combination with Complete Solaria, Inc., a leading solar technology, services and installation company, and has since served as a director of Complete Solaria, Inc. Mr. Gishen has over 20 years of experience in financial services. Mr. Gishen served in several senior roles at Credit Suisse from 2015 to 2020, including Head of Investor Relations, Corporate Communications, Marketing and Branding from 2019 to 2020 and Head of Investor Relations and Corporate Communications from 2017 to 2019. Prior to 2015, Mr. Gishen was a Partner at Ondra Partners, a financial advisory firm, and prior to that, a Managing Director at Nomura in London and Lehman Brothers from 1999 to 2008 where he specialized in Equity Capital Markets. He graduated from University of Leeds. Given his extensive experience in leadership positions and prior work with a special purpose acquisition company, we believe Mr. Gishen will provide valuable perspectives and advice as we consider potential merger candidates.

Min Lee, Chief Financial Officer

Min Lee is our Chief Financial Officer. Mr. Lee has approximately 20 years of financial experience and previously served as Senior Advisor of Freedom Acquisition I Corp. from 2021 to 2023. In 2019, Mr. Lee co-founded BFY Capital, a specialty private credit investment platform focused on consumer brands in the natural and organic food, beverage, beauty and pet industries. Prior to BFY, from 2016 to 2018, Mr. Lee was the CFO of Patch of Land, a Series A funded real estate marketplace lending and fintech start-up, where he led all capital markets, fundraising, finance, accounting and investor relations activities for the company. From 2008 to 2016, Mr. Lee was a director in Credit Suisse’s Investment Banking division in Los Angeles, where he advised gaming, lodging & leisure, financial sponsors and media entertainment clients. He has executed over 25 M&A, equity and leveraged finance transactions, totaling over $15 billion in transaction value. Prior to 2006, Mr. Lee worked at The Walt Disney Company as a Senior Analyst in the Corporate Treasury group for five years where he oversaw pension fund allocations for a $1 billion alternatives portfolio and managed the company’s foreign exchange risks. Mr. Lee holds an MBA from the New York University Stern School of Business and a B.A. from the University of California, Los Angeles.

Nell Cady-Kruse, Director Nominee

Nell Cady-Kruse is expected to serve on our board of directors. Since April 2022, Ms. Cady-Kruse has served as an independent director for Varagon Capital Corp., a BDC, and has chaired the governance committee. Since 2020, she has also served on the Senior Advisory Board for No One Left Behind, a charitable organization focusing on supporting former interpreters and U.S. government employees eligible for the Iraqi and Afghan Special Immigrant Visa. From May 2022 to July 2023, Ms. Cady-Kruse served as an independent director on the board of Freedom Acquisition I Corp. She also served on the board and chaired the board risk committees for Barclays US from September 2017 to December 2023 and Barclays Bank Delaware from September 2016 to December 2023. Prior to board service, Ms. Cady-Kruse was a senior global executive at Standard Chartered Bank, as global Chief Risk Officer, Wholesale Banking, retiring in 2014. Over her career, Ms. Cady-Kruse specialized in leveraged finance, corporate credit and structured finance, portfolio management, private equity, and risk management & strategy, and worked at Bankers Trust (August 1985 to December 2000), Credit Suisse (February 2022 to December 2010), and Standard Chartered Bank (January 2011 to August 2014), in the U.S., Europe and Asia. Ms. Cady-Kruse is a CFA Charterholder and holds a CIPM (Certificate in Investment Performance Measurement). She is a Leadership Fellow of the National Association of Corporate Directors and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon Software Engineering Institute. Ms. Cady-Kruse has served on numerous boards, including Futurebank, Bankers Trust of California, the Risk Management Institute of the National University of Singapore and Young Enterprise London. Ms. Cady-Kruse holds a B.Sc. with Honors in Agricultural Economics from Cornell University and an MBA from Cornell University. Given her extensive experience in finance and her numerous directorships across various entities, we believe Ms. Cady-Kruse will provide valuable perspectives to executing our strategy, driving profitability and enhancing value for our shareholders.

James Rallo, Director Nominee

James Rallo is expected to serve on our board of directors. Mr. Rallo has over 33 years of financial experience assisting public and privately held companies to grow worldwide. He has worked with global enterprises in technology, healthcare, retail and government agencies to strategically increase their corporate value, to identify and manage risks, and to communicate effectively with internal and external stakeholders on topics of cross functional business transformation. Most recently, between 2020 and 2024, Mr. Rallo served as Chief Financial Officer of Xometry (Nasdaq: XMTR), a leading technology company in the advanced manufacturing industry. As Chief Financial Officer, Mr. Rallo played a key role in Xometry’s initial public offering and was responsible for driving investments, global expansion and acquisitions. Prior to joining Xometry, between 2005 and 2019, Mr. Rallo served in various capacities, most recently as Chief Financial Officer and President of Liquidity Services, at Liquidity Services (Nasdaq: LQDT), a large provider of reverse logistics infrastructure for government entities and Fortune 500 retailers, where he played a key role in the company’s initial public offering. Prior to Liquidity Services, Mr. Rallo served as the Chief Financial Officer of Sleep Service of America, a nationwide outsourcer of sleep labs to the largest hospital chains in the country. Prior to that, Mr. Rallo was an investment banker for five years focused on IPOs, mergers and acquisitions, and debt and equity fundraising. Mr. Rallo started his career at Deloitte and spent 5 years as a public accountant. Mr. Rallo holds an MBA from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Business and Accounting from Washington and Lee University. Given his financial expertise and successful career as a Chief Financial Officer, we believe Mr. Rallo will provide valuable perspectives to executing our strategy and evaluating potential merger candidates.

Hella Alashkar, Director Nominee

Hella Alashkar is expected to serve on our board of directors. Ms. Alashkar has 20 years of experience in underwriting, negotiating, and structuring private transactions across various sectors. She has built and led high-growth investment platforms for global asset managers, universal banking groups, and boutique investment houses. She has demonstrable expertise in navigating large-scale, capital-intensive growth propositions; and, more recently, she has focused on investments in high-impact companies catalyzing transformative change in hard-to-abate industries, such as Northvolt, H2 Green Steel, and Solar Mosaic. In 2013, Ms. Alashkar co-founded the Swiss-based private investment firm, 1648 Capital, where she currently heads global direct private investments, complementing the corporate and family office advisory business. Ad interim, Ms. Alashkar has also held various roles at Deutsche Bank, ultimately serving as Global Head of Private Markets for institutional wealth clients. At Deutsche Bank, she spearheaded the private placements business, combining origination with distribution and primarily focusing on pre-IPO equity rounds and private credit syndications. She played a key leadership role in capital raising, marketing complex investment opportunities, and negotiating sophisticated financing structures. More recently, Ms. Alashkar served as Head of Direct Private Investments at J. Safra Sarasin, where she created a buy-side platform for private capital investors, leading origination, due diligence, and active management of investments in several private companies.

Ms. Alashkar is a Chartered Financial Analyst® charterholder. She holds a Master of Finance from London Business School and a Bachelor of Laws from King’s College London. Committed to the energy transition, Ms. Alashkar recently engaged in Cambridge University’s program on Climate Change for Decision-Makers. Ms. Alashkar has board experience and a strong background in corporate governance and risk management. Recognized for her leadership, she has received numerous industry awards, including Deutsche Bank’s Global Leadership Award for Innovative Investment Solutions in 2019 and Women in Finance Investment Banking Director of the Year (Europe) in 2017. Her insights are regularly featured in industry discussions, reflecting her commitment to advancing private markets and sustainable investments. Given her extensive experience in investment and finance and leadership positions, we believe Ms. Alashkar will provide valuable advice as we consider potential merger candidates.

Number, Terms of Office and Appointment of Directors and Officers

Our board of directors consists of five members. Prior to our initial business combination, holders of our founder shares will have the right to vote to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. Each of our directors will generally hold office for a three-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares (or, prior to our initial business combination, holders of our founder shares).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our board has determined that each of Nell Cady-Kruse, James Rallo, and Hella Alashkar is an independent director under applicable SEC rules and the Nasdaq listing standards.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or officers has received any cash compensation for services rendered to us. Sponsor HoldCo, our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to Sponsor HoldCo, our sponsor, directors, officers or our or any of their respective affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account (other than any permitted withdrawals). Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements and other than as set forth under “The Offering — Limited Payments to Insiders,” no compensation of any kind, including finder’s and consulting fees, will be paid by the company to Sponsor HoldCo, our sponsor, directors and officers, or our or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the initial proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our directors and officers may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Pursuant to Nasdaq listing rules we will establish three standing committees — an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating committee, each comprised of independent directors. Under Nasdaq listing rule 5615(b)(1), a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements. We do not intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1).

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be James Rallo, Nell Cady-Kruse, and Hella Alashkar. James Rallo will serve as chair of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that James Rallo qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Hella Alashkar, Nell Cady-Kruse and James Rallo. Hella Alashkar will serve as chair of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the obligations of our sponsor, Sponsor HoldCo or an affiliate or advisor thereof and reimbursement of expenses, or as set forth under “The Offering — Limited Payments to Insiders”, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Nell Cady-Kruse, James Rallo and Hella Alashkar. Nell Cady-Kruse will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of Inc company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Code of Ethics

Prior to the closing of this offering, we will adopt a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. We will file a copy of our form of our Code of Ethics as an exhibit to the registration statement. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.” If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty to not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Sponsor Holdco paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0037 per share. Accordingly, our management team, which owns interests in Sponsor Holdco, through our sponsor, and directors who own founder shares may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if Sponsor Holdco had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

As described herein, certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by either of Sponsor HoldCo, our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:

•        None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Officers.”

•        Our sponsor, initial shareholders, directors and officers have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination. Additionally, our sponsor and initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 18 months after the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. However, if our sponsor or initial shareholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until 180 days after completion of our initial business combination. With certain limited exceptions, the private placement units (including the underlying private placement warrants, the private placement shares and the Class A ordinary shares issuable upon exercise of the private placement warrants), will not be transferable, assignable or salable by our sponsor or Sponsor HoldCo until 180 days after the completion of our initial business combination. With certain limited exceptions, the restricted Class A shares will not be transferable, assignable or salable by our initial shareholders until 90 days after completion of our initial business combination. Since our sponsor and directors and officers may directly or indirectly own ordinary shares and warrants and will directly or indirectly own founder shares following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

•        On October 14, 2024, a member of our sponsor (the “Borrower”), issued a promissory note in the principal amount of up to £200,000 (the “Note”) to Robert Rackind, our Executive Chairman. Pursuant to the Note, Mr. Rackind agreed to lend to the Borrower, (i) an aggregate of £40,000, which Mr. Rackind disbursed to the Borrower in two disbursements of £20,000 each on July 1, 2024 and August 5, 2024, respectively, and (ii) £160,000 upon the consummation of this offering. For purposes of the Cash Method (as defined below) only, the Note bears interest on the principal amount outstanding thereunder at a rate of eight percent per annum, and the Note is due and payable in full upon the consummation of the initial business combination either, at the payment method election of the Borrower, (i) in cash in an amount equal to the sum of (A) the aggregate principal amount outstanding under the Note and (B) accrued interest, which amount shall not be greater than the sum of £200,000 and accrued interest (such payment method, the “Cash Method”), or (ii) in kind by transferring to Mr. Rackind or his designee 25% of the aggregate amount of membership interests of our sponsor held directly or indirectly by the Borrower. In the event that we liquidate and dissolve without having consummated an initial business combination, the Borrower shall have no obligation to repay the principal amount outstanding under the Note or any accrued interest. The Note contains certain customary events of default and related remedies and acceleration provisions.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors and officers and certain of our affiliates currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Individual	Entity	Entity’s Business	Affiliation
Robert Rackind	—	—	—
Adam Gishen	Complete Solaria, Inc.	Solar technology, services and installation company	Director
Min Lee	BFY Capital	Specialized financing company in natural products industry	Managing Member
	Pavilion Entertainment	Television and film production and distribution company	Investor and advisor
Nell Cady-Kruse	Varagon Capital Corp.	Business development company	Director
	No One Left Behind	Charitable organization focusing on supporting former interpreters and U.S. government employees eligible for the Iraqi and Afghan Special Immigrant Visa	Member of Senior Advisory Board
James Rallo	—	—	—
Hella Alashkar	J. Safra Sarasin	Bank	Head of Direct Private Investments
	1648 Capital	Venture capital firm with consulting and advisory services	Co-Founder

We are not prohibited from pursuing an initial business combination with a company that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors, or making the acquisition through a joint venture or other form of shared ownership with either of Sponsor HoldCo, our sponsor, our directors or officers, or non-managing HoldCo investors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from a valuation or appraisal firm that such an initial business combination is fair to our shareholders from a financial point of view. Furthermore, in no event will Sponsor Holdco, our sponsor or any of our directors or existing officers, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

In addition, Sponsor HoldCo, our sponsor or any of their respective affiliates may make additional investments in the company in connection with the initial business combination, although Sponsor HoldCo, our sponsor and their affiliates have no obligation or current intention to do so. If Sponsor HoldCo, our sponsor or any of their respective affiliates elects to make additional investments, such proposed investments could influence Sponsor HoldCo and our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, initial shareholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and public shares held by them in favor of our initial business combination. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our directors and officers that beneficially owns ordinary shares; and

•        all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of (i) the private placement warrants underlying the private placement units as such private placement warrants are not exercisable within 60 days of the date of this prospectus, or (ii) the restricted Class A shares as they will vest upon the consummation of the initial business combination.

The post-offering ownership percentage column below assumes that (i) the underwriters do not exercises their over-allotment option and the forfeiture of 875,000 founder shares, and (ii) there are 23,996,458 ordinary shares issued and outstanding after this offering (not including 325,000 restricted Class A shares, which would vest only upon the consummation of the initial business combination).

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Ordinary Shares
		Before Offering	After Offering
FACT II Acquisition LLC (Sponsor HoldCo)(3)(4)	6,488,333	96.7%	27.08	%(5)
Robert Rackind(6)	130,000	1.94%	*
Adam Gishen(3)	—	—	—
Min Lee(3)	—	—	—
Nell Cady-Kruse	30,000	*	*
James Rallo	30,000	*	*
Hella Alashkar	30,000	*	*
All directors and officers as a group (6 individuals)	220,000	3.28%	*

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o FACT II Acquisition Corp., 14 Wall Street, 20th Floor, New York, NY 10005.

(2)      Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)      At the closing of this offering, Sponsor HoldCo is the record holder of 6,488,333 founder shares. Our sponsor is the managing member of Sponsor HoldCo. Investment and voting decisions are made by 51% or more of the voting power held by the managing member of Sponsor HoldCo. By virtue of having a greater than 51% interest in the voting power in Sponsor HoldCo, our sponsor may be deemed to beneficially own the founder shares held by Sponsor HoldCo. The members of our sponsor are Adam Gishen, Min Lee, Richard Nespola, Jr. and Joseph Wagman, who by virtue of their control of our sponsor may be deemed to share beneficial ownership of the founder shares held by Sponsor HoldCo. Each of Messrs. Gishen, Lee, Nespola and Wagman disclaims beneficial ownership of the founder shares held by Sponsor HoldCo.

(4)      Certain non-managing HoldCo investors have expressed to us (A) an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares, which shares would vest only upon the consummation of the initial business combination, at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price; subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors at the closing of this offering reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to sell and transfer to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor to the Company in connection with the initial business combination. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares held by Sponsor HoldCo.

(5)      Interests shown consist of (i) 6,708,333 founder shares, classified as Class B ordinary shares, which will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities,” and (ii) 663,125 private placement shares underlying the 663,125 private placement units to be issued simultaneously with the closing of this offering.

(6)      Interest shown is related to Robert Rackind’s service as our Executive Chairman. Separately, Mr. Rackind is expected to hold Class B membership units in Sponsor HoldCo as a non-managing HoldCo investor.

Immediately after this offering, our initial shareholders will beneficially own 25% of the then issued and outstanding ordinary shares (assuming (i) our initial shareholders do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans) and will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to vote to appoint any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans).

Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price. CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Certain non-managing HoldCo investors have (A) expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) expressed an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering; of such aggregate amount, expressions of interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, of 260,000 private placement units (at an aggregate price of $2,600,000) were from investors identified by, and from among the extensive professional network of, our leadership team and the team members of our sponsor. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to sell and transfer to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor to the Company in connection with the initial business combination.

Each private placement unit consists of one Class A ordinary share and one-half of one private placement warrant. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. If we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless.

The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus. In addition, any private placement units purchased by CCM, Seaport and/or their respective designees are deemed underwriters’ compensation by FINRA and are subject to limitations in accordance with FINRA Rule 5110. In addition, for as long as the private placement warrants underlying the private placement units are held by CCM, Seaport and/or their respective designees, they may not be exercised after five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8).

Sponsor HoldCo, our sponsor and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Expressions of Interest

Seven non-managing HoldCo investors have expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering at the offering price (assuming the exercise in full of the underwriters’ over-allotment option). While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. Units sold in this offering purchased by the non-managing HoldCo investors would not be subject to contractual lock-up limitations.

Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares and the private placement units held by Sponsor HoldCo. The interests of the members of Sponsor HoldCo are denominated in three classes of membership interest units: (i) class A membership units representing interests in the founder shares, (ii) class B membership units that will represent an interest in the private placement units, and (iii) class C membership units that will represent an interest in the restricted Class A shares. The class B membership units are further subdivided into two series: (i) class B-1 membership units that will represent an interest in the private placement units and which will be subject to forfeiture and amendment, and (ii) class B-2 membership units that will represent an interest in the private placement units and which will not be subject to forfeiture and amendment. Our sponsor, as managing member, will hold membership units representing its proportional interest in the founder shares. Any non-managing HoldCo investor that may join Sponsor HoldCo concurrently with this offering will hold membership units representing their proportional interest in the founder shares and private placement units, and certain members of Sponsor HoldCo will also hold membership units representing their proportional interest in the restricted Class A shares. While the non-managing HoldCo investors would have an interest in our completion of an initial business combination, pursuant to an agreement of all members of Sponsor HoldCo, the management and control of Sponsor HoldCo is vested exclusively with the sponsor, as the managing member of Sponsor HoldCo, without any voting, veto, consent or other participation rights by any non-managing HoldCo investors regardless of their unit ownership. All matters submitted to a vote by the sponsor as the managing member of Sponsor HoldCo will require the affirmative vote of 51.0% of the class A membership units held only by the sponsor, without regard to any membership interests held by any non-managing HoldCo investors. As a result of this management structure, non-managing HoldCo investors will have no right to control Sponsor HoldCo, or participate in any decision regarding the disposal of any security held by Sponsor HoldCo, or otherwise. Further, unlike certain arrangements of other blank check companies, the non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the non-managing HoldCo investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing HoldCo investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, non-managing HoldCo investors may determine to purchase a different number or no units in this offering. If a majority of the units sold in this offering are purchased by the non-managing HoldCo investors then it may have a material impact on other public shareholders given the potential conflict of interest for the non-managing HoldCo investors. Please see the section titled “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team” for more information. In addition, the underwriters have full discretion to allocate the units to investors and may determine to sell a different number or no units to the non-managing HoldCo investors. The underwriters will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing HoldCo investors, if any, as they will on the other units sold to the public in this offering. In addition, none of the non-managing HoldCo investors has any obligation to vote any of its public shares in favor of our initial business combination. In the event that the non-managing HoldCo investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing HoldCo investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing HoldCo investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing HoldCo investors will vote on any business combination.

Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares

The founder shares, private placement units, private placement shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof, and restricted Class A shares are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our sponsor, initial shareholders, directors and officers. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until 180 days after completion of our initial business combination, (2) in the case of the private placement units, the private placement warrants included in the private placement units, and the respective Class A ordinary shares underlying such private placement units and private placement warrants, until 180 days after the completion of our initial business combination, and (3) in the case of the restricted Class A shares, until 90 days after completion of our initial business combination, except in each case (unless otherwise described below) (a) (i) Sponsor HoldCo’s members, (ii) the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (iii) any affiliates or family members of the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (iv) any members or partners of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport or their respective affiliates, or any affiliates of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport or any employees of such affiliates, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust by distribution to one or more permissible beneficiaries of such trust; (f) by private sales or in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (g) to us for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to our completion of our initial business combination; (i) by virtue of the laws of the Cayman Islands, by virtue of Sponsor HoldCo’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of Sponsor HoldCo, or by virtue of the constitutional, organization or formational documents of a subsidiary of Sponsor HoldCo that holds the relevant securities, upon liquidation or dissolution of such subsidiary, or the organizational documents of CCM or Seaport upon dissolution of CCM or Seaport, as applicable; or (j) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Pursuant to FINRA Rule 5110(e), the private placement units purchased by CCM, Seaport and/or their respective permitted designees may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any member participating in the offering and the officers or partners, registered persons or affiliates thereof or as otherwise permitted by FINRA Rule 5110(e)(2). In addition, for as long as the private placement warrants underlying the private placement units are held by CCM, Seaport and/or their respective permitted designees, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales of this offering.

No member of Sponsor HoldCo (including the non-managing HoldCo investors) may transfer all or any portion of its membership interests in Sponsor HoldCo, except (i) with the prior written consent of the managing member of Sponsor HoldCo, or (ii) to such member’s affiliates, immediate family, or to a trust, the primary beneficiary(ies) of which is a member or members of such member’s immediate family; provided that such recipient shall be required to become a member of Sponsor HoldCo pursuant to the terms of Sponsor HoldCo’s operating agreement and, therefore, be bound by the restrictions on transfers as set forth therein.

Registration Rights

The holders of the (i) founder shares, (ii) private placement units, Class A ordinary shares underlying the private placement units, private placement warrants underlying the private placement units and the Class A ordinary shares underlying such private placement warrants, (iii) restricted Class A shares, and (iv) any private placement units that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register our securities held by them for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares, and in the case of the restricted Class A shares, upon vesting after the consummation of the initial business combination). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement provides that we will use our commercially reasonable efforts to effect the registration of the applicable securities after the completion of the initial business combination and prior to the expiration of the applicable lock-up period as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares.” Notwithstanding the foregoing, CCM, Seaport and/or their respective designees may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the commencement of sales of this offering and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 12, 2024, Sponsor HoldCo paid $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 6,708,333 founder shares. Prior to this initial investment in us by the Sponsor HoldCo, we had no assets, tangible or intangible. On August 6, 2024, the Sponsor HoldCo transferred 30,000 founder shares to each of our independent directors and 130,000 founder shares to our Executive Chairman (an aggregate of 220,000 founder shares), in each case at their original purchase price. Our sponsor holds founder shares through the Sponsor HoldCo, which is expected to commit to purchase our private placement units and restricted Class A shares. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Up to 875,000 of the founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Our initial shareholders and their permitted transferees will collectively beneficially own 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans).

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Our sponsor is expected to commit to purchase an aggregate of 440,000 private placement units at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. Such commitment is expected to be comprised of (i) a direct commitment by our sponsor to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A shares ($4,225,000 in the aggregate). CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Certain non-managing HoldCo investors have (A) expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering (such interest has been expressed by seven non-managing HoldCo investors) at the offering price (assuming the exercise in full of the underwriters’ over-allotment option) and (B) expressed an interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, (i) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering; of such aggregate amount, expressions of interest to purchase, indirectly through the purchase of non-managing Sponsor HoldCo membership interests, of 260,000 private placement units (at an aggregate price of $2,600,000) were from investors identified by, and from among the extensive professional network of, our leadership team and the team members of our sponsor. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. Sponsor HoldCo has agreed to reserve 20,000 founder shares to sell and transfer to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor to the Company in connection with the initial business combination.

On October 14, 2024, a member of our sponsor (the “Borrower”), issued a promissory note in the principal amount of up to £200,000 (the “Note”) to Robert Rackind, our Executive Chairman. Pursuant to the Note, Mr. Rackind agreed to lend to the Borrower, (i) an aggregate of £40,000, which Mr. Rackind disbursed to the Borrower in two disbursements of £20,000 each on July 1, 2024 and August 5, 2024, respectively, and (ii) £160,000 upon the consummation of this offering. For purposes of the Cash Method (as defined below) only, the Note bears interest on the principal amount outstanding thereunder at a rate of eight percent per annum, and the Note is due and payable in full upon the consummation of the initial business combination either, at the payment method election of the Borrower, (i) in cash in an amount equal to the sum of (A) the aggregate principal amount outstanding under the Note and (B) accrued interest, which amount shall not be greater than the sum of £200,000 and accrued interest (such payment method, the “Cash Method”), or (ii) in kind by transferring to Mr. Rackind or his designee 25% of the aggregate amount of membership interests of our sponsor held directly or indirectly by the Borrower. In the event that we liquidate and dissolve without having consummated an initial business combination, the Borrower shall have no obligation to repay the principal amount outstanding under the Note or any accrued interest. The Note contains certain customary events of default and related remedies and acceleration provisions.

Mr. Rackind has expressed an interest to purchase, from Sponsor Holdco, Class B membership units in Sponsor HoldCo for an aggregate principal amount of $50,000, and is expected to be a non-managing HoldCo investor.

As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Sponsor HoldCo, our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to Sponsor HoldCo, our sponsor, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials, as applicable, furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

The holders of the (i) founder shares, (ii) private placement units, Class A ordinary shares underlying the private placement units, private placement warrants underlying the private placement units and the Class A ordinary shares underlying such private placement warrants, (iii) restricted Class A shares, and (iv) any private placement units that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register our securities held by them for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares, and in the case of the restricted Class A shares, upon vesting after the consummation of the initial business combination). The registration rights are described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to Sponsor HoldCo, our sponsor, directors or officers, or our or any of their respective affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of Sponsor HoldCo, our sponsor, directors or officers unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that our initial business combination is fair to our shareholders from a financial point of view. In addition, pursuant to Nasdaq listing rules, our initial business combination must be approved by a majority of our independent directors.

Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to Sponsor HoldCo, our sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units and restricted Class A shares held in the trust account (other than any permitted withdrawals) prior to the completion of our initial business combination:

•        payment of customary fees for financial advisory services;

•        payment of consulting, success or finder fees to our officers, independent directors, advisors, or their respective affiliates in connection with the consummation of our initial business combination;

•        any other payment to Sponsor, Sponsor HoldCo, or an affiliate of Sponsor or Sponsor HoldCo as an advisor or otherwise in connection with our initial business combination and certain other transactions;

•        reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        repayment of loans which may be made by the Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units and restricted Class A shares not held in the trust account (other than any permitted withdrawals) or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 411149) and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 200,000,000 Class A ordinary shares, $0.0001 par value each, 20,000,000 Class B ordinary shares, $0.0001 par value each, and 1,000,000 preference shares, $0.0001 par value each. The following description summarizes the material terms of our share capital as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each public unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole public warrant may be exercised at any given time by a public warrant holder.

The Class A ordinary shares and public warrants comprising the public units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless CCM and Seaport, as representatives of the underwriters, inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and public warrants. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole public warrant.

In no event will the Class A ordinary shares and public warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Private Placement Units

Each private placement unit consists of one Class A ordinary share and one-half of one private placement warrant. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. If we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, the proceeds of the sale of the private placement units and restricted Class A shares held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless.

The private placement units (including the private placement shares, the private placement warrants or private placement shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 180 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares,” to our directors and officers and other persons or entities affiliated with Sponsor HoldCo or our sponsor). Otherwise, the private placement units are identical to the units sold in this offering except that the private placement warrants will be entitled to registration rights, as described below under “— Warrants — Private Placement Warrants”.

In order to finance transaction costs in connection with an intended initial business combination, either of Sponsor HoldCo, our sponsor, any of their respective affiliates or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into Class A ordinary shares or units upon the consummation of our initial business combination at a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the private placement shares, and such units would be identical to the private placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than Sponsor HoldCo, our sponsor or an affiliate of either of Sponsor HoldCo or our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.

The private placement units and underlying ordinary shares and warrants purchased by CCM, Seaport and/or their respective permitted designees have been deemed compensation by FINRA and are therefore subject to lock-up, registration and termination restrictions. Pursuant to FINRA Rule 5110(e), the private placement units purchased by CCM, Seaport and/or their respective permitted designees may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any member participating in the offering and the officers or partners, registered persons or affiliates thereof or as otherwise permitted by FINRA Rule 5110(e)(2). In addition, for as long as the private placement warrants underlying the private placement units are held by CCM, Seaport and/or their respective permitted designees, they may not be exercised after five years from the commencement of sales of this offering. CCM, Seaport and/or their permitted designees will have resale registration rights but may not exercise their demand and “piggy back” registration rights beyond five (5) and seven (7) years, respectively, from the commencement of sales of this offering and may not exercise their demand rights on more than one occasion. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders — Registration Rights.”

Ordinary Shares

Upon the closing of this offering 23,996,458 ordinary shares (not including 325,000 restricted Class A shares, which would vest only upon the consummation of the initial business combination) will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 875,000 founder shares by the holders thereof), comprising:

•        17,500,000 Class A ordinary shares underlying the units being offered in this offering;

•        5,833,333 Class B ordinary shares held by our initial shareholders and their permitted transferees; and

•        663,125 Class A ordinary shares underlying the private placement units to be held by Sponsor HoldCo, CCM and Seaport.

If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans).

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to our initial business combination, holders of our Class B ordinary shares will have the right to vote to appoint all of our directors and remove members of the board of directors for any reason, and holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of at least a majority of the votes cast by the holders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company. In a vote to transfer the Company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our Sponsor will be able to approve any such proposal without the vote of any other shareholder.

Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. The members of our board of directors will each generally serve a term of three years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors prior to our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals and excluding deferred underwriting commissions), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.05 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares.

Our sponsor, initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. Permitted transferees of our sponsor, initial shareholders, directors or officers will be subject to the same obligations with respect to their founder shares. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Our initial business combination must be approved by a majority of our board of directors, and a majority of our independent directors. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of at least a majority of the votes cast by the holders of the company’s issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company. However, the participation of Sponsor HoldCo, our sponsor, directors, officers, advisors or any of their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than five (5) clear days nor more than 60 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering without our prior written consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, initial shareholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 5,520,835 additional shares, or 31.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or only one additional share (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised), of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will (i) cease all operations except for the purpose of winding up,

(ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, initial shareholders, directors and officers, as applicable, have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

If we are unable to complete an initial business combination within the 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond 18 months (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering). Our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by at least two-thirds of the votes cast by the holders of the issued shares present in person or represented by proxy and entitled to vote on such matter at a general meeting of the company. If we seek shareholder approval to extend the initial 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) in which to complete an initial business combination to a later date, we will offer our public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or against, our initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

The restricted Class A shares will vest upon the consummation of the initial business combination and will be entitled to the registration rights described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (1) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) our sponsor, initial shareholders, directors and officers, as applicable, have entered into a letter agreement with us, pursuant to which they have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights directors and officers. If we submit our initial business combination to our public shareholders for a vote, our sponsor, initial shareholders, directors and officers, as applicable, have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 5,520,835 additional shares, or 31.5% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised), or only one additional share (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised), of the 17,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Our sponsor is the managing member of, and controls, Sponsor HoldCo. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares, private placement units and restricted Class A shares held by Sponsor HoldCo. The non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants, (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares, including but not limited to a private placement of equity or debt.

With certain limited exceptions, the founder shares are not transferable, assignable or salable until 180 days after completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”). Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, initial shareholders, directors and officers with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Except in certain limited circumstances, no member of Sponsor HoldCo (including the non-managing HoldCo investors) may Transfer all or any portion of its membership interests in Sponsor HoldCo. For more information, see “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Redeemable Warrants

Public Shareholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, except as described below. Pursuant to the warrant agreement, a public warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole public warrant may be exercised at a given time by a public warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole public warrant. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the public warrants is then effective and a current prospectus relating thereto is available, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as described. Except as described below, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement.

If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants does not become effective within 60 business days after the closing of our initial business combination, holders of public warrants will have the right, during any period thereafter when there is no such effective registration statement, to exercise the public warrants on a cashless basis. Additionally, if, at the time that a public warrant is exercised, our Class A ordinary shares are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

In the event of a cashless exercise pursuant to the preceding paragraph, each holder would pay the exercise price by surrendering the public warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of public warrants.

Once the public warrants become exercisable, we may redeem the public warrants:

•        in whole and not in part;

•        at a price of $0.01 per public warrant;

•        upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders.

We will not redeem the public warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the public warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or we have elected to require the exercise of the public warrants on a cashless basis as described below. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem warrants even if the holders are otherwise unable to exercise their warrants.

If we call the warrants for redemption as described in this paragraph, our management will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the public warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading day period ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case.

We have established the $18.00 per share (as adjusted) redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 public warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise procedures

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of issued and outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be increased in proportion to such increase in the issued and outstanding Class A ordinary shares. A rights offering made to all holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (1) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (2) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay to all of the holders of Class A ordinary shares a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the public warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of issued and outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share subdivision or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in issued and outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to either of Sponsor HoldCo or its affiliates, without taking into account any founder shares held by Sponsor HoldCo or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and, in the case of the public warrants only, the $18.00 per share redemption trigger prices described above under “— Redemption of public warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the issued and outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of our Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The public warrants will be issued in registered form under the warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants underlying the private placement units or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants under the warrant agreement in any material respect, (b) the terms of the warrants may be amended with the vote or written consent of at least 50% of the then outstanding public warrants and the private placement warrants underlying the private placement units, voting together as a single class, to allow for the warrants to be, or continue to be, as applicable, classified as equity in our financial statements and (c) all other modifications or amendments to our warrant agreement with respect to (i) the public warrants require the vote or written consent of holders of at least 50% of the then outstanding public warrants, and (ii) the private placement warrants underlying the private placement units require the vote or written consent of holders of at least 50% of the then outstanding private placement units. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their public warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Risks Relating to Our Securities — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) underlying the private placement units will not be transferable, assignable or salable until 180 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares,” to our directors and officers and other persons or entities affiliated with the initial purchasers of the private placement units).

The private placement warrants underlying the private placement units are identical to the public warrants sold as part of the units in this offering except that: (i) they will not be redeemable by us; (ii) they (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 180 days after the completion of our initial business combination; (iii) they may be exercised by the holders on a cashless basis and (iv) they (including the ordinary shares issuable upon exercise of the private placement warrants) are entitled to registration rights. With respect to any private placement units held by CCM, Seaport and/or their respective designees, such private placement units will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and the private placement warrants underlying such private placement units will not be exercisable more than five (5) years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8).

Sponsor HoldCo, its permitted transferees, CCM and Seaport and/or their respective designees, as applicable, have the option to exercise the private placement warrants underlying the private placement units on a cashless basis and have certain registration rights described herein.

The private placement warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for each full ordinary share as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the ordinary shares and the issuance of such ordinary shares (or on a cashless basis, if applicable), with respect to any private placement warrant, by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value,” over the warrant price by (y) the Fair Market Value, by certified or official bank check payable to us, for the number of warrants being exercised. The “fair market value” as used in the preceding sentence shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Our redemption rights as described in “— Public Shareholders’ Warrants — Redemption of Public Warrants” shall not apply to the private placement warrants underlying the private placement units.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, subject always to applicable Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase or decrease the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e. a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and if the company and the shareholder agrees to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fails to agree to a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not to be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the scheme meeting and the terms of the arrangement must be ordered and sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it is satisfied that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and we have complied with the statutory provisions as to majority vote;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as an intelligent and honest man, who is a member of the relevant class and acting properly would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to compulsorily transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, within 1 month of the shareholder receiving the statutory squeeze-out notice, however, such objection is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our directors or officers usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes that have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

As used above, “limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting) of the company cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (1) holders of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shares at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Other than as described above, our amended and restated memorandum and articles of association provide that a special resolution must be approved either by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend (in person or by proxy) and vote at a general meeting (i.e. the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. In a vote to transfer the Company by way of continuation out of the Cayman Islands to another jurisdiction (including, but not limited to, the approval of the organizational documents of the company in such other jurisdiction), which requires a special resolution, holders of our Class B ordinary shares will have ten votes for every Class B ordinary share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share and, as a result, our Sponsor will be able to approve any such proposal without the vote of any other shareholder.

Our initial shareholders, who collectively will beneficially own 25% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering; and not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of this offering, (ii) the Class A ordinary shares underlying the private placement warrants and (iii) any Class A ordinary shares issued to our sponsor (or its members or affiliates) upon conversion of working capital loans), may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•        if we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with either of Sponsor HoldCo, our sponsor, our directors or officers, or the non-managing HoldCo investors, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from a valuation or appraisal firm that such a business combination is fair to our shareholders from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        as long as our securities are listed on Nasdaq, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters’ fees and permitted withdrawals on the income earned on the funds held in the trust account);

•        if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares; and

•        we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding shares who, being entitled to do so, attend (in person or by proxy) and vote at a general meeting of the company. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our directors or officers, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Economic Substance — Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s (OECD) Base Erosion and Profit Shifting (BEPS) initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”), as amended from time to time and any regulations, codes of practice, or order promulgated pursuant thereto, based on internationally accepted principles of data privacy.

In this subsection, “we,” “us,” “our” and the “Company” refers to FACT II Acquisition Corp. or our affiliates and/or delegates, except where the context requires otherwise.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•        where this is necessary for the performance of our rights and obligations under any purchase agreements;

•        where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•        where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://freedomac2.com/ or through phone number +1 (212) 618-1798.

Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. Our amended and restated memorandum and articles of association provide that our board of directors will generally hold a three-year term. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible For Future Sale

Immediately after this offering we will have 23,996,458 (or 27,556,177 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding (not including 325,000 restricted Class A shares, which would vest only upon the consummation of the initial business combination). Of these shares, the Class A ordinary shares sold in this offering (17,500,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 20,125,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (5,833,333 founder shares if the underwriters’ over-allotment option is not exercised and 6,708,333 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding private placement units (663,125 units if the underwriters’ over-allotment option is not exercised in full and 722,844 units if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus. The restricted Class A shares will vest upon the consummation of the initial business combination; upon vesting, they will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Class A ordinary shares then issued and outstanding, which will equal 239,802 shares immediately after this offering (or 275,360 if the underwriters exercises their over-allotment option in full); or

•        the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and Sponsor HoldCo will be able to sell its private placement units and, to the extent they vest, restricted Class A shares, pursuant to Rule 144 without registration, one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, (ii) private placement units, Class A ordinary shares underlying the private placement units, private placement warrants underlying the private placement units and the Class A ordinary shares underlying such private placement warrants, (iii) restricted Class A Shares, and (iv) any private placement Class A ordinary shares and/or units that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register our securities held by them for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares, and in the case of the restricted Class A shares, upon vesting after the consummation of the initial business combination). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement provides that we will use our commercially reasonable efforts to effect the registration of the applicable securities after the completion of the initial business combination and prior to the expiration of the applicable lock-up period as described under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares.” Notwithstanding the foregoing, CCM, Seaport and/or their respective designees may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the commencement of sales of this offering and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our Class A ordinary shares, units and public warrants on Nasdaq under the symbols “FACT”, “FACTU” and “FACTW”, respectively. We expect that our units will be listed on Nasdaq promptly on or after the effective date of the registration statement. Following the date the Class A ordinary shares and public warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and public warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

INCOME TAX CONSIDERATIONS

The following is a discussion of Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, Class A ordinary shares and public warrants based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and public warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with FACT II Acquisition Corp. (“the Company”):

1.      that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the Company; OR

2.2    by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

3.      these concessions shall be for a period of twenty years from the date hereof.

U.S. Federal Income Tax Considerations

General

The following is a discussion of material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-half of one redeemable public warrant) that are purchased in this offering by U.S. Holders and Non-U.S. Holders (each as defined below). Because the components of a unit are generally separable at the option of the holder, we intend to treat the holder of a unit, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and the fraction of one public warrant that are the components of the unit.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and public warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion does not address the alternative minimum tax or the application of Section 451(b) of the Code and any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws, nor does it consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of a unit or its components by a prospective investor in light of its particular circumstances, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our shares by vote or value;

•        our founders, sponsor, officers or directors or other holders of our Class B ordinary shares or private placement units;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•        partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (including an entity or arrangement treated as a partnership, or other pass-through entity, for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the entity, and certain determinations made at the partner, member or other beneficial owner level. Partners, members or other beneficial owners of a partnership or other pass-through entity holding our securities are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of our securities.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which could result in U.S. federal income tax consequences different from those discussed below. Accordingly, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-half of one redeemable public warrant to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. This discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the Class A ordinary share and the public warrant that comprise the unit based on their respective relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, each investor is strongly urged to consult with and rely solely upon its own tax advisor regarding the determination of value for these purposes. A holder’s initial tax basis in the Class A ordinary share and the public warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the fraction of one public warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the public warrant based on their respective relative fair market values at the time of disposition. The separation of the Class A ordinary share and the public warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our Class A ordinary shares and public warrants and a holder’s purchase price allocation are not binding on the U.S. Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the Class A ordinary share and the public warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants who or that is for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

Taxation of Distributions

Subject to the PFIC rules discussed below, if we pay distributions to U.S. Holders, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares.

Any distribution paid by us that constitutes a dividend will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Class A Ordinary Shares and Public Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States and certain holding period and other requirements are met, including that we are not classified as a PFIC during the taxable year in which the dividend is paid or the preceding taxable year. It is unclear whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.

Possible Constructive Distributions

The terms of each public warrant provide for an adjustment to the number of Class A ordinary shares for which the public warrant may be exercised or to the exercise price of the public warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the public warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g. through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price of the public warrants) as a result of a distribution of cash to the holders of our Class A ordinary shares which is taxable to the holders of such Class A ordinary shares as a distribution. Such constructive distribution would be subject to tax as if the U.S. Holders of the public warrants received a cash distribution from us equal to the fair market value of such increased interest and would be taxed in a manner similar to distributions to holders of our Class A ordinary shares described herein.

Taxation on the Disposition of Class A Ordinary Shares and Public Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares or public warrants which, in general, would include a redemption of our Class A ordinary shares or public warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized by a U.S. Holder will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or public warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or public warrants based upon the then fair market values of the Class A ordinary shares and the public warrants included in the units) and (2) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or public warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants will generally equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or public warrant, respectively, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Public Warrant” below for a discussion regarding a U.S. Holder’s basis in a Class A ordinary share acquired pursuant to a public warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A ordinary shares or public warrants exceeds one year. It is unclear whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption or Repurchase of Class A Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (in either case referred to herein as a “redemption”), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Class A Ordinary Shares and Public Warrants” above. If the redemption does not qualify as a sale of the Class A ordinary shares, the U.S. Holder will be treated as receiving a distribution from us with the tax consequences described above under “— Taxation of Distributions”. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants) relative to all of our ordinary shares outstanding both before and after such redemption. The redemption of our Class A ordinary shares will generally be treated as a sale or exchange of the Class A ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to a U.S. Holder, (2) results in a “complete termination” of such holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the public warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Because, prior to our initial business combination, the Class A ordinary shares may not be considered voting stock, it is unclear whether this test could be satisfied by a U.S. Holder. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other of our shares (including as a result of owning public warrants). The redemption of our Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise, Lapse or Redemption of a Public Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss on the acquisition of Class A ordinary shares upon the exercise of a public warrant. A Class A ordinary share acquired pursuant to the exercise of certain public warrants for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the public warrants, increased by the amount paid to exercise the warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received upon exercise of the public warrants will commence on the date of exercise of the public warrants or the day following the date of exercise of the public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the public warrants. If a public warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the public warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of our warrants to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized. In either tax-free situation, a U.S. Holder’s tax basis in the Class A ordinary shares received would generally equal the U.S. Holder’s tax basis in the exchanged public warrants. If a cashless exercise is not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the public warrant. If a cashless exercise is treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the public warrants exercised therefor.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s tax basis in such public warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the public warrants exercised (i.e. the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of public warrants.

Subject to the PFIC rules described below, if we redeem public warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants — Redemption of Public Warrants” or if we purchase public warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ — Taxation on the Disposition of Class A Ordinary Shares and Public Warrants.”

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to U.S. Holders that hold shares in a PFIC. A foreign (i.e. non-U.S.) corporation will be classified as a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business (as defined for these purposes), we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. There is uncertainty regarding the application of the PFIC tests described above to any taxable year prior to our start-up year, and there can be no assurance regarding our PFIC status for any such years.

The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year and, possibly, after the close of our two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, moreover, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or public warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely “qualified electing fund” (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares or a mark-to-market election, each as described below, such holder will generally be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or public warrants; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares and public warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our Class A ordinary shares (but not our public warrants) by making a timely and valid QEF election (if eligible to do so) in the first taxable year in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares in which we are classified as a PFIC. If a U.S. Holder makes a timely QEF election with respect to our Class A ordinary shares, such U.S. Holder will be required to include in its income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder may generally make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder may not make a QEF election with respect to its public warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such public warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the public warrants. If a U.S. Holder that exercises such public warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. One type of purging election creates a deemed sale of such shares at their fair market value. Any gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares acquired upon the exercise of the public warrants. U.S. Holders are urged to consult their own tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we may endeavor upon written request by a U.S. Holder to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our Class A ordinary shares or public warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our Class A ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our Class A ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over the adjusted basis in its Class A ordinary shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our public warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We may endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares or public warrants should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares or public warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. In addition, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to comply with either of these reporting requirements and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their own tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect to its Class A ordinary shares will generally not be subject to U.S. federal income tax, unless the dividends (or constructive distributions treated as dividends) are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares and public warrants (including a redemption or cashless exercise of public warrants to the extent such disposition may otherwise be treated as taxable) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) will generally be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated             , 2024, between us, CCM and Seaport, as the representatives of the underwriters (the “representatives”), we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of units shown opposite their names below:

Underwriter	Number of Units
Cohen & Company Capital Markets	14,000,000
Seaport Global Securities LLC	3,500,000
Total	17,500,000

The underwriting agreement provides that, subject to the terms and conditions set forth therein, that the underwriters are obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Commissions

The following table shows the underwriting commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Commissions paid by us	$0.60	$0.60	$10,500,000	$12,075,000

____________

(1)      Including (A) $0.20 per unit sold in the offering, or $3,500,000 in the aggregate (or $4,025,000 if the overallotment option is exercised in full), is payable upon the closing of this offering, of which (i) $0.10 per unit, other than any units sold in connection with the over-allotment option, will be paid to the underwriters in cash, and (ii) $0.10 per unit, or $0.20 per unit sold in connection with the over-allotment option, will be used by the underwriters to purchase private placement units; and (B) up to $0.40 per unit sold in the offering, or up to $7,000,000 in the aggregate (or up to $8,050,000 if the overallotment option is exercised in full) is payable to the underwriters in this offering based on the percentage of funds remaining in the trust account after redemptions of public shares, for deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriters only upon the completion of an initial business combination.

We have agreed to reimburse the underwriters for certain of their accountable and out-of-pocket costs for this offering up to an aggregate expense allowance of $50,000.

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

Pricing of the Offering

We have been advised by the representatives that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $             per unit and the dealers may re-allow a concession not in excess of $             per unit to other dealers. After the initial offering of the units, the representatives may change the offering price and other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any units outside the United States may be made by affiliates of the underwriters.

Over-allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,625,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, the underwriters must purchase a number of additional units approximately proportionate to its initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Private Placement Units

CCM is expected to commit to purchase an aggregate of 178,500 (or 226,275 if the underwriters’ over-allotment option is exercised in full) private placement units for an aggregate purchase price of $1,785,000 (or $2,262,750 if the underwriters’ over-allotment option is exercised in full), or $10.00 per unit, in the private placement that will occur simultaneously with the completion of this offering. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The private placement units are identical to the units being sold in this offering except as described elsewhere in this prospectus. The private placement units and underlying ordinary shares and warrants have been deemed compensation by FINRA and are therefore subject to lock-up, registration and termination restrictions. Pursuant to FINRA Rule 5110(e), the private placement units purchased by CCM, Seaport and/or their respective permitted designees may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any member participating in the offering and the officers or partners, registered persons or affiliates thereof except as permitted by FINRA Rule 5110(e)(2). In addition, for as long as the private placement warrants underlying the placement units are held by CCM, Seaport and/or their respective permitted designees, they may not be exercised after five years from the commencement of sales of this offering. CCM, Seaport and/or their respective permitted designees will have resale registration rights, but may not exercise its demand and “piggy back” registration rights beyond five (5) and seven (7) years, respectively, after the commencement of sales of this offering and may not exercise its demand rights on more than one occasion.

Lock-up

We, our sponsor, Sponsor HoldCo, our three independent directors and our Executive Chairman have agreed that, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (2) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the Class A ordinary shares issuable upon exercise of the warrants and the founder shares; (3) issue and sell private placement warrants; (4) issue and sell Class A Ordinary shares that shall not initially be registered under the Securities Act; and (5) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our sponsor and initial shareholders have agreed not to transfer, assign or sell any of their founder shares until 180 days after completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”). Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, initial shareholders, directors and officers with respect to any founder shares.

The private placement units, the private placement warrants included in the private placement units, and the respective Class A ordinary shares underlying such private placement units and private placement will not be transferable, assignable or saleable until 180 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”).

The restricted Class A shares will not be transferable, assignable or saleable until 90 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”).

Except in certain limited circumstances, no member of our Sponsor Holdco may transfer all or any portion of its membership interests in Sponsor Holdco. For more information, see “Principal Shareholders — Transfers of Founder Shares, Private Placement Units and Restricted Class A Shares”.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representatives. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

Expressions of Interest

Seven non-managing HoldCo investors have expressed to us an interest in purchasing up to an aggregate of approximately $115 million of the units in this offering at the offering price (assuming the exercise in full of the underwriters’ over-allotment option). While there is no limit on the number of units to be sold in this offering that may be purchased by any of the non-managing HoldCo investors, none of the non-managing HoldCo investors has expressed to us an interest in purchasing more than 9.9% of the units to be sold in this offering. Units sold in this offering purchased by the non-managing HoldCo investors would not be subject to contractual lock-up limitations.

Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units allocated to it, Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares held by Sponsor HoldCo. The non-managing HoldCo investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued membership interests in Sponsor HoldCo, with no right to control Sponsor HoldCo or vote or dispose of any securities held by Sponsor HoldCo, including the founder shares and the private placement units held by Sponsor HoldCo. The interests of the members of Sponsor HoldCo are denominated in three classes of membership interest units: (i) class A membership units representing interests in the founder shares, (ii) class B membership units that will represent an interest in the private placement units, and (iii) class C membership units that will represent an interest in the restricted Class A shares. The class B membership units are further subdivided into two series: (i) class B-1 membership units that will represent an interest in the private placement units and which will be subject to forfeiture and amendment, and (ii) class B-2 membership units that will represent an interest in the private placement units and which will not be subject to forfeiture and amendment. Our sponsor, as managing member, will hold membership units representing its proportional interest in the founder shares. Any non-managing HoldCo investor that may join Sponsor HoldCo concurrently with this offering will hold membership units representing their proportional interest in the founder shares and private placement units, and certain members of Sponsor HoldCo will also hold membership units representing their proportional interest in the restricted Class A shares. While the non-managing HoldCo investors would have an interest in our completion of an initial business combination, pursuant to an agreement of all members of Sponsor HoldCo, the management and control of Sponsor HoldCo is vested exclusively with the sponsor, as the managing member of Sponsor HoldCo, without any voting, veto, consent or other participation rights by any non-managing HoldCo investors regardless of their unit ownership. All matters submitted to a vote by the sponsor as the managing member of Sponsor HoldCo will require the affirmative vote of 51.0% of the class A membership units held only by the sponsor, without regard to any membership interests held by any non-managing HoldCo investors. As a result of this management structure, non-managing HoldCo investors will have no right to control Sponsor HoldCo, or participate in any decision regarding the disposal of any security held by Sponsor HoldCo, or otherwise. Further, unlike certain arrangements of other blank check companies, the non-managing HoldCo investors are not required to (i) hold any units, Class A ordinary shares or public warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing HoldCo investors will have the same rights to the funds held in the trust account with respect to the Class A ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the non-managing HoldCo investors will acquire any units, either directly or indirectly, in this offering, or as to the amount of the units the non-managing HoldCo investors will retain, if any, prior to or upon the consummation of our initial business combination. Because these expressions of interest are not binding agreements or commitments to purchase, non-managing HoldCo investors may determine to purchase a different number or no units in this offering. In addition, the underwriters have full discretion to allocate the units to investors and may determine to sell a different number or no units to the non-managing HoldCo investors. If a majority of the units sold in this offering are purchased by the non-managing HoldCo investors then it may have a material impact on other public shareholders given the potential conflict of interest for the non-managing HoldCo investors. Please see the section titled “Risk Factors — Risks Relating to Sponsor HoldCo, our Sponsor and Management Team” for more information. The underwriters will receive the same upfront discounts and commissions and deferred underwriting commissions on units purchased by the non-managing HoldCo investors, if any, as they will on the other units sold to the public in this offering. In addition, none of the non-managing HoldCo investors has any obligation to vote any of its public shares in favor of our initial business combination. In the event that the non-managing HoldCo investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because the non-managing HoldCo investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing HoldCo investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing HoldCo investors will vote on any business combination.

The underwriters will receive the same underwriting discount on any units purchased by these entities as they will on any other units sold to the public in this offering. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The representatives’ affiliates will not receive any economic or other interest in Sponsor Holdco or our sponsor.

Listing

We expect our units to be listed on Nasdaq, under the symbol “FACTU” commencing on or promptly after the date of this prospectus, and, once the Class A ordinary shares and public warrants begin separate trading, to have our Class A ordinary shares and public warrants listed on Nasdaq under the symbols “FACT” and “FACTW”, respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Deferred Underwriting Commissions

If we do not complete our initial business combination within the required timeframe and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (less taxes payable), to the public shareholders.

Stabilization and Other Transactions

The underwriters pursuant to Regulation M under the Exchange Act may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our units in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which it may purchase units through the over-allotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Market Making

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

Other Terms

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination. As of the date of this prospectus, the underwriters have not been engaged by us to provide services in connection with the business combination.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so, but may engage the underwriters to provide services in connection with the business combination in the future, as described below. Upon consummation of this offering, the funds will be deposited into a U.S. based trust account with Odyssey Transfer and Trust Company acting as trustee. Additionally, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33 – 105 Underwriting Conflicts (“NI 33 – 105”). Pursuant to section 3A.3 of NI 33 – 105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33 – 105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45 – 106 Prospectus

Exemptions (“NI 45 – 106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31 – 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45 – 501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45 – 107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•        a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•        a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•        a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)     to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•        to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•        where no consideration is given for the transfer;

•        where the transfer is by operation of law;

•        as specified in Section 276(7) of the SFA; or

•        as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)   in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Cayman Islands

No offer or invitation, whether directly or indirectly, to subscribe for securities may be made to the public in the Cayman Islands.

LEGAL MATTERS

Paul Hastings LLP, Washington, District of Columbia, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Conyers Dill & Pearman LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to ordinary shares and matters of Cayman Islands law. In connection with this offering, Greenberg Traurig P.A., Miami, Florida, is acting as counsel to the underwriters.

EXPERTS

The financial statements of FACT II Acquisition Corp. as of July 12, 2024 and for the period from June 19, 2024 (inception) through July 12, 2024 have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://freedomac2.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

FACT II ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of
FACT II Acquisition Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of FACT II Acquisition Corp. (the “Company”) as of July 12, 2024, and the related statements of operations, changes in shareholder’s deficit, and cash flows for the period from June 19, 2024 (inception) through July 12, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 12, 2024, and the results of its operations and its cash flows for the period June 19, 2024 (inception) through July 12, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024.

New York, New York
August 16, 2024, except for disclosures included in Notes 1, 4, 6, and 7, as to which the date is November 18, 2024

FACT II ACQUISITION CORP.
BALANCE SHEET
JULY 12, 2024

ASSETS
Current asset – cash	$25,000
Deferred offering costs	280,396
TOTAL ASSETS	$305,396

LIABILITIES AND SHAREHOLDER’S DEFICIT
Accrued expenses	$11,304
Accrued offering costs	280,396
Advance from related party	19,795
TOTAL LIABILITIES	311,495

Commitments and contingencies (Note 6)

SHAREHOLDER’S DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,708,333 shares issued and outstanding(1)	671
Additional paid-in capital	24,329
Accumulated deficit	(31,099)
TOTAL SHAREHOLDER’S DEFICIT	(6,099)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$305,396

____________

(1)      Includes an aggregate of up to 875,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (Note 7).

The accompanying notes are an integral part of these financial statements.

FACT II ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 19, 2024 (INCEPTION) THROUGH JULY 12, 2024

Formation, general and administrative costs	$31,099
Net loss	$(31,099)
Weighted average Class B ordinary shares outstanding, basic and diluted(1)	5,833,333
Basic and diluted net loss per Class B ordinary share	$(0.01)

____________

(1)      Excludes an aggregate of up to 875,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (Note 7).

The accompanying notes are an integral part of these financial statements.

FACT II ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
FOR THE PERIOD FROM JUNE 19, 2024 (INCEPTION) THROUGH JULY 12, 2024

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount
Balance – June 19, 2024 (inception)	—	$—	$—	$—	$—
Sale of Class B Ordinary shares to Sponsor(1)	6,708,333	671	24,329	—	25,000
Net loss	—	—	—	(31,099)	(31,099)
Balance – July 12, 2024	6,708,333	$671	$24,329	$(31,099)	$(6,099)

____________

(1)      Includes an aggregate of up to 875,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (Note 7).

The accompanying notes are an integral part of these financial statements.

FACT II ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 19, 2024 (INCEPTION) THROUGH JULY 12, 2024

Cash flows from operating activities:
Net loss	$(31,099)
Adjustment to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	19,795
Changes in operating assets and liabilities:
Accrued expenses	11,304
Net cash used in operating activities	—

Cash Flows from Financing Activities:
Proceeds from sale of Ordinary shares to Sponsor	25,000
Net cash provided by financing activities	25,000

Net Change in Cash	25,000
Cash – Beginning of period	—
Cash – End of period	$25,000

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$280,396

The accompanying notes are an integral part of these financial statements.

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

FACT II Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 19, 2024. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of July 12, 2024, the Company had not commenced any operations. All activity for the period from June 19, 2024 (inception) through July 12, 2024 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

On June 19, 2024, FACT II Acquisition Parent LLC, a Cayman Islands limited liability company (which is referred to as the “Sponsor” or the “FACT Sponsor”), formed FACT II Acquisition LLC, a Cayman Islands limited liability company (which is referred to as “Sponsor HoldCo”), through which the Sponsor (i) holds its founder shares (as defined below) and (ii) has committed to purchase Private Placement Units.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 17,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3.

Additionally, the Sponsor is expected to commit to purchase an aggregate of 440,000 units (“Private Placement Units”) at a price of $10.00 per unit ($4,400,000 in the aggregate) in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Such commitment is expected to be comprised of (i) a direct commitment by the Sponsor to purchase 17,500 Private Placement Units at a price of $10.00 per unit ($175,000 in the aggregate), and (ii) a commitment through Sponsor HoldCo to purchase (a) an aggregate of 260,000 private placement units at a price of $10.00 per unit and (b) 162,500 private placement units and 325,000 restricted Class A ordinary shares, par value $0.0001 per share, of the Company, which shares would vest only upon the consummation of the initial Business Combination (each, a “restricted Class A share”, such restricted shares collectively, the “restricted Class A shares”, the restricted Class A shares together with the private placement units collectively, the “private placement securities”, and two restricted Class A shares together with a Private Placement Unit, each a “private placement security”), at a combined price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price. Cohen & Company Capital Markets (“CCM”) is expected to commit to purchase an aggregate of 178,500 Private Placement Units (or 226,275 Private Placement Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Additionally, Seaport Global Securities LLC (“Seaport”) is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.05 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Securities, will be held in a trust account (“Trust Account”) and invested or held either (i) in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below. No later than 18 months after the closing of the Proposed Public Offering (or 24 months from the closing of the Proposed Public Offering if the Company has executed a definitive agreement for an initial business combination within 18 months from the Proposed Public Offering), the amounts held in the Trust Account will be held as cash or cash items, including in demand deposit accounts.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.05 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, Sponsor HoldCo has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

Sponsor HoldCo has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination.

The Company will have until 18 months from the closing of the Proposed Public Offering (or 24 months from the closing of the Proposed Public Offering if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the Proposed Public Offering) (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Sponsor HoldCo has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if Sponsor HoldCo acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the initial amount held in the Trust Account ($10.05).

Sponsor HoldCo has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.05 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor HoldCo will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Sponsor HoldCo will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of July 12, 2024, the Company had $25,000 cash and a working capital deficit of $80,043. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of July 12, 2024, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

that the Company has access to funds from Sponsor HoldCo, that are sufficient to fund the working capital needs of the Company. The Company cannot assure that its plans to raise capital or to consummate an Initial Business Combination will be successful. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of July 12, 2024.

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are directly related to the Proposed Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares will be charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants will be charged to shareholder’s deficit as Public and Private Placement Warrants after management’s evaluation will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of July 12, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 875,000 ordinary shares that are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 5). At July 12, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation (FDIC) limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Warrant Instruments

The Company will account for the Public and Private Warrants sold as part of the Private Placement Units, to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public or Private Warrants currently outstanding as of July 12, 2024.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 17,500,000 Units (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4 — PRIVATE PLACEMENT

The Sponsor, CCM and Seaport have committed to purchase an aggregate of 663,125 (or 722,844 units if the underwriters’ over-allotment option is exercised in full) Private Placement Units, which include Private Placement Warrants to purchase an aggregate of 331,563 Class A ordinary shares (or 361,422 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) at $11.50 per share, and 325,000 Restricted Private Placement Shares, at a combined price of $10.00 per unit, reflecting the issuance of restricted Class A shares at no additional price, or $6,631,250 in the aggregate (or $7,228,440 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of the Proposed Public Offering. The Sponsor has agreed to purchase 440,000 Private Placement Units and 325,000 Restricted Private Placement Shares at a combined price of $10.00 per Private Placement Security, or $4,400,000 in the aggregate, reflecting the issuance of restricted Class A shares at no additional price, and CCM and Seaport, the representatives of the underwriters, have agreed to purchase an aggregate of 223,125 Private Placement Units (or 282,844 Private Placement Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, or $2,231,250 in the aggregate (or $2,828,440 if the underwriters’ over-allotment option is exercised in full).

The Restricted Private Placement Shares are designated as Class A ordinary shares and are identical to the Class A ordinary shares included in the Units being sold in the Proposed Public Offering, and holders of Restricted Private Placement Shares have the same shareholder rights as public shareholders, except that the Restricted Private Placement Shares: (1) will vest upon the consummation of a Business Combination; (2) are not be transferable, assignable or salable until 90 days after the completion of a Business Combination, and (3) are entitled to registration rights.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On June 19, 2024, the Sponsor made a capital contribution of $25,000 in consideration for 6,708,333 Class B ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 875,000 shares subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will collectively represent 25% of the Company’s issued and outstanding shares upon the completion of the Proposed Public Offering.

Sponsor HoldCo has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until 180 days after completion of the Company’s initial Business Combination.

Advance from Related Party

As of July 12, 2024, the Company owes a related party $19,795 for expenses which they have paid on the Company’s behalf. The amount is due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, either of Sponsor HoldCo, the Sponsor, any of their respective affiliates or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the Class A ordinary share or unit upon the consummation of the initial Business Combination at lender’s discretion, up to $2,000,000 of such Working Capital Loans for each such person may be convertible into a price of $10.00 per Class A ordinary share or unit, as applicable, at the option of the lender. Such Class A ordinary shares would be identical to the Private Placement Shares, and such units would be identical to the Private Placement Units. As of July 12, 2024, there are no Working Capital Loans outstanding.

NOTE 6 — COMMITMENTS

Registration Rights

The holders of the (i) founder shares, (ii) Private Placement Units, Class A ordinary shares underlying the Private Placement Units, private placement warrants underlying the Private Placement Units and the Class A ordinary shares underlying such private placement warrants, (iii) restricted Class A shares, and (iv) any private placement units that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register its securities held by them for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares, and in the case of the restricted Class A shares, upon vesting after the consummation of the initial Business Combination). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain piggy-back registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement provides that we will use our commercially reasonable efforts to effect the registration of the applicable securities after the completion of the initial business combination and prior to the expiration of the applicable lock-up period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $3,500,000 in the aggregate (or $4,025,000 if the overallotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of (i) $0.40 per Unit sold in the offering of the Proposed Public Offering, or $7,000,000 in the aggregate (or $8,050,000 if the overallotment option is exercised in full), payable based on the percentage of funds remaining in the trust account after redemptions of public shares, .solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 6 — COMMITMENTS (cont.)

registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption as described in this paragraph, its management will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the public warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by its board of directors and, in the case of any such issuance to either of Sponsor HoldCo or its affiliates, without taking into account any Founder Shares held by Sponsor HoldCo or such affiliates, as applicable, prior to such issuance)

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 6 — COMMITMENTS (cont.)

(the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its Initial Business Combination on the date of the completion of its Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and, in the case of the Public Warrants only, the $18.00 per share redemption trigger prices described below under “Redemption of public warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants sold as part of the Private Placement Units will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable.

NOTE 7 — SHAREHOLDER’S DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At July 12, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At July 12, 2024, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At July 12, 2024, there were 6,708,333 Class B ordinary shares issued and outstanding (see Notes 5 and 8), of which an aggregate of up to 875,000 shares are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Only holders of Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of all ordinary shares issued and outstanding upon the completion of the Proposed Public Offering (not including (i) any Class A ordinary shares, subject to vesting and any other restrictions, issued or deemed issued to Sponsor HoldCo (or its members or affiliates) in connection with the consummation of the Proposed Public Offering, (ii) the Class A ordinary shares underlying the Private Placement Warrants, (iii) any Class A ordinary shares issued to the Sponsor (or its members or affiliates) upon conversion of working capital loans, and (iv) any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares, including but not limited to a private placement of equity or debt.

FACT II ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JULY 12, 2024

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 18, 2024, the date that the financial statements were available to be issued. Based upon this review, other than as may be noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On August 6, 2024, Sponsor HoldCo transferred 30,000 Founder Shares to each of the independent directors and 130,000 Founder Shares to the Executive Chairman (an aggregate of 220,000 founder shares) at $0.0037 per share.

17,500,000 Units

FACT II Acquisition Corp.

______________________

PROSPECTUS

          , 2024

______________________

Lead Book-Running Manager

Cohen & Company Capital Markets

Joint Book Runner

Seaport Global Securities

Until            , 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$300,000
Accounting fees and expenses	90,000
Printing and engraving expenses	27,000
SEC and FINRA expenses	70,000
Roadshow expenses	5,000
Exchange listing fees	80,000
Miscellaneous expenses	50,000
Total offering expenses	$622,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On July 12, 2024, Sponsor HoldCo paid $25,000, or approximately $0.0037 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 6,708,333 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Prior to this initial investment in us by the Sponsor HoldCo, we had no assets, tangible or intangible. Our sponsor holds its founder shares through Sponsor HoldCo. On August 6, 2024, Sponsor HoldCo transferred 30,000 founder shares to each of our independent directors and 130,000 founder shares to our Executive Chairman (an aggregate of 220,000 founder shares), in each case at their original purchase price. Sponsor HoldCo has agreed to reserve 20,000 founder shares to transfer and sell to our Senior Advisor, following the consummation of an initial business combination, in consideration for advisory services to be provided by such senior advisor of the Company in connection with the initial business combination.

Our sponsor is expected to commit to purchase, through Sponsor HoldCo, an aggregate of (i) 260,000 private placement units at a price of $10.00 per unit and (ii) 162,500 private placement units and 325,000 restricted Class A shares, which shares would vest only upon the consummation of the initial business combination, at a combined purchase price of $10.00 per private placement security ($4,225,000 in the aggregate), reflecting the issuance of restricted Class A shares at no additional price, in each case in a private placement that will close simultaneously with the closing of this offering.

Our sponsor is additionally expected to commit to purchase 17,500 private placement units at a price of $10.00 per unit ($175,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering.

CCM is expected to commit to purchase an aggregate of 178,500 private placement units (or 226,275 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($1,785,000 in the aggregate, or $2,262,750 in the aggregate if the overallotment option is exercised in full) in such private placement. Additionally, Seaport is expected to commit to purchase an aggregate of 44,625 private placement units (or 56,569 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit ($446,250 in the aggregate, or $565,690 in the aggregate if the overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Subject to each non-managing HoldCo investor purchasing, indirectly through Sponsor HoldCo, the private placement units or private placement securities, as applicable, allocated to it Sponsor HoldCo will issue membership interests at a nominal purchase price to the non-managing HoldCo investors reflecting interests in an aggregate of 6,468,333 founder shares and 325,000 restricted Class A shares, as applicable, held by Sponsor HoldCo. This issuance of the private placement units and restricted Class A shares will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association dated June 19, 2024
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2#	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Odyssey Transfer and Trust Company and the Registrant
5.1*	Opinion of Conyers Dill & Pearman LLP (Cayman)
5.2*	Opinion of Paul Hastings LLP
10.1#	Subscription Agreement, dated July 12, 2024, between the Registrant and FACT II Acquisition LLC
10.2*	Form of Letter Agreement among the Registrant, its directors and officers and FACT II Acquisition LLC
10.3*	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Form of Private Placement Units and Restricted Shares Subscription Agreement between the Registrant and FACT II Acquisition LLC
10.6*	Form of Indemnity Agreement
10.7*	Form of Private Placement Units Subscription Agreement between the Registrant and Cohen & Company Capital Markets
10.8*	Form of Private Placement Units Subscription Agreement between the Registrant and Seaport Global Securities LLC
10.9*	Form of Private Placement Units Subscription Agreement between the Registrant and FACT II Acquisition Parent LLC
14#	Form of Code of Ethics and Business Conduct
23.1*	Consent of WithumSmith+Brown, PC

Exhibit	Description
23.2*	Consent of Conyers Dill & Pearman LLP (Cayman) (included in Exhibit 5.1)
23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.2)
24#	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1#	Form of Clawback Policy
99.2#	Consent of Nell Cady-Kruse, Director Nominee
99.3#	Consent of James Rallo, Director Nominee
99.4#	Consent of Hella Alashkar, Director Nominee
107#	Filing Fee Table

____________

*        Filed herewith.

#        Previously filed.

(b)    Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of November, 2024.

FACT II Acquisition Corp.
By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Adam Gishen	Chief Executive Officer	November 21, 2024
Adam Gishen	(Principal Executive Officer) and Director
/s/ Min Lee	Chief Financial Officer	November 21, 2024
Min Lee	(Principal Financial and Accounting Officer)
/s/ Robert Rackind	Executive Chairman	November 21, 2024
Robert Rackind

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of FACT II Acquisition Corp., in the City of New York, State of New York, on the 21st day of November, 2024.

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer (Principal Executive Officer)